As filed with the Securities and Exchange Commission on June 22, 2018

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June 22, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Platform Ventures Diversified Housing REIT, LLC

Sponsored by

Platform Ventures, LLC

Maximum Offering of $50,000,000—Minimum Offering of $5,000,000

Platform Ventures Diversified Housing REIT, LLC (“we,” “our,” “us” or the “Company”) is a newly organized Delaware limited liability company expected to primarily acquire and manage a diverse portfolio of multi-tenant rental housing properties. We intend to use substantially all of the net proceeds from this offering to acquire, manage and structure a diverse portfolio of stabilized, income-oriented, multi-tenant rental housing properties in the United States. We may also invest, to a limited extent, in select real estate loans, real estate debt securities, and other real estate-related assets with exposure to the multi-tenant rental housing sector. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership, PVDH Operating Partnership, LP, a Delaware limited partnership (our “Operating Partnership”), either directly or through its subsidiaries, and we will be the sole general partner of our Operating Partnership. Additionally, we will contribute the net proceeds from this offering (including the private placements to our Sponsor) to our Operating Partnership in exchange for units of limited partnership interest in our Operating Partnership (“OP Units”).

We are externally managed by PVDH Manager, LLC (our “Manager”). Our Manager is a relying adviser and a wholly-owned subsidiary of Platform Investments, LLC, an investment adviser registered with the Securities and Exchange Commission (the “SEC”), and a wholly-owned subsidiary of Platform Ventures, LLC (our “Sponsor”). As a relying adviser of Platform Investments, LLC, our Manager’s provision of services to us must be conducted in accordance with the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the rules and regulations thereunder. SEC registration does not imply a certain level of skill or training. We intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2018.

We are offering up to $50,000,000 of our common shares, which represent limited liability company interests in our Company. We are offering to sell any combination of two classes of common shares, Class A shares and Class D shares. The per share purchase price for both classes of our common shares will be $10.00 per share from the date we first admit investors as shareholders of the Company through the end of the calendar month that follows the 12-month period following that date (the “Introductory Period”); however, the first $5,000,000 of shares sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share price for each class will be adjusted each month and will equal the then-current net asset value (“NAV”), divided by the number of common shares of the Company outstanding as of the end of the prior month on a fully-diluted basis, including outstanding OP Units (“NAV per share”).

The difference between the two share classes relates to the monthly shareholder servicing fees applicable only to Class D shares, the categories of investors eligible to purchase each class, and the minimum initial investment amount for each class. The minimum initial investment in our Class D shares is $25,000. The minimum initial investment in our Class A shares is $1,000,000 if purchased directly by an investor, and $25,000 if purchased through an investment adviser. We may accept lower investments at the discretion of our Manager.

We intend to acquire from affiliates of our Sponsor interests in two pre-identified properties (the “Seed Assets”) as follows:

Property Name	Location	Property Type	Units	Interest to be Acquired	Projected Company Equity Investment at Close		Current Owner	Notes
Domain	Lenexa, KS	Multi-family	200 units	64.71% JV Interest	$ 7,820,966	(1)	Sponsor Affiliate	Warehoused by Sponsor for the Company
Orchard Corners	Lawrence, KS	Student Housing	64 units/ 189 beds	100.0% Fee Interest	$ 2,218,069	(2)	Sponsor Affiliate	Warehoused by Sponsor for the Company

(1) Assumes a projected acquisition date of August 1, 2018, and includes the Warehousing Fee and Acquisition Fee applicable to the Seed Assets.

(2) Assumes a projected acquisition date of September 1, 2018, and includes the Warehousing Fee and Acquisition Fee applicable to the Seed Assets.

After acceptance of subscriptions equal to the Domain equity investment required at close, which is estimated to be $7,820,966, the Company intends to first acquire the Domain property, and subsequently acquire Orchard Corners. The Sponsor is the indirect 100% owner and manager of both the entities that hold the Seed Assets, as well as the entity that intends to provide the bridge loan. The Sponsor is also the indirect 100% owner and will control the Manager of the Company. Although no definitive agreement for the acquisition or bridge financing is currently in place, the Sponsor has the power and intention to initiate and approve the acquisitions of the Seed Assets and bridge financing.

For a more complete description of the Seed Assets, see the section entitled “Business and Properties.” If we have not yet raised sufficient proceeds at the time we have met the minimum threshold of at least $5,000,000 in offering proceeds (the “Minimum Threshold”) to fund the entire cash portion of the purchase price of the Seed Assets, we will fund any shortfall through a bridge loan funded by an affiliate of our Sponsor. As additional proceeds are raised pursuant to this offering, such proceeds will be used to repay the bridge loan until it is paid in full.

Our Sponsor has committed to purchase 5.0% of the outstanding equity of the Company, which will generally be invested pro rata as offering proceeds are raised. Our Sponsor will purchase at least $250,000 of our Class A shares in a private placement once we receive subscriptions equal to the Minimum Threshold. Thereafter, our Sponsor will continue to fund pro rata (5.0%) each month alongside investors up to a cap of $2.5 million, or more in its discretion. Notwithstanding the foregoing, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold.

Although we do not intend to list our shares for trading on an exchange or other trading market, in an effort to provide our shareholders with liquidity in respect of their investment in our shares, we will adopt a share repurchase plan in connection with this offering whereby, subject to certain limitations, shareholders may request on a quarterly basis that we repurchase all or any portion of their shares. We may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular quarter, in our Manager’s discretion, subject to any limitations in the share repurchase plan. The repurchase price per share for each class will be equal to the offering price for subscriptions received during the first month of the quarter, subject to deductions for certain early repurchases and an amount equal to the reasonable administrative costs incurred in connection with the redemption request.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 32 to read about the more significant risks you should consider before buying our common shares. These risks include the following:

•	We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s-length basis, and, therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

•	We have no prior operating history. Therefore, there is no assurance that we will achieve our investment objectives.

•	Some of our Sponsor’s executive officers and key real estate professionals currently are, or may in the future also be, officers, directors, managers, and/or key professionals of its affiliates that act as managers of other investment vehicles. As a result, they may face conflicts of interest, including time constraints, allocation of investment opportunities, and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our Sponsor.

•	Our Sponsor may in the future sponsor other investment vehicles that compete with us, and our Sponsor does not have an exclusive management arrangement with us; however, our Sponsor has adopted a policy for allocating investments between different entities that it sponsors with similar investment strategies.

•	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $5,000,000 of subscriptions for our common shares. This amount, combined with the commitment from our Sponsor to purchase 5.0% of the outstanding equity of the Company, pro rata as offering proceeds are raised, will result in a total minimum amount of $5,250,000 in equity to begin operations.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•	Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are publicly traded, if ever, you may not sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•	Our investments in multi-tenant rental housing properties and other select real estate-related assets are subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with real estate investment generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total Minimum			Total Maximum
Gross offering proceeds	$9.75 - 10.00		$5,000,000	(4)		$50,000,000
Public offering price, Class A shares (1)	$9.75 - 10.00	$			$
Public offering price, Class D shares (1)	$9.75 - 10.00	$			$
Underwriting discounts and commissions (2)	$—		$—			$—
Proceeds to us from this offering to the public (before expenses)	$9.75 - 10.00		$5,000,000	(4)		$50,000,000
Proceeds to us from the private placements to our Sponsor and its affiliate (before expenses)	$9.75 - 10.00		$250,000	(5)		$2,500,000	(5)
Total proceeds to us (before expenses) (3)	$9.75 - 10.00		$5,250,000			$52,500,000

(1)	The price per share shown was arbitrarily determined by our Manager and will apply through the end of the Introductory Period. Furthermore, the first $5,000,000 sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, our price per share for each class will be adjusted monthly and will be equal to the NAV per share for such class as of the end of the prior month.

(2)	Investors will not pay upfront selling commissions in connection with the purchase of our common shares. Our shares may be purchased directly from us through our website at www.realtyclub.com. We also intend to sell our shares through North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer; however, any required commissions to North Capital or any other broker-dealers that we may use from time to time, will not be paid by, or charged to, us or our shareholders. Our Manager will pay a fee equal to 0.50% of the equity raised in this offering to North Capital as well as a flat fee of $10,000 related to due diligence performed by North Capital. In addition, our Manager will pay licensing and servicing fees to North Capital pursuant to a software and services license agreement between North Capital and our Manager.

(3)	We will reimburse our Manager for formation and offering expenses, including expenses associated with marketing this offering, which are expected to be approximately $1,000,000. This reimbursement will compensate our Manager for expenses incurred for third-party legal, accounting, marketing and other similar services and expenses. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from this offering. Any excess costs will be rolled forward to subsequent months until paid in full. See “Management Compensation” for a description of additional fees and expenses that we will pay to our Manager.

(4)	This is a “best efforts” offering. We will not accept investors’ funds and admit investors as shareholders until we have received subscriptions for $5,000,000 of common shares in any combination of Class A or Class D shares within 12 months. Investors’ funds will be revocable and will remain at the investors’ bank/financial institution until the Minimum Threshold is met. If we do not receive subscriptions for $5,000,000 of shares within 12 months, we will cancel the offering and release all investors from their commitments. Our Sponsor may in its discretion acquire Class A shares to permit us to meet the Minimum Threshold. See “How to Subscribe.”

(5)	Our Sponsor has committed to acquire at least $250,000 of our Class A shares once we receive subscriptions equal to the Minimum Threshold. Thereafter, our Sponsor will continue to purchase 5.0% of our outstanding equity up to a cap of $2.5 million, or more in its discretion. Notwithstanding the foregoing, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold. All such initial shares purchased by our Sponsor will be at the same $9.75 per share price paid by other investors in connection with meeting the Minimum Threshold.

We will offer our common shares in this offering through www.realtyclub.com, an online investment platform owned and operated by Platform Technologies, LLC, an affiliated company of our Sponsor (the “RealtyClub Platform”). Our Class D shares will be available to investors who purchase directly from us on the RealtyClub Platform without a financial adviser. Our Class A shares may only be purchased through an investor’s registered investment adviser or by making a minimum investment of at least 100,000 common shares.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is [*]

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our monthly NAV per share amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the RealtyClub Platform website, www.realtyclub.com. The contents of the RealtyClub Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Sponsor and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are publicly traded on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10.0% of the greater of their annual income or net worth (for natural persons), or 10.0% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1.0 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Q:	What is Platform Ventures Diversified Housing REIT, LLC?

A:

We were newly organized as a Delaware limited liability company primarily to acquire, invest in, and manage a diverse portfolio of stabilized, income-oriented, multi-tenant rental housing properties in the United States, generally in states west of the Mississippi and, to a lesser extent, invest in real estate debt and other real estate-related assets within the same multi-tenant asset class. Upon our acceptance of investor subscriptions meeting our Minimum Threshold, or shortly thereafter, we plan to acquire from affiliates of our Sponsor interests in the two pre-identified Seed Assets (a multi-family property in Kansas and a student housing property in Kansas) described under “Offering Summary—Our Seed Assets” and the section entitled “Business and Properties.” We expect that over time our portfolio will become more diverse through the acquisition of multiple properties, including investments in market-rate multi-family apartments, affordable/income restricted multi-family apartments, condominium conversions/deconversions, manufactured housing, student housing, and senior living (including assisted living, independent living, senior acute care, memory care, age-restricted properties and rehabilitation living properties).

We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We may also invest in non-distressed public and private real estate debt and real estate-related securities that have exposure to multi-tenant rental housing property types including, but not limited to, collateralized mortgage-backed securities (“CMBS”), mortgages, loans, mezzanine, and other forms of debt, and may also include preferred equity. Investments in these securities will be limited to less than 25.0% of our total asset value. Additionally, while we do not intend to focus on investments in common or preferred stock in public equity REITs or other real estate-related companies with a focus on multi-tenant rental housing properties, we may make such investments from time to time if we feel more liquid positions are needed. Investments in these securities will not exceed 10.0% of our total asset value.

The use of the terms the “Company,” “we,” “us,” or “our” in this offering circular refer to Platform Ventures Diversified Housing REIT, LLC and our Operating Partnership unless the context indicates otherwise.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

• combines the capital of many investors to acquire or provide financing for a portfolio of real estate investments under professional management;

• is able to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended, the Code, for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the distributions it pays and not subject to federal corporate income taxes on its net income that is distributed to its shareholders. This treatment substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

• generally pays distributions to investors of at least 90.0% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We expect to elect to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2018.

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Q:	Who chooses which investments you make?

A:	We are externally managed by PVDH Manager LLC (our “Manager”). Our Manager is a relying adviser and a wholly-owned subsidiary of Platform Investments, LLC, an investment adviser registered with the SEC, and a wholly-owned subsidiary of Platform Ventures, LLC (our “Sponsor”). As a relying adviser of Platform Investments, LLC, our Manager’s provision of services to us must be conducted in accordance with the Advisers Act and the rules and regulations thereunder. Registration with the SEC does not imply a certain level of skill or training. Our Manager will make all of our investment decisions.

Q:	Who is Platform Ventures, LLC?

A:	Platform Ventures, LLC is our Sponsor and the parent company of our Manager. Our Sponsor is a holding company, which through its subsidiaries, invests in real estate assets, real estate operating companies, and real estate technologies. As of March 31, 2018, Platform Ventures has over 30 employees and owns interests ranging from 35.0% to 100.0% in several separate platform companies that it manages, including:

•	Silverwest Hotels: Headquartered in in Denver, Colorado, Silverwest Hotels, LLC (“Silverwest”) is an innovative hotel investment and management company. Silverwest performs strategic acquisition, development and management of hotel real estate assets. Silverwest has acquired various hotels and is engaged in developments across several Colorado destinations, Hawaii’s Big Island, West Des Moines, Iowa and San Antonio, Texas.

•	AREA Real Estate Advisors: Headquartered in Kansas City, Missouri, AREA Real Estate Advisors (“AREA”) is a full-service boutique commercial real estate company specializing in office, retail, and industrial tenant representation and project leasing, as well as property management and consulting.

•	Platform Technologies: Headquartered in Fairway, Kansas, Platform Technologies, LLC (“Platform Technologies”) is a real estate investment technology affiliate focused on providing commercial real estate applications to operators of commercial real estate as well as financial advisers and investors. The RealtyClub Platform is one such application that provides access to institutional quality investment opportunities for advisers and their accredited investor clients.

•	Platform Investments: Headquartered in Fairway, Kansas, Platform Investments is a national real estate investment management company. The company is a registered investment adviser and manages several investment vehicles that consist of institutions and high net worth investors. SEC registration does not imply a certain level of skill or training.

Platform Investments, LLC was recently rebranded and changed its name from Mariner Real Estate Management (“MREM”), which was formed in 2008. Platform Investments, LLC is a wholly-owned subsidiary of our Sponsor. To the extent information in this document speaks to dates of operation and/or services provided prior to the date of rebranding, such information, operation and/or service was provided by our Sponsor’s predecessor, MREM.

As of March 31, 2018, Platform Investments, LLC and its affiliates have made investments in over 35 states and have approximately $1.3 billion of assets under management across the United States, including assets managed by our affiliates who are not registered investment advisers (this amount does not represent Regulatory Assets Under Management as defined by the SEC).

Q:	What competitive advantages do you achieve through your relationship with your Sponsor?

A:	Our Sponsor is experienced in identifying price dislocations within real estate investments and managing complex real estate transactions. As of March 31, 2018, our Sponsor and its affiliates have originated approximately $1.0 billion of loans and preferred equity investments, and manage approximately $1.3 billion in assets located throughout the United States, including assets managed by our affiliates who are not registered investment advisers (this amount does not represent Regulatory Assets Under Management as defined by the SEC). Our Sponsor’s team has experience investing across the risk spectrum with a specific focus on identifying assets that it believes are undervalued and/or undermanaged. The experienced team seeks to add value to client portfolios by applying its knowledge of the long-term cycles and macro-economic trends that shape the real estate market in order to identify price-to-value dislocations. Our Manager, acting through the Shared Services Agreement with our Sponsor and utilizing the personnel and resources of our Sponsor, will select our investments and manage our day-to-day operations. Our Sponsor’s valuable real estate and investment expertise includes the following:

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•	Experienced Management Team — Our Sponsor has a highly experienced management team of real estate professionals with extensive experience investing across the risk spectrum with a specific focus on identifying assets that it believes are undervalued and/or undermanaged. Collectively, the members of the senior management team average approximately 15 years of experience in the industry. These executives provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Please see “Management —Executive Officers of our Sponsor” for biographical information regarding these individuals.

•	Real Estate Investment Experience — Since the inception of its operations through March 31, 2018, our Sponsor and its affiliates have made or facilitated numerous investments deploying approximately $640 million of investor capital across the capital stack in commercial real estate transactions throughout the United States. Further, our Sponsor and its affiliates have originated approximately $1.0 billion in real estate loans and preferred equity investments. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, our Sponsor and its affiliates have earned our Sponsor a reputation as a leading real estate manager, which has allowed it to access low cost financing to efficiently leverage its assets.

•	Market Knowledge and Industry Relationships — Through its active and broad participation in real estate capital markets, our Sponsor benefits from market information that enables it to identify attractive commercial real estate investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our Sponsor’s extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third-party commercial real estate debt originators and loan servicers provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

•	Bridge Loan Availability — Although not obligated to do so, our Sponsor or its affiliates expect to have the ability to provide short-term financing to us or our Operating Partnership in order to permit us to fund real estate investments that would otherwise be available to us, if we have not yet raised sufficient proceeds to fund an acquisition. As additional proceeds are raised pursuant to this offering, such proceeds will be used to repay the bridge loans until it is paid in full. The interest rate to be charged by our Sponsor or its affiliate will be the same rate that our Sponsor or its affiliate pays on any loan facilities it has that support the bridge loans made to us. This rate is currently 8.0%. However, if at any point our Sponsor or its affiliates are providing such short-term financing to us out of their own capital, our Sponsor or its affiliates will be allowed to charge a reasonable interest rate on any such loan, as solely determined by our Manager in its reasonable discretion.

•	Warehousing of Seed Assets — Our Seed Assets have been originated and warehoused by our Sponsor or its affiliates. We will acquire the Seed Assets at cost, plus applicable fees, and our Sponsor and its affiliates will be entitled to be reimbursed for amounts paid to acquire the asset, including all transaction costs plus a Warehousing Fee equal to a 2.0% annualized rate with respect to the period of time the asset is warehoused and customary closing costs.

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Q:	Why should I invest in commercial real estate investments?

A:

Our goal is to provide a professionally managed, diverse portfolio consisting primarily of multi-tenant rental housing properties, and, to a limited extent, real estate debt investments and other real estate-related assets with exposure to the multi-tenant rental housing segment of the market, to investors who generally have had very limited access to such investments in the past. Since at least the 1970s, direct commercial real estate has been a staple in institutional investment portfolios. In those early years, real estate was hidden within an “Alternatives” allocation of approximately 5.0% of total assets. Now, however, institutional real estate allocations are becoming a bigger piece of portfolios. In a 2015 survey of 242 institutional investors in 30 countries, on average, the investors allocated approximately 10.0% of targeted 2016 portfolio holdings to real estate. It was also noted that some leading North American institutions have adopted allocations of 18.0% to 20.0%.[1] These results lead many to conclude that real estate now constitutes a permanent fourth asset class, alongside stocks, bonds and cash and should also be considered in private investment portfolios.

Commonly cited portfolio benefits of the commercial real estate investment class include the following:

1.       Historically solid returns with relatively low volatility;

2.       Income generation;

3.       Asset diversification; and

4.       Hedge on inflation.

Q:

Why should I invest specifically in a company that is focused primarily on multi-tenant rental housing investments?

The market has experienced 12 years of consecutive rental demand growth pushing total rental households to 43.3 million. Partially pushing this growth is the Millennial Generation (born between 1985 and 2004) which has accounted for 25.0% of the growth. The Millennial Generation is contributing to this growth despite the fact that 35.6% of 18-34 year-olds live with parents, which is an all-time high. It is expected that the Millennial Generation will account for 49.8 million households by 2035 compared to only 16 million in 2015. Also contributing to the increase in demand is the declining affordability of home ownership (nominal median housing prices have increased in 97 out of the largest 100 Metropolitan Statistical Areas), tight supply and stricter mortgage lending practices. This demand growth has pushed the percentage of American households that rent to 37.0%, a fifty-year high.[2] On the supply side, even after seven consecutive years of growth in new residential property supply, the United States has added less new housing over the past decade than at any 10-year period dating back to at least the 1970s.  This lack of new supply exists at a time when renter demand has spiked as a result of the fallout of the housing crisis, younger generations pushing out home purchases and incredible demographic tailwinds.  Additionally, despite the duration of the current real estate cycle, our Manager believes that the demand/supply imbalance in the multi-tenant rental housing market will continue for the foreseeable future.  Although vacancy has increased slightly in 2017 due to an increase in supply (especially in urban areas), the national vacancy is still at historic low levels driven by an average increase of 1 million new renters per year over the past five years (2012-2016).  There are some reports that suggest that the United States will need to add over 4.6 million new rental units by 2030 to meet the projected demand.[3] To meet this demand the industry will need to add at least 350,000 units every year, far above the average 244,000 units delivered annually over the past four years.[4] Our Manager believes this demand/supply imbalance will result in continued rent growth that outpaces inflation and solid risk-adjusted returns for investors.

1 Source: Cornell University Baker Program in Real Estate & Hodes Weill & Associates: 2015 Institutional Real Estate Allocations Monitor

2 Source: The State of the Nation’s Housing 2017, JCHS of Harvard University

3 Source: US Apartment Demand- A Forward Look, National Multifamily Housing Council, May 2017(“NMHC – May 2017”)

4 Source: NMHC – May 2017

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In addition to apartment rentals we will also look to invest in student housing properties.  This sector of the market is also benefiting from demand/supply imbalances driven by demographics, steady college enrollment, and the aging and constricted supply of college dormitories. From 1980 to 2012, the number of university-enrolled students grew from 12.1 million to 21.5 million with 14.0% enrollment growth expected through 2024.[5] This growth has resulted in average occupancies in the sector equal to approximately 95.8%.[6] Census data would seem to support this growth trend. Census data suggests that the population turning 18 years old (typical college freshman age) will average over 4.2 million per year through 2025.[7]  From a supply standpoint, reports suggest there are about three million on-campus beds nationwide that house predominately freshmen and four million “purpose-built” off-campus beds.  This supply reportedly is enough for about one-fifth to one-quarter of the enrolled students at many colleges and universities.[8] And many of these dorms are outdated and lack the modern amenities and conveniences that students are demanding.  In fact, some reports suggest the median age of the housing in the 65 top markets is just over 50 years old.[9] Despite the aging inventory, projections for development seem muted with a projected 70,000 new beds estimated to be developed between 2018 and 2020.  As a result of the strong project demand and constrained supply, our Manager believes this sector will benefit from rent growth that outpaces inflation.  Moreover, the initial average yields are about 50 bps higher than a conventional apartment community, but the same attractive financing is available, which can result in solid risk-adjusted returns.[10]

Finally, to take advantage of an aging population in the United States we will also look for attractive investments that accommodate this segment of the population.  Approximately 10,000 people are turning 65 years old per day in the United States. Reports suggest that the older households (aged 55 and over) are shifting how they live.  This segment of the population accounted for 44.0% of renter household growth between 2005 and 2016.  As a result, the share of renters in this age group increased to 27.0% in 2016—up from 22.0% in 2005.[11] Further, the latest Census Bureau projections put the total population age 65 and over at 79 million by 2035—an increase of more than 31 million from 2015.  Overall, it is estimated that one in five individuals, as well as one in three households, will be over the age 65 in 2035.[12]  With more people living well into their 80s and beyond, the Census Bureau projects the population over 80 will double over this period from 12 million to 24 million.  This is significant because studies show that the homeownership rates start to drop off around age 75 and the drop off really accelerates above 80 years old.  This suggests that as the peak of the Baby Boomers (born between 1946 and 1964) reach 75 years of age and beyond around the year 2025 we should expect some additional drop off in the home ownership rate and demand will continue to accelerate for rental and senior housing alternatives.  However, as the population ages there is an increase in ambulatory disabilities.[13] The Joint Center for Housing Studies projects that 17.1 million older households will have ambulatory disabilities by 2035.  This is significant when considering only 1.0% of the national housing supply offers five basic universal design features: no-step entry, single-floor living, extra-wide hallways and doorways, electrical controls reachable from a wheelchair, and lever-style handles on faucets and doors.[14] As a result of the growing demand and limited supply that can accommodate this segment of the population’s needs, our Manager believes there will be a strong need for senior-focused housing that can accommodate this segment of the population’s needs.

Q:	Why should I invest specifically in a real estate company that is focused primarily on the middle-market segment of the market?

A:	For approximately ten years, our Sponsor has focused on investing in real estate properties and debt within the middle market segment of the real estate industry. We define the middle-market segment based on gross property values ranging from $5 million to $100 million. Our Sponsor has established an extensive sourcing network as well as established strong relationships with financing institutions focused on this segment of the market. It would be difficult for a new company to replicate these relationships in the marketplace. Further, over half of all transactional volume in 2017 occurred within the middle-market segment of the market and over a third of the middle market activity included a sale of a multi-tenant housing property. Our Manager feels this provides the opportunity to quickly build and have a more liquid market in which to sell a diverse portfolio. Additionally, although this segment of the market generated over half of all the transactional volume, our Manager believes the capital sources in this segment are fragmented and the deal sizes are too low for traditional institutional real estate investors. As a result, our Manager sees more market inefficiency in this segment of the market which we believe can result in attractive risk-adjusted returns. Companies with sourcing expertise, capital, and access to financing have a competitive advantage and more leverage in negotiating transactions than most of the fragmented competitive subset.

5 Source: Projects of Education Statistics to 2024. National Center for Educational Services. September 2016

6 Source: Projections of Education Statistics to 2024. National Center for Educational Services. September 2016

7 Source: Projections of the Population by Sex and Age for the U.S.: 2015-2060, U.S. Census Bureau

8 Source: A Rush to Meet Rising Demand, and Expectations for Student Housing, The New York Times, February 2017(“NYT – February 2017”)

9 Source: NYT – February 2017

10 Source: Capital Watch- Student Housing Investment Soars, CBRE, February 27, 2017

11 Source: U.S. Apartment Demand- A Look Forward, Hoyt Advisory Services, Dinn Focused Marketing, Inc. and Whitegate Real Estate Advisors, LLC- May 2017(“Hoyt/Dinn/Whitegate – May 2017”)

12 Source: Hoyt/Dinn/Whitegate – May 2017

13 Source: The State of the Nation’s Housing 2017, Joint Center for Housing Studies- Harvard University, 2017(“Harvard – 2017”)

14 Source: Harvard – 2017

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Q:	What kind of offering is this?

A:

We are offering a maximum of $50,000,000 of our common shares to the public on a “best efforts” basis at $9.75 per share on the initial $5,000,000 of common shares sold to the public and $10.00 per share thereafter until the first valuation date. We are offering to sell any combination of two classes of common shares, Class A shares and Class D shares, with a dollar value up to the maximum offering amount.

This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering.

Q:	How does a “best efforts” offering work?
A:

When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. None of our Sponsor, Manager or any other party has a firm commitment or obligation to purchase any of our common shares (other than our Sponsor’s commitment to purchase up to 5.0% of the outstanding equity of the Company, which will generally be invested pro rata as offering proceeds are raised).

Q:	How is an investment in your common shares different from investing in shares of a publicly traded REIT?

A:

The fundamental difference between our common shares and a publicly traded REIT is the daily liquidity available with a publicly traded REIT. Although we will adopt a redemption plan that will generally allow investors to redeem shares on a quarterly basis, for investors with a short-term investment horizon, a publicly traded REIT may be a better alternative than investing in our common shares. However, we believe our common shares are an alternative way for investors to invest in a vehicle focused on building a diverse portfolio of direct and indirect real estate that can provide less volatility than a publicly traded REIT. Over the past 30 years ending 2016, the average standard deviation of annual investment returns within the FTSE NAREIT index (an index of publicly traded REITS) was 18.0%, significantly higher than the 8.0% generated by the private real estate index, NCREIF, over the same period. Although incomes generated by publicly traded REITs are derived from direct real estate investments, the shares of publicly traded REITs are priced by the public trading market and can be affected by market forces, short-selling of the stocks, and flash trading from computerized algorithms. Private direct real estate portfolios, like what we are offering, cannot be influenced in the same way, thus it is anticipated we can provide less volatility in returns over time. Additionally, we believe our common shares can also provide more diversification within an overall investment portfolio that consists of equities, fixed income and other alternative investments than publicly traded REITs can provide. Our Manager believes that publicly traded equity returns have historically had higher correlations to equities and fixed income investments. Research shows that the returns of private real estate investments are largely uncorrelated with those of any other asset class and less perfectly correlated to other investment classes such as equities and fixed income. This diversification can provide investors with an investment vehicle that can help them move up the efficient frontier and achieve an expected return while reducing overall risk within the portfolio.

Finally, publicly traded REITs are subject to more demanding public disclosure and corporate governance requirements than we are subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a publicly traded REIT.

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Q:	How is an investment in your common shares different from investing in shares of a traditional non-exchange traded REIT?

A:	Traditional non-exchange traded REITs typically charge investors high upfront broker-dealer commissions and expenses. Historically, these large commissions were charged up front by the issuer and not reflected in the share price reported to shareholders. However, given recent legislation, issuers are required to provide better disclosure of these fees and many have decided to lower the initial upfront selling commissions to 2.0% to 5.0% from 10.0% to 15.0% and spread a portion of the fees and expenses over a certain amount of time. Although the initial up-front load may look lower to investors, the overall cost to investors can still reach between 10.0% and 15% of their invested capital over a certain time period. Our shares may be purchased directly from us through our website at www.realtyclub.com. Our shares are not subject to a broker-dealer commission or dealer manager fees, which will reduce the overall expense load to investors. We intend to sell our common shares through North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer; however, any required commissions to North Capital or any other broker-dealers that we may use from time to time, will not be paid by, or charged to, us or our shareholders. Our Manager will pay a fee equal to 0.50% of the equity raised in this offering to North Capital as well as a flat fee of $10,000 related to due diligence performed by North Capital. In addition, our Manager will pay licensing and servicing fees to North Capital pursuant to a software and services license agreement between North Capital and our Manager.

Q:	How is an investment in your common shares different from investing in shares of other real estate investment opportunities?

A:

We intend to own a diverse portfolio of multi-tenant rental housing investments focused within the middle-market segment of the commercial real estate market. For approximately 10 years, our Sponsor and its affiliates have specifically focused on building diverse portfolios in the middle-market segment with a large degree of success. Since inception, our Sponsor and its affiliates have created 11 investment vehicles focused on middle market real estate investments, although none of those vehicles was focused on the same portfolio of assets expected to be acquired by us. Further, we have the ability not only to benefit from our Sponsor’s established investment management acumen, but also to benefit from direct access to a decade worth of relationships that should help us achieve our investment objectives. Further, we intend to provide an income-focused strategy to investors, with certain tax advantages unique to REITs, that is available to both accredited and non-accredited investors at a low overall cost.

In addition, unlike other non-exchange-traded REITs (both traditional and online) that initially are completely “blind pools”, we have identified two properties (i.e., the Seed Assets) that will be part of our portfolio so you can assess, before you invest, two of the assets in our portfolio. However, except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will not be able to review, in advance, any other assets that may comprise our portfolio in the future.

Q:	What is the difference between the two classes of common shares you are offering?
A:

We are offering two separate classes of our common shares: Class A and Class D shares. The difference between the share classes relates to the monthly shareholder servicing fees applicable to Class D shares, the categories of investors eligible to purchase each class, and the minimum initial investment amount for each class. The Class D shares carry a shareholder servicing fee with an annualized rate of 0.50% to our Manager for setting up a shareholder account that is waived with respect to Class A shares as the financial adviser performs such functions. As a result, such fees will reduce the NAV or, alternatively, the distributions payable, with respect to our Class D shares (but not our Class A shares). Generally, investors who purchase directly on the RealtyClub Platform without a financial adviser may only purchase Class D shares. Our Class A shares are only available to investors who purchase shares through a financial adviser or who make a direct investment in us of at least $1 million. The Class A and Class D shares are identical in all other respects. See “Description of Our Common Shares” for a more detailed discussion of the differences between our share classes.

Q:	Is there any minimum investment required?

A:

Yes. To purchase, our Class D shares, you must initially purchase at least $25,000 of our common shares in this offering.

The minimum investment in our Class A shares is $1,000,000 of our shares if purchased directly by you. However, if purchased through your investment adviser, the minimum investment in our Class A shares for initial purchasers is $25,000 of our common shares.

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There is no minimum investment requirement on additional purchases if you hold at least $25,000 of our shares (in any combination of Class A and Class D shares). We may accept lower investments at the discretion of our Manager.

Q:	What is the purchase price for your common shares?

A:

Our Manager set our initial offering price for both classes of our shares at $10.00 per share during the Introductory Period; however, the first $5,000,000 of shares sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share purchase price with respect to each class will be adjusted every month by our Manager, and will be equal to the NAV per share for such class as of the end of the prior month. Each class of shares may have a different NAV per share because only the Class D shares carry a shareholder servicing fee.

Any subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until 5:00 p.m. Eastern Standard Time on the 5th business day before the end of the month immediately preceding the date the investor is admitted (the “Subscription Revocation Deadline”). Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month. Immediately following the Introductory Period, we will file with the SEC on a monthly basis an offering circular supplement disclosing the determination of our NAV per share for each share that will be applicable during such investment period (a “pricing supplement”). We will also post that month’s NAV for each class on the RealtyClub Platform investment page at www.realtyclub.com. If a material event occurs in between updates of our NAV that would cause our NAV per share for either class to change by 5.0% or more from the last disclosed NAV, we will disclose the updated prices for each class of shares and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. See “Description of Our Common Shares—Monthly Share Price Adjustments” for more details.

Q:	How will your NAV per share be calculated with respect to each class?

A:

We are offering two classes of common shares: Class A shares and Class D shares. In accordance with its adopted valuation guidelines, our Manager will calculate our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components, including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by third-party independent valuation firms and reviewed by and as finally determined and updated monthly by our Manager, (2) our real estate-related securities for which third-party market quotes are available, (3) our other real estate-related securities, if any, and (4) our other assets and liabilities. Shareholder servicing fees allocable to the Class D shares will only be included in the NAV calculation for that class, which may result in a different NAV per share for our two share classes.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities and will likely differ from the book value of our equity reflected in our financial statements. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine their NAV.

See “Description of Our Common Shares—Valuation Policies” and “—NAV and NAV Per Share Calculation” for more details about how our NAV for each class will be calculated.

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Q:	How exact will the calculation of the monthly NAV per share be?

A:

As there is no market value for our shares because they are not expected to be listed or publicly traded on any stock exchange or other marketplace, our goal is to provide a fair value of our common shares as of the beginning of each month. However, our assets will consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager or external valuation expert will be based on a number of judgments, assumptions, and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions, or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the calculation of our NAV per share may not reflect the exact amount that might be paid for outstanding shares in a market transaction, and any potential difference in our NAV per share may be in favor of either shareholders who redeem shares, or shareholders who buy new shares, or existing shareholders.

In addition, the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.  You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Description of Our Common Shares—Valuation Policies” for more information regarding the calculation of our NAV and how our properties and real estate-related securities will be valued.

Q:	Will I have the opportunity to request my common shares be redeemed?

A:

Yes. While you should view this investment as long-term, we will adopt a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. Our Manager believes it is best to provide the opportunity for quarterly liquidity after the first 2 years in the event shareholders need it. Subject to the limitations described herein, we will honor shareholders request to redeem their shares at the percentages of the NAV per share for the applicable class in effect at the time of the redemption as stated in the table below (the “Redemption Price”). Neither our Manager nor our Sponsor receives any economic benefit as a result of a discounted Redemption Price. The redemption plan may be changed or suspended at any time without prior notice.

Shares may not be redeemed until they have been held for at least 2 years. The Redemption Price to be paid by the Company to a shareholder will be determined according to the table below, minus an amount equal to the reasonable administrative costs incurred by our Manager in connection with the redemption request:

Holding Period from Date of Settlement	Redemption Price (as a percentage of the NAV per share) (1)
Less than 2 years	No Redemption Allowed
2 years to 5 years	95.0%
More than 5 years	100.0%
Death and Disability	100.0%

(1)	The Redemption Price will be calculated based on the NAV per share calculated in the first month of the quarter of redemption, with publish dates of January 15, March 15, June 15, and September 15. To the extent distributions are made, the investor redeeming shares will receive his/her share of distributions at the end of the quarter. However, the Redemption Price for shares redeemed pursuant to our redemption plan will be reduced by the aggregate amount of net proceeds per share, if any, distributed to our shareholders following the date that the Redemption Price was established but prior to the redemption date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales See “Description of Our Common Shares—Quarterly Shareholder Redemption Plan” for more details.

A shareholder requesting redemption will be responsible for paying or reimbursing us for reasonable administrative costs incurred by us as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, taxes, assessments and/or transfer agent charges.

Pursuant to our redemption plan, shareholders may request that we redeem at least 25.0% of their currently held shares. Shareholders must submit the redemption request by the last day of the month prior to the end of the quarter (i.e., February 28, May 31, August 31, and November 30) and may withdraw the repurchase request within five business days prior to the last day of the calendar quarter.

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Q:	Will there be any limits on my ability to request a redemption of my shares?

A:

Yes. While we designed our redemption plan to allow shareholders to request redemptions on a quarterly basis, we need to impose limitations on the total amount of net redemptions per calendar quarter in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. The aggregate number of Class A and Class D shares to be redeemed during any calendar quarter is limited to 2.5% of the most recently determined aggregate company NAV (on a consolidated and fully-diluted basis) regardless of the number of shares redeemed in prior quarters. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any given calendar quarter, as applicable, such pending requests will be honored on a pro rata basis. In the event that not all redemptions are being honored in a given quarter, we will issue fractional shares in connection with any shares that are not fully redeemed. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first, subject to the condition that shares held less than 2 years are not eligible to be redeemed.

We intend to limit shareholders to one redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such shareholder must first withdraw the first redemption request.

Further, our Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. In addition, we will disclose any such amendment on our website. See “Description of Our Common Shares—Quarterly Shareholder Redemption Plan” for more details.

Q:	Who will pay your formation and offering costs?

A:	We will reimburse our Manager, without interest, for formation and offering costs incurred before and after commencement of our offering. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from this offering. Any excess costs will be rolled forward to subsequent months until paid in full.

Q:	What fees and expenses do you pay to your Manager or any of your affiliates?

A:

Investment Management Fee: We will pay our Manager a monthly investment management fee equal to an annualized rate of 1.50%, which will be based on net offering proceeds through the end of the Introductory Period, and thereafter will be based on our NAV (on a consolidated basis) at the end of each prior month (the “Investment Management Fee”).

Acquisition/Origination Fee: For equity investments, we will pay up to 1.0% of the amount of the property purchase price to our Manager. For debt investments, if an origination fee is charged, the third-party borrower will typically pay 1.0% to 3.0% of the amount funded by us. Our Manager or its affiliates will be entitled to receive 1.0% of the amount funded by us. Any origination fees in excess of 1.0% will be paid to us.

Class D Shareholder Servicing Fee: We will pay our Manager a monthly shareholder servicing fee equal to an annualized rate of 0.50% of the aggregate NAV of our Class D shares which will be based on net offering proceeds from the sale of Class D shares through the end of the Introductory Period. Thereafter, the shareholder servicing fee will be based on the NAV per share of our Class D shares at the end of each prior month.

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Annual Performance Allocation: If the total return to shareholders in any calendar year exceeds 6.0% per annum, calculated on a class-by-class basis, our Manager will be entitled to receive a performance allocation equal to 10.0% of the excess total return. “Total return” with respect to each class is comprised of the change in NAV per share for such class plus distributions per share for such class. In the event the NAV per share for one or both classes decreases below $10.00, the annual performance allocation for such applicable class or classes will not be earned on any increase in NAV per share up to $10.00.

Exit Performance Allocation: However, upon the occurrence of an event resulting in the liquidation of all or substantially all of the assets of the Company, including by a sale or series of sales of our assets, a sale or merger of the Company, a listing of our shares on a national securities exchange or a similar transaction, our Manager will be entitled to an exit performance allocation equal to 10.0% of the total return of the REIT in excess of an annualized non-compounded 6.0% return to our shareholders with respect to each class over the life of the Company. In the event we list our shares on a national securities exchange or a similar transaction, the total return of the REIT will be based on the closing market price on the day of the IPO calculated against the weighted average of the actual subscription prices for the Class A and Class D shares plus an amount equal to the distributions paid to Class A and Class D shareholders prior to the IPO. If the Manager is removed for “Cause” (see “Management—Term and Removal of our Manager”), it forfeits this exit performance allocation.

Reimbursement of Servicing Expenses: Our Manager or an affiliate of our Manager is entitled to reimbursement for any servicing expenses associated with our debt investments including any up-front set-up fee. The servicing expenses incurred by our Manager including reimbursements for employee and independent contractor costs associated with the servicing are meant to be a straight pass-through expense to us. Our Manager may decide to enter into a servicing agreement with a third-party to service and administer the loans held by us and we will pay for any expenses incurred in connection with such services.

Special Servicing Fee: If there are any non-performing loans, our Manager will be entitled to a special servicing fee, to be paid quarterly, and paid to our Manager at an annualized rate of 1.0% of the unpaid principal balance of the non-performing asset. It is in our Manager’s sole discretion to determine if a loan is non-performing. The payment of the special servicing fee will be in addition to any third-party special servicing expenses incurred by us, which may include special fees associated with recovery efforts by our Sponsor, Manager or any of their affiliates.

Reimbursement of Other Operating Expenses: Additionally, we will reimburse our Manager for out-of-pocket expenses paid in connection with providing services to us. This does not include our Sponsor’s or Manager’s overhead, but does include legal, accounting, auditing, consulting and other fees and expenses, financing commitment fees, real estate title and appraisal costs, valuation expenses, and printing.  We will also reimburse our Manager for employee or contractor charge-back expenses attributable to the services of professionals employed or contracted by our Manager, Sponsor, and/or their other affiliates (“Related Parties”) who perform legal, accounting, and asset management services for us, in the event that our Manager or its affiliates engage such professionals to perform such services in lieu of (or in addition to) the engagement of a third-party to provide such services, provided that (i) the amounts charged for such services are reasonable in our Manager’s reasonable discretion, and (ii) the reimbursement corresponds only to the portion of such professionals’ business time spent directly on such Company matters. Further, we will reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent our Manager is not reimbursed by any operating partner.   The expense reimbursements that we will pay to our Manager include expenses incurred by our Sponsor in the performance of services under the management agreement between our Manager and our Sponsor. The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our monthly NAV. See “Management Compensation” for more details regarding the fees paid to our Manager and its affiliates.

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Q:	Will you use leverage?

A:	Yes, we intend to use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 65.0% and 75.0% (not to exceed 80.0%) of the greater of cost or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (which will also result in greater leverage of the interim portfolio) in order to quickly build a diverse portfolio of assets. Our Manager may from time to time modify our leverage policy in its discretion. See “Investment Objectives and Strategy” for more details.

Q:	How often will I receive distributions?

A:

We expect that our Manager will declare and pay distributions at least quarterly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that our Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will depend on the yields generated by our assets.  In addition, our Manager’s discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90.0% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we will be subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, our Manager intends to make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class A and Class D shares will likely differ because of the monthly shareholder servicing fee applicable only to Class D shares. As a result, the distributions for Class A shares may be greater than for Class D shares. However, we expect that such difference may be offset in part by the fact that the performance allocation is calculated on a class-by-class basis, which will possibly result in a higher performance allocation distributed with respect to Class A shares relative to Class D shares.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets.  Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Q:	What will be the source of your distributions?

A:	We expect to pay distributions from cash flow from operations. However, we may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, private placements to our Sponsor, interest or dividend income received from our investments, redemption and/or redemption premiums of investments in real estate through majority-owned subsidiaries with rights to receive preferred economic returns, the sale of investments or loan proceeds, among others, and we have no limit on the amounts we may pay from such sources.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, the distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. However, recent legislation provides a deduction of up to 20.0% of a noncorporate taxpayer’s ordinary REIT dividends with such deduction scheduled to expire for taxable years beginning after December 31, 2025. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends are generally taxable at long-term capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, we recommend that you consult with your tax adviser. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

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Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional common shares, so long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder either directly or through a program established by our Manager. The purchase price for such shares will be the same as for the shares then currently being offered by us. Note, however, that under the rules applicable to us under Regulation A, we are only permitted to publicly offer up to $50,000,000 of our common shares in any 12-month period.

Q:	Who might benefit from an investment in your shares?

A:	An investment in our shares may be beneficial for you if you seek to diversify your personal portfolio with a public real estate investment vehicle focused primarily on multi-tenant real estate equity investments, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	Are there any risks involved in buying your shares?

A:	Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Q:	Who can buy shares?

A:	Generally, you may purchase our shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•	all other investors so long as their investment in our common shares does not represent more than 10.0% of the greater of their annual income or net worth (for natural persons), or 10.0% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:	Who can buy Class A shares?
A:

Generally, our Class A shares will be available for purchase through your registered investment adviser with a minimum investment of $25,000. However, you may purchase our Class A shares directly by purchasing at least $1,000,000 of our common shares. Please consult your investment adviser about the opportunity to invest in our Class A shares.

Q:	Who can buy Class D shares?
A:	Generally, our Class D shares will be available to any qualified purchasers (as defined above) who purchase directly from us on the RealtyClub Platform without a financial adviser and who purchase less than $1,000,000 of our common shares.

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Q:	How do I buy your common shares?
A:	We are offering common shares through our website, located at www.realtyclub.com, an online investment platform owned and operated by Platform Technologies, LLC, an affiliated company of our Sponsor. The online investment platform will be maintained and serviced by Platform Technologies. We will enter into a service agreement with Platform Technologies, LLC to provide distribution and on-going investor reporting services via the www.realtyclub.com platform. You will need to fill out a subscription agreement like the one attached to this offering circular as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	What level of commitment does your Sponsor intend to make?

A:	Our Sponsor has committed to purchase 5.0% of the outstanding equity of the Company, which generally will be invested pro rata as offering proceeds are raised. Our Sponsor will purchase at least $250,000 of our Class A shares in a private placement once we receive subscriptions equal to the Minimum Threshold. Thereafter, our Sponsor will continue to fund pro rata (5.0%) each month alongside investors up to a cap of $2.5 million, or more in its discretion. Notwithstanding the foregoing, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?
A:	Generally, yes, for Class A shares purchased through your financial adviser. You may make an investment through your individual retirement account (“IRA”) or other tax-deferred retirement account, subject to our discretion to decide to not accept IRA and other retirement account investments if we would be deemed to be a fiduciary to you with respect to your investment; therefore, we will not accept investments through your IRA or other tax-deferred retirement account if Class A or Class D shares are purchased directly without the use of a financial adviser. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). You should note that we are not undertaking to provide impartial advice or give you advice in a fiduciary capacity in connection with an investment by your IRA or retirement account, and that we have financial interests associated with your investment including fees we may receive as a result of your investment.

Q:	Is there any minimum initial offering amount required to be sold?

A:	Yes. We will not accept investors’ funds and admit investors as shareholders until we have received subscriptions for at least $5,000,000 of shares in any combination of Class A shares or Class D shares within 12 months.

Q:	What happens to my subscription if you do not raise the minimum initial offering amount?

A:

If we do not receive subscriptions for at least $5,000,000 of shares within 12 months, we will cancel the offering and release all investors from their commitments. However, our Sponsor may in its discretion acquire Class A shares to permit us to meet the Minimum Threshold. At the time the Minimum Threshold is met, we will accept subscription payments, common shares will be issued, and investors will become shareholders. See “How to Subscribe.”

Investors’ funds will be revocable and will remain at the investors’ bank/financial institution until the Minimum Threshold is met. Prior to our achieving the Minimum Threshold, investors may revoke their subscriptions by providing us with a written notice requesting such rescission, to be sent to the following address:

Platform Ventures Diversified Housing REIT, LLC

4220 Shawnee Mission Parkway
Suite 200B

Fairway, KS 66205

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Q:	What will you do with the proceeds from your offering?

A:

Upon our acceptance of the initial investor subscriptions for our shares, we plan to use the offering proceeds to fund our purchase of the interests in the Seed Assets. See “Business and Properties” and “Conflicts of Interest and Related Party Transactions—Formation Transactions” for more details. Thereafter, we expect to use substantially all of the net proceeds from this offering (after paying or reimbursing offering expenses) to invest primarily in stabilized, income-oriented, multi-tenant rental housing properties located in the United States and, to a lesser extent, invest in real estate debt and real estate-related securities. Investments will include direct and indirect equity interests in multi-tenant rental housing properties located across the United States. We intend to focus on acquiring market-rate multi-family apartments, affordable/income restricted multi-family apartments, condominium conversions/deconversions, manufactured housing, student housing, and senior living (including assisted living, independent living, senior acute care, memory care, age-restricted properties and rehabilitation living properties) located generally in states west of the Mississippi River. We may also invest in non-distressed public and private real estate debt and real estate-related securities that have exposure to multi-tenant rental housing property types, including, but not limited to, CMBS, mortgages, loans, mezzanine, and other forms of debt, and may also include preferred equity. Investments in these securities will be limited to less than 25.0% of our total asset value. Additionally, while we do not intend to focus on investments in common or preferred stock in public equity REITs or other real estate-related companies, we may make such investments from time to time if we feel more liquid positions are needed. Investments in these securities will not exceed 10.0% of our total asset value.

Notwithstanding the foregoing, we may not be able to promptly invest the net proceeds of this offering in multi-tenant rental housing properties and other select real estate-related assets with exposure to the multi-tenant rental housing sector. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:	We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time.

Q:	What is the term or expected life of this offering?

A:

We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC. We presently intend but are under no obligation to file a new offering statement to register additional common shares with the SEC prior to the end of each three-year period following the commencement of this offering described in Rule 251(d)(3) under the Securities Act so that we may continuously offer our common shares over an unlimited time period, provided that we stay current in our annual and semi-annual reports. If we decide to continue our offering beyond three years from the date of this prospectus, we will provide that information in a prospectus supplement.

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Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	a semi-annual report;

•	current event reports for specified material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on www.realtyclub.com, via e-mail, or, upon your consent, via U.S. mail.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at info@platformv.com or by mail at:

Platform Ventures Diversified Housing REIT, LLC

4220 Shawnee Mission Parkway
Suite 200B

Fairway, KS 66205

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OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in our common shares.

Platform Ventures Diversified Housing REIT, LLC

Platform Ventures Diversified Housing REIT, LLC is a Delaware limited liability company formed to originate, invest in and manage a diverse portfolio of multi-tenant rental housing properties. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diverse portfolio of stabilized, income-oriented, multi-tenant rental housing properties. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate debt securities and other real estate-related assets that have exposure to the multi-tenant rental housing sector. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to shareholders at least 90.0% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 4220 Shawnee Mission Parkway, Suite 200B, Fairway, KS 66205. Our telephone number is 816-285-3872. Information regarding our Company is also available on our web site located at www.realtyclub.com.

Our Seed Assets

The following table provides summary information about the Seed Assets as of March 31, 2018:

Property	Metropolitan Area	Property Type	Year(s) Built/ Last Major Renovation(1)	Net Rentable Area (SF)	Interest Intended to be Acquired by Us	Number of Units	In-Place Occupancy	Average In-Place Monthly Rent
Domain at City Center	Lenexa, Kansas	Multi-family	2016/na	204,771	64.71%	200	95.5%	$1.34/SF
Orchard Corners	Lawrence, Kansas	Student Housing	1987/na	70,669	100.0%	64	98.0%	$0.94/SF

(1)	We define “major renovation” as significant upgrades, alterations or additions to building common areas, interiors, exteriors and/or systems.

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Upon our acceptance of investor subscriptions meeting our Minimum Threshold, or shortly thereafter, we plan to acquire the Seed Assets. If we have not yet raised sufficient proceeds at the time we have met the Minimum Threshold to fund the entire cash portion of the purchase price of the Seed Assets, we will fund any shortfall through a bridge loan funded by an affiliate of our Sponsor. As additional proceeds are raised pursuant to this offering, such proceeds will be used to repay the bridge loan until it is paid in full. We will pay interest on the bridge loan at the same rate charged to such affiliate on the credit line used by it to fund the bridge loan to us (currently 8.0%). However, if at any point our Sponsor or its affiliates are providing short-term financing to us or our Operating Partnership in order to fund real estate investments out of their own capital, our Sponsor or its affiliates will be allowed to charge a reasonable interest rate on any such loan, as solely determined by our Manager in its reasonable discretion.

One of the Seed Assets, a 100.0% direct fee interest in a 189-bed, 64-unit student housing property known as Orchard Corners (“Orchard Corners”) located in Lawrence, Kansas and adjacent to the University of Kansas, is held by an affiliate of our Sponsor. The second Seed Asset, a 64.71% interest in a joint venture that owns a 200-unit Class A luxury rental apartment complex called Domain at City Center (“Domain”) located in Lenexa, Kansas, is also held by an affiliate of our Sponsor.

The purchase price we will pay for the Seed Assets will be equal to our Sponsor’s (or its affiliate’s) cost to acquire the asset, including all transaction costs, plus a Warehousing Fee equal to a 2.0% annualized rate with respect to the period of time the asset is warehoused, plus the Acquisition Fee or Origination Fee.

See “Business and Properties” and “Conflicts of Interest and Related Party Transactions – Formation Transactions” for a more complete description of the process by which we intend to acquire Orchard Corners and Domain.

Investment Objectives

Our investment objectives include providing our investors:

•	a stable and diverse source of income;

•	appreciation of our NAV over time through active asset management and thoughtful investment management;

•	protection and preservation of investor’s capital; and

•	an investment vehicle in direct real estate that provides a return profile with lower volatility than public real estate companies.

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We will also seek to realize growth in the value of our investments by timing their sale to maximize value. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments, the management of our portfolio and the purchase and sale of our assets. Our Manager’s investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Investment Strategy

We will primarily invest in stabilized, income-oriented, multi-tenant rental housing properties in the United States and, to a lesser extent, invest in real estate debt and real estate-related securities. We will focus on deal flow within the middle-market segment of the market, which we define as properties with gross values ranging from $5-$100 million. There may be instances where we purchase assets larger or smaller than these stated ranges.

We intend to focus primarily on market-rate multi-family apartments, affordable/income restricted multi-family apartments, condominium conversions/deconversions, manufactured housing student housing, and senior living (including assisted living, independent living, senior acute care, memory care, age-restricted properties and rehabilitation living properties) located generally in states west of the Mississippi River. We may also invest in non-distressed public and private real estate debt and real estate-related securities that have exposure to multi-tenant rental housing property types including, but not limited to, CMBS, mortgages, loans, mezzanine, and other forms of debt, and may also include preferred equity. Investments in these securities will be limited to less than 25.0% of our total asset value. Additionally, while we do not intend to focus on investments in common or preferred stock in public equity REITs or other real estate-related companies focused on the multi-tenant rental housing sector, we may make such investments from time to time if we feel more liquid positions are needed. Investments in these securities will not exceed 10.0% of our total asset value.

In addition to the Seed Assets, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our Manager, including present and future real estate investment offering and REITs sponsored by affiliates of our Sponsor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements.

Market Opportunities

Investing with us offers investors the opportunity to gain real estate exposure with lower fees and higher returns relative to other public non-traded REITs. We believe our investment strategy of focusing specifically on multi-tenant rental housing properties within the middle market segment of the market will lead to solid risk-adjusted returns based on: (i) the long-term demand/supply imbalance within the multi-tenant rental housing sector; (ii) the multi-tenant rental housing sector, historically, performs better relative to other property types during downturns; and (iii) our experience and ability to transact within the middle-market segment of the market.

Even after seven consecutive years of growth in new residential property supply, the United States has added less new housing over the past decade than at any 10-year period dating back to at least the 1970s.15  We believe this demand/supply imbalance will result in continued rent growth that outpaces inflation and solid risk-adjusted returns for investors.  In addition to apartment rentals we will also look to invest in student housing properties and senior housing.  The student housing sector of the market is also benefiting from demand/supply imbalances driven by demographics, steady college enrollment, and the aging and constricted supply of college dormitories. In terms of senior housing, we believe the sector has proven to be recession-resilient and the current demographic trends driving demand are attractive today and will continue to be attractive over the coming decades.  We plan to look for attractive investments that accommodate this segment of the population.

15 Source. The State of the Nation’s Housing 2017, JCHS of Harvard University

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Ultimately, we believe the market for near term acquisitions and long-term hold of cash flowing commercial properties as well as other real estate related assets is attractive on a risk adjusted basis. We are especially comfortable competing within the middle market segment given the fragmented market. There has been a recent shift in institutional real estate resulting in a concentration of investment capital funding larger investment vehicles and larger deal sizes which has made large income-focused core investment returns razor thin with little downside protection. Further, these core transactions tend to be large urban developments which is an area of the market right now where supply is projected to outpace current demand in the near-term resulting in price softness. We believe there is more of a market inefficiency in the middle-market segment and we feel well positioned to benefit from our Sponsor’s experience in the middle market segment and its ability to find price dislocations. Further, given the size and success of our Sponsor, in addition to the quality of deal flow available, we believe we should benefit from more favorable financing terms and negotiating power on our acquisitions.

Our Manager

PVDH Manager, LLC is a relying adviser and a wholly-owned subsidiary of Platform Investments, LLC, which is an investment adviser registered with the SEC and a wholly-owned subsidiary of our Sponsor. As a relying adviser of Platform Investments, LLC, our Manager’s provision of services to us must be conducted in accordance with the Advisers Act and the rules and regulations thereunder. Registration does not constitute an endorsement of the firm by the SEC nor does SEC registration imply a level of skill or training. Our Manager will make all of our investment decisions.

Online Investment Platform

Our common shares will be offered through www.realtyclub.com, an online investment platform owned and operated by Platform Technologies, LLC, an affiliate of our Sponsor. Financial advisers and their clients as well as direct investors will be able to log in to their personal accounts at www.realtyclub.com to review the investment materials of this offering, complete the subscription process if making an investment, and track performance via periodic asset management updates and investor reporting. The investment platform also provides other real estate investment related resources for its members with the goal of making real estate investment simple and more transparent.

Our Company

We are a limited liability company organized on August 31, 2017 under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), issuing limited liability company interests. The limited liability company interests in our Company are denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”). Our operating agreement provides that we may issue an unlimited number of shares with the approval of our Manager and without shareholder approval, an unlimited number of which may be classified as Class A shares and an unlimited number of which may be classified as Class D shares.

Substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our Operating Partnership, either directly or through its subsidiaries, and we will be the sole general partner of our Operating Partnership. Additionally, we will contribute the net proceeds from this offering and the private placements to our Sponsor to our Operating Partnership in exchange for OP Units.

Private Placements to our Sponsor

Upon our acceptance of investor subscriptions meeting the Minimum Threshold, our Sponsor will purchase in a private placement at least $250,000 of Class A shares, and thereafter, will continue to acquire Class A shares pro rata (5.0%) alongside subscriptions we receive for our common shares (in any combination of Class A or Class D shares) up to a cap of $2.5 million, or more in its discretion. In addition, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold.

Our Structure

The chart shows the relationship among various Platform Ventures, LLC affiliates and us as of the date of this offering circular.

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*	Our Sponsor has committed to purchase 5.0% of the outstanding equity of the Company, which will generally be invested pro rata as offering proceeds are raised; provided that our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold.

Management Compensation

Our Manager and its affiliates will receive fees, distributions and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Offering Stage

Reimbursement of Formation and Offering Expenses — Manager	Our Manager has paid and will continue to pay offering expenses on our behalf in connection with the offering of our shares, such as third-party legal, accounting, marketing and other similar expenses. We will reimburse our Manager, without interest, for formation and offering costs incurred before and after launch. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from this offering. Any excess costs will be rolled forward to subsequent months until paid in full. We reimburse our Manager for these costs and future offering costs it may incur on our behalf.	We expect to incur $1,000,000 in expenses in connection with this offering and our formation. As of March 31, 2018, the amount incurred was approximately $775,000.

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Acquisition and Development Stage

Acquisition / Origination Fee — Manager or its Affiliate

Equity Investments. A special purpose entity (“SPE”) through which we will invest in each property (and in which we will own up to 100.0% of the interests) will pay up to 1.0% of the amount of the property purchase price to our Manager or its affiliates.

Debt Investments. If an origination fee is charged on a debt investment, the third-party borrower will typically pay 1.0% to 3.0% of the amount funded by us. Our Manager and/or its affiliates will receive 1.0% of the amount funded by us, and any origination fees exceeding 1.0% will be paid directly to us.

Actual amounts are dependent upon the purchase price of assets we acquire or the total debt capital funded; we cannot determine these amounts at the present time. We expect the Acquisition Fee payable upon the acquisition of the Seed Assets to be as follows: (i) $278,264 on Domain and (ii) $56,000 on Orchard Corners.

Reimbursement of Acquisition / Origination Expenses — Manager	We reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by a joint venture partner with which we acquire a property (an “Operating Partner”), whether or not we ultimately acquire or originate the investment. See “Management—Expense Reimbursement Policies.”	Actual amounts are dependent upon the assets pursued by our Manager for our benefit, which is also somewhat dependent on the amount of offering proceeds we raise (and the amount of leverage we employ). We cannot determine these amounts at the present time.

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Repayment of Bridge Loan — Sponsor or its Affiliate	Our Sponsor or an affiliate may make short-term bridge loans to us or our Operating Partnership in order to fund the acquisition of real estate investments. The interest rate to be charged by our Sponsor or its affiliate will be the same rate that our Sponsor or its affiliate pays on any loan facilities it has that support the bridge loans made to us. This rate is currently 8.0%. If at any time our Sponsor or one of its affiliate is funding bridge loans to us from its own capital, our Manager will determine a reasonable interest rate to be charged on such bridge loan, solely in its reasonable discretion. Although proceeds from any source can generally be used for any purpose in the discretion of our Manager, generally additional proceeds raised from subscriptions of our common shares pursuant to this offering will be used to pay down any bridge loan to our Sponsor or its affiliates.	Actual amounts borrowed are dependent upon the amount of subscriptions by the public for our common shares and the amounts required to purchase real estate investments, many of which are not yet identified. Therefore, we cannot determine the amount of any bridge loans that will be made to us by our Sponsor or its affiliates or the amount of interest that we will pay associated with such loans.

Warehousing Fee – Sponsor or its Affiliate	When we purchase our Seed Assets from our Sponsor or one of its affiliates, we will pay a Warehousing Fee equal to an annualized rate of 2.0% of the purchase price of the asset with respect to the period of time the asset is warehoused, plus any transaction costs in connection with the acquisition.	We expect the Warehousing Fee payable upon the acquisition of the Seed Assets to be as follows: (i) $317,145 on Domain and (ii) $95,737 on Orchard Corners assuming the Seed Assets are purchased on August 1, 2018 and September 1, 2018, respectively.

Operational Stage

Investment Management Fee — Manager	Monthly Investment Management Fee equal to an annualized rate of 1.50%, which will be based on net offering proceeds as of the end of each prior month through the end of the Introductory Period, and thereafter will be based on our NAV (on a consolidated basis) at the end of each prior month.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Annual Performance Allocation – Manager or its Affiliate	If the total return to shareholders in any calendar year exceeds 6.0% per annum, calculated on a class-by-class basis, our Manager will be entitled to receive a performance allocation equal to 10.0% of the excess total return. “Total return” with respect to each class is comprised of the change in NAV per share for such class plus distributions per share for such class. In the event the NAV per share for one or both classes decreases below $10.00, the annual performance allocation distributed with respect to such applicable class or classes will not be earned on any increase in NAV per share up to $10.00.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time. Holders of Class A may pay a higher amount than holders of Class D shares because of the monthly shareholder servicing fee applicable only to Class D shares (see below), which could result in a relatively higher return to holders of Class A shares.

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Reimbursement of Servicing Expenses – Manager or Other Party	We reimburse our Manager for actual servicing expenses associated with our debt investments including any up-front set-up fee and employee costs of our Sponsor or Manager. The servicing expenses incurred by our Manager are meant to be a straight pass-through expense to the Company. Our Manager may decide to enter into a servicing agreement with a third-party to service and administer the loans held by us and we will pay for any expenses incurred in connection with such services. See “Management—Expense Reimbursement Policies.”	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

Class D Shareholder Servicing Fee – Manager or Other Party	Monthly shareholder servicing fee equal to an annualized rate of 0.50% of net offering proceeds from the sale of Class D shares through the end of the Introductory Period, and thereafter based on the NAV of our Class D shares. We will not pay a shareholder servicing fee with respect to our outstanding Class A shares.	Actual amounts are dependent upon the NAV per share of our Class D shares, the number of Class D shares purchased, the number of Class D shares redeemed and when our Class D shares are purchased.

Special Servicing Fee – Manager or Other Party	If there are any non-performing loans, our Manager will charge us a special servicing fee, to be paid quarterly, and paid to our Manager at an annualized rate of 1.0% of the unpaid principal balance of the non-performing asset. The payment of the special servicing fee will be in addition to any third-party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by our Manager. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the unpaid principal balance of such asset, and the results of our operations; we cannot determine these amounts at the present time.

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Reimbursement of Other Operating Expenses — Manager	We will reimburse our Manager for out-of-pocket third-party expenses in connection with providing services, including, legal, accounting, auditing, consulting and other fees and expenses, financing commitment fees, real estate title and appraisal costs, valuation expense, and printing, but not including ordinary overhead and administrative expenses of our Manager and its affiliates, except to the extent provided in our operating agreement and described herein. We will also reimburse our Manager for compensation expenses including employee and contractor charge-backs, attributable to the services of professionals employed or contracted by Related Parties who perform legal, accounting and asset management services for the Company, in the event that our Manager engages such professionals to perform such services in lieu of (or in addition to) the engagement of a third-party to provide such services, provided that (i) the amounts charged for such services are reasonable in our Manager’s reasonable discretion, and (ii) the reimbursement corresponds only to the portion of such professionals’ business time spent directly on such Company matters. The expense reimbursements will also include expenses incurred by our Sponsor in the performance of services under the Shared Services Agreement between our Sponsor and our Manager. See “Management—Expense Reimbursement Policies” for a more complete description of which expenses will be reimbursed by us.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Liquidation/Listing Stage

Exit Performance Allocation	We expect to be managed as a perpetual vehicle. However, upon the occurrence of an event resulting in the liquidation of all or substantially all of the assets of the Company, including by a sale or sale or series of sales of our assets, a sale or merger of the Company, a listing of our shares on a national securities exchange or a similar transaction, our Manager will be entitled to an exit performance allocation equal to 10.0% of the total return of the REIT in excess of an annualized non-compounded 6.0% return to our shareholders on a class-by-class basis over the life of the Company.	Actual amount is dependent on the performance of our Company over time, the occurrence of a liquidation or merger event, and the amounts realized pursuant to such event; therefore, we cannot determine this amount at the present time. In the event we list our shares on a national securities exchange or a similar transaction, the total return of the REIT will be based on the closing market price on the day of the IPO calculated against the weighted average of the actual subscription prices for the Class A and Class D shares plus an amount equal to the distributions paid to Class A and Class D shareholders prior to the IPO. If the Manager is removed for “Cause” (see “Management—Term and Removal of our Manager”), it forfeits this exit performance allocation.

 Summary of Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 32, which contains a detailed discussion of the material risks and uncertainties that you should consider before you invest in our common shares.

Conflicts of Interest

We have no paid employees. The employees of our Sponsor or its affiliates provide management, acquisition, advisory, asset management, and certain other administrative services for us. Our Sponsor’s officers and key real estate professionals who perform these services for us also provide services for other Platform Ventures, LLC affiliates. These persons have legal obligations with respect to those entities that are similar to their obligations to our Manager and us. Our Manager will be responsible for all of its normal overhead expenses, such as compensation of its professional staff and the cost of office space, office equipment, communications, and utilities, incurred in connection with its services on our behalf, unless such overhead or compensation expenses are paid by us pursuant to our Expense Reimbursement Policy, which permits, among other things, reimbursement of expenses generally referred to as “employee chargebacks” when incurred on our behalf (to the extent not directly paid by the Company). See “Management—Expense Reimbursement Policies” for more details. In the future, these persons and other affiliates of our Sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us. See “Conflicts of Interest” for more details about our conflict of interest policies generally.

Distributions

Our policy generally will be to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the proceeds of this offering, borrowings or the sale of properties or other investments. Distributions may constitute a return of capital. We have not established a minimum distribution level. The amount of any distributions will be determined by our Manager and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our Manager. The per share amount of distributions on Class A and Class D shares will likely differ because of the monthly shareholder servicing fee applicable only to Class D shares. As a result, the distributions for Class A shares may be greater than for Class D shares. However, we expect that such difference may be offset in part by the fact that our performance allocation is calculated on a class-by-class basis, which will possibly result in a higher performance allocation distributed with respect to Class A shares relative to Class D shares. See “Description of Our Common Shares—Distributions” for more details.

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We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90.0% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). See “U.S. Federal Income Tax Considerations—Annual Distribution Requirements” for more details.

Borrowing Policy

We may employ conservative levels of borrowing in order to provide additional funds to support our investment activities. We intend to utilize leverage in connection with our acquisition of the Seed Assets – see “Business and Properties” and “Conflicts of Interest” for more details. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diverse investments is between 65.0% and 75.0% of the greater of cost or fair market value of our assets. During periods when we are significantly growing our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the portfolio) in order to quickly build a diverse portfolio of assets. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during a period when we are significantly growing our portfolio, it is our policy to not borrow more than 80.0% of the greater of cost or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee. See “Investment Objectives and Strategy” for more details regarding our leverage policies.

Valuation Policies

Our Manager has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. From time to time, our Manager may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

For the purposes of calculating our monthly NAV, our properties will initially be valued at their purchase price. Generally, acquisition costs and expenses will be included in the cost basis of the investment, but the fair market value will be equal to the property purchase price excluding acquisition costs and expenses. Each property will then be valued by an independent third-party appraisal firm within the first 12 full months after acquisition and annually thereafter. Each appraisal must be reviewed, approved, and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute). Our Manager will update the valuations of our properties monthly, based on the then most recent annual third-party appraisals and current market data and other relevant information. Our Manager will also monitor our properties for events that it believes may be expected to have a material impact on the most recent estimated values of such property. If, in the opinion of our Manager, an event becomes known that is likely to have any material impact on previously provided estimated values of the affected properties, our Manager will adjust the valuation of such properties.

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The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities and will likely differ from the book value of our equity reflected in our financial statements. Our Manager will calculate the fair value of our real estate properties based in part on values provided by third-party independent appraisers for it to review. However, the majority of our assets will consist of multi-tenant rental housing investments and, as with any commercial real estate valuation protocol, the conclusions we reach or, solely in the case that there is a conflict, the conclusion reached by our independent valuation expert, will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine their NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Description of Our Common Shares—Monthly Share Price Adjustments” for more a more detailed discussion of our Manager’s valuation policies.

Monthly Share Price Adjustments

Our Manager set our initial offering price for both classes of our shares at $10.00 per share during the Introductory Period; however, the first $5,000,000 of shares sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share purchase price with respect to each class will be adjusted every month by our Manager, and will be equal to the NAV per share for such class as of the end of the prior month.

Any subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until the Subscription Revocation Deadline. Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month.

If an investor submits a subscription after the 5th business day before the end of the month, such investor will not be admitted on the first day of the following month. Instead such investor will be admitted on the first day of the subsequent month. For example, assuming April 25th is the 5th business day before the end of the month, an investor who subscribes on April 26 will pay the per share purchase price calculated as of April 30 and generally published by May 15 and the investor will be admitted with an effective date of June 1. In this second example, settlement occurs the first day of the second month (i.e., June 1) following the date the subscription is received (i.e., April 26) and the purchase price for the shares will be the price as of the end of the then-current month (i.e., May). The subscription is fully revocable until the Subscription Revocation Deadline (i.e., the 5th business day before the end of May).

Immediately following the Introductory Period, we will file a pricing supplement with the SEC on a monthly basis. We will also post that month’s NAV for each class on the RealtyClub Platform investment page at www.realtyclub.com.

In addition, if a material event occurs in between updates of our NAV that would cause our NAV per share for either class to change by 5.0% or more from the last disclosed NAV, we will disclose the updated prices for each class of shares and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website. See “Description of Our Common Shares—Monthly Share Price Adjustments” for more details.

Quarterly Redemption Plan

While you should view this investment as long-term, we will adopt a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. Our Manager believes it is best to provide the opportunity for quarterly liquidity after the first 2 years in the event shareholders need it. Subject to the limitations described herein, we will honor shareholders request to redeem their shares at the Redemption Price in effect at the time of the redemption as stated in the table below. Neither our Manager nor our Sponsor receives any economic benefit as a result of the discounted Redemption Price. The redemption plan may be changed or suspended at any time without prior notice.

Shares may not be redeemed until they have been held for at least 2 years. The Redemption Price to be paid by the Company to a shareholder will be determined according to the table below, minus an amount equal to the reasonable administrative costs incurred by our Manager in connection with the redemption request:

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Holding Period from Date of Settlement	Redemption Price (as a percentage of the NAV per share) (1)
Less than 2 years	No Redemption Allowed
2 years to 5 years	95.0%
More than 5 years	100.0%
Death and Disability	100.0%

(1)	The Redemption Price will be calculated based on the NAV per share published on the 15th day of the first month of the quarter of the redemption. To the extent redemption requests are honored, an investor redeeming shares will receive his/her share of distributions related to such redemption at the end of the quarter in which the redemption is effective. However, the Redemption Price for shares redeemed pursuant to our redemption plan will be reduced by the aggregate amount of net proceeds per share, if any, distributed to our shareholders following the date that the Redemption Price was established but prior to the redemption date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

Pursuant to our redemption plan, the aggregate number of Class A and Class D shares to be redeemed during any calendar quarter is limited to 2.5% of the most recently determined aggregate company NAV (on a consolidated and fully-diluted basis), regardless of the number of shares redeemed in a prior quarter.

Shareholders may request that we redeem at least 25% of their currently held shares and must submit the redemption request by the last day of the month prior to the end of the quarter (i.e., February 28, May 31, August 31 and November 30) and may withdraw the repurchase request within 5 business days prior to the last day of the calendar quarter.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any calendar quarter. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any given calendar quarter, such pending requests will be honored on a pro rata basis. In the event that not all redemptions are being honored in a given quarter, we will issue fractional shares in connection with shares that are not fully redeemed. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed first. We intend to limit shareholders to one (1) redemption request outstanding at any given time, meaning that, if a shareholder desires to request more or less shares be redeemed, such shareholder must first withdraw the first redemption request.

There is no fee in connection with a redemption of our Class A or Class D shares, and the discount applied to the Redemption Price is for the benefit of shareholders who remain as shareholders, and does not provide any economic benefit to our Manager or Sponsor; however, a shareholder requesting redemption will be responsible for reimbursing us for reasonable administrative costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time, without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

Please refer to the section entitled “Description of Our Common Shares—Quarterly Shareholder Redemption Plan” for more information about our redemption plan generally.

Liquidity Event

We expect to be managed as a perpetual vehicle. While we will always actively evaluate the market for possible liquidity events, there can be no assurances that a suitable transaction will be available. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

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Voting Rights

Our common shareholders have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and our business, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our Company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See the section entitled “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, are required to register as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, and (iii) through majority-owned joint venture subsidiaries.

We intend to, directly or through our subsidiaries, originate, invest in and manage a diverse portfolio of multi-tenant rental housing properties. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diverse portfolio of stabilized, income-oriented, multi-tenant rental housing properties. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate-related debt securities and other real estate-related assets with exposure to the multi-tenant rental housing sector.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

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The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily engaged in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act. In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(C) of the Investment Company Act because we and they will not engage or propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55.0% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80.0% of its assets in qualifying real estate interests plus “real estate-related assets.”

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

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RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part or all of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in our Company

We have no prior operating history and the prior performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor may not predict our future results.

We are a newly organized Delaware limited liability company and have no prior operating history. Upon commencement of this offering, or shortly thereafter, we expect that our total assets will consist of the two Seed Assets. You should not assume that our performance will be similar to the past performance of our Sponsor or other real estate investment opportunities sponsored by our Sponsor. Our lack of a prior operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

We have minimal operating capital and limited revenue from operations, and currently intend to own two Seed Assets.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. Our failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our shareholders. We will have no significant assets and no significant operating income or financial resources other than from the Seed Assets we expect to acquire upon meeting the Minimum Threshold, so such adverse event could put your investment dollars at significant risk.

Because no public trading market for our shares currently exists, it will be difficult for you to sell your shares and, even if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading on a national securities exchange by a specified date. There is currently no public market for our shares and we do not anticipate that such a market will develop, and we currently have no plans to list our shares on a stock exchange or other trading market. Until our shares are publicly traded, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our operating agreement prohibits the ownership of more than 9.8% in value or number of our common shares, or 9.8% in value or number of our total capital stock, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from desiring to purchase your shares. In its sole discretion, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend, or terminate our redemption plan without prior notice. Further, the redemption plan includes numerous restrictions that will limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares — Quarterly Shareholder Redemption Plan.”

As a result, it will be difficult for you to redeem and/or sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

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If we are unable to find suitable additional investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that our Manager will be successful in obtaining suitable additional investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable additional investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

 The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities as well as online real estate platforms that compete with us. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to find suitable investments. If we are unsuccessful in finding suitable investments due to the competition that exists, you could lose all or a part of your investment.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to pay distributions, our operating agreement permits us to pay distributions from any source, including offering proceeds, borrowings, and sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in. As a result, the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets, this will affect our ability to generate cash flows from operations in future periods.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire and manage a diverse portfolio of primarily multi-tenant rental housing investments in the United States, generally in states west of the Mississippi. We may also invest, to a limited extent, in real estate loans, as well as commercial real estate debt securities and other real estate-related assets with exposure to the multi-tenant rental housing sector. Our Seed Assets will be multi-tenant rental housing located in the Kansas City metro area and adjacent to the University of Kansas in Lawrence, Kansas. Economic conditions greatly increase the risks of these investments and any other investments we may make in the future (see “Risk Factors— Risks Related to Our Investments”).

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The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in multi-tenant real estate asset values, property sales, and leasing activities. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for multi-tenant rental housing, declining multi-tenant rental housing values, or the public perception that any of these events may occur, can negatively impact the value of our holdings. These economic conditions could result in a general decline in acquisition, disposition, and leasing activity, as well as a general decline in the value of real estate and in rents. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing real estate assets and properties planned for development, if any.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to pay distributions to our shareholders and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or obligations under any credit or other loan agreements, the lenders under any such agreements will be entitled to proceed against the collateral granted to them to secure the debt owed.

We may suffer from delays in making, locating, and executing on suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our Sponsor’s real estate professionals, including Ryan Anderson, its Co-President, Terry Anderson, its Co-President, Todd Blanding, its Chief Investment Officer, Brian Douglas, its Senior Vice President, and Robert Isselhardt, its Senior Vice President, to identify suitable investments. We also rely on our Sponsor and other Platform Ventures entities for investment opportunities. To the extent that our Manager’s real estate professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for the Seed Assets and investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of our Manager and the performance of any property manager. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on our Sponsor at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other Platform Ventures sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours.

Delays we encounter in the selection and origination of income-producing loans and other assets would likely limit our ability to pay distributions to our shareholders and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our debt investments, if any. See “—Prepayments can adversely affect the yields on our investments” below.

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You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our Sponsor only is expected to purchase Class A shares in amounts equal to 5.0% of our outstanding equity subscribed to by the public up to a cap of $2.5 million. Therefore, if we are successful in raising enough proceeds to be able to reimburse our Sponsor for our offering expenses, our Sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts maximum” basis. Further, under Regulation A, we are only allowed to raise up to $50 million from the public in any 12-month period (although we may raise capital in other ways). We initially expect to invest in multi-tenant rental housing properties with gross property values ranging from $5 million to $100 million. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diverse portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our common shares will be subject to greater risk to the extent that we lack a diverse portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our Sponsor’s financial health or our relationship with our Sponsor or its affiliates could hinder our operating performance and the return on your investment.

Our Manager manages our operations and our portfolio of real estate equity investments in multi-tenant rental housing properties and other select real estate-related assets. Our Manager has no employees, and utilizes our Sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Sponsor and its affiliates as well as our Sponsor’s real estate professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our Sponsor’s financial condition or our relationship with our Sponsor could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering directly through the RealtyClub Platform, which makes an investment in us more speculative.

We will primarily conduct this offering directly through the RealtyClub Platform, which is owned by Platform Technologies LLC, a subsidiary of our Sponsor. We have not offered any public investment opportunities through the RealtyClub Platform prior to this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors directly through the RealtyClub Platform and to execute on such sales. If we are not successful in selling our shares directly through our online distribution channel, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

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We do not expect to successfully implement a liquidity transaction and you may have to hold your investment for an indefinite period, notwithstanding the availability of our quarterly redemption plan.

We expect to be managed as a perpetual vehicle. While we will always actively gauge the market for possible liquidity events, there can be no assurances that a suitable transaction will be available. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction.

If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and U.S. federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our shareholder redemption plan may provide an opportunity for you to have your common shares redeemed, subject to certain restrictions and limitations. See “Description of Our Common Shares—Quarterly Shareholder Redemption Plan.”

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.

If our Sponsor fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends on the ability of our Sponsor and its affiliates to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Sponsor, each of whom would be difficult to replace. In particular, each of Ryan Anderson, Terry Anderson, Kyle Siner, Todd Blanding, Brian Douglas and Rob Isselhardt, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Ryan Anderson, Terry Anderson, Kyle Siner, Todd Blanding, Brian Douglas and Rob Isselhardt or other executive officers or key personnel of our Sponsor and the process to replace any of our Sponsor’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures, and systems that enable us to identify, monitor and control our exposure to market, operational, legal, and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our NAV and therefore a reduction in our revenues.

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This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of this offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10.0% of the greater of their annual income or net worth (for natural persons), or 10.0% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Therefore, our investor base and our target investor base inherently consists of persons that may not have the high net worth or income that investors in a traditional initial public offering have, where the investor base is typically composed only of “accredited investors.”

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our goal of raising $50,000,000 in this offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Risks Related to our Sponsor and the RealtyClub Platform

If our Sponsor were to enter bankruptcy proceedings, the operation of the RealtyClub Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

If our Sponsor were to enter bankruptcy proceedings or cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports, or could require us to pay significant fees to another company that we engage to perform services for us.

If the security of our investors’ confidential information stored in our Sponsor’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The RealtyClub Platform may store investors’ bank information and other personally-identifiable sensitive data. The RealtyClub Platform is hosted in data centers that are compliant with PCI DSS Level 1, SOC Level 1,2,3 among others and the website and associated servers use security monitoring serviced provided by Trend Micro Corporation. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the RealtyClub Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in the potential loss of investors and adverse effect on the value of your investment in us.

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Any significant disruption in service on the RealtyClub Platform or in its computer systems could reduce the attractiveness of the RealtyClub Platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the RealtyClub Platform’s ability to perform its functions would be adversely affected. The satisfactory performance, reliability, and availability of our Sponsor’s technology and its underlying hosting services infrastructure are critical to our Sponsor’s operations, level of customer service, reputation, and ability to attract new users and retain existing users. The RealtyClub Platform hosting services infrastructure is provided by Amazon Web Services (the “Hosting Provider”). The RealtyClub Platform maintains encrypted daily backups. The Hosting Provider does not guarantee that users’ access to the RealtyClub Platform will be uninterrupted, error-free or secure. Our Sponsor’s operations depend on the Hosting Provider’s ability to protect its and our Sponsor’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events.

If our Sponsor’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to the Hosting Provider’s facilities, our Sponsor could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our Sponsor’s service, whether as a result of an error by the Hosting Provider or other third-party error, our Sponsor’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm our Sponsor’s relationships with users of the RealtyClub Platform and our Sponsor’s reputation.

Additionally, in the event of damage or interruption, our Sponsor’s insurance policies may not adequately compensate our Sponsor for any losses that we may incur. Our Sponsor’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our Sponsor’s brand and reputation, divert our Sponsor’s employees’ attention, and cause users to abandon the RealtyClub Platform.

Risks Related to Compliance and Regulation

We intend to offer our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to less stringent disclosure and reporting requirements as compared to a traditional initial public offering, which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedents regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diverse portfolio of real estate investments, which could severely affect the value of our common shares.

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Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it, which could have a materially adverse effect on our financial condition and the results of our operations. Additionally, investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry, which could make our common shares less attractive to those investors as compared to a traditional initial public offering, which in turn could impair our ability to raise capital as and when we need it.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to conduct our operations so that neither we, nor any of our subsidiaries, are required to register as investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, and (iii) through majority-owned joint venture subsidiaries.

We intend to, directly or through our subsidiaries, originate, invest in and manage a diverse portfolio of multi-tenant rental housing properties. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diverse portfolio of stabilized, income-oriented, multi-tenant rental housing properties. We may also invest, to a limited extent, in commercial real estate loans, as well as commercial real estate-related debt securities and other real estate-related assets with exposure to the multi-tenant rental housing sector.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

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The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily engaged in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act. In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(C) of the Investment Company Act because we and they will not engage or propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and own or propose to acquire investment securities having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis.

Certain of our subsidiaries may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate”, which we refer to as “qualifying real estate interests”, and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets.”

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

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If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our NAV, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, with regard to our debt investments, if any, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the RealtyClub Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could get passed on to investors.

In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the RealtyClub Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), requires that financial institutions establish and maintain compliance programs to guard against money laundering activities and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations establishing minimum standards for anti-money laundering programs of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, is presently considering a proposed rule that would require investment advisers registered with the Securities and Exchange Commission to adopt anti-money laundering programs and, in connection with the implementation of such programs, take into account the money laundering risks of investment funds that they advise. FinCEN has also issued an exemption from the anti-money laundering program requirement applicable to certain “investment companies.” It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We do not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

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Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager, Sponsor, our Sponsor’s officers, directors and key personnel and/or other affiliates.

We are subject to various conflicts of interest arising out of our relationship with our Manager, Sponsor, the officers, directors and key personnel of our Sponsor and/or their other affiliates (our “Related Parties”). Our Sponsor’s executive officers, including our Sponsor’s Co-Presidents, Ryan Anderson and Terry Anderson, and other Related Parties, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. These conflicts include, but are not limited to: (i) conflicts related to the compensation arrangements between one or more Related Parties and us, (ii) conflicts with respect to the allocation of the time of our Manager and our Sponsor’s key personnel and (iii) conflicts with respect to the allocation of investment opportunities. All of the agreements and arrangements between such parties, including those relating to compensation and reimbursement, are not the result of arm’s-length negotiations. To the extent that Related Parties take an action that is more favorable to other entities than us, such action could have negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares. We have adopted a conflicts of interest policy under which a Conflicts Committee, which is comprised of representatives of our Sponsor, will meet as needed to discuss conflicts of interests. In addition, if a conflict involves a “principal transaction”, it will be reviewed and approved by the Independent Representative (defined below) as necessary and/or required by law. See “Conflicts of Interest—Certain Conflict Resolution Measures—Independent Representative” and “—Our Policies Relating to Conflicts of Interest.”

We plan to purchase interests in the Seed Assets from affiliates of our Sponsor, at prices set by predetermined formulas, upon meeting the Minimum Threshold. We also expect to use proceeds from this offering to pay off any bridge loans from our Sponsor or its affiliates that we may use to fund the purchases of interests in the Seed Assets.

We plan to purchase interests in the Seed Assets from affiliates of our Sponsor, at prices set by predetermined formulas, upon meeting the Minimum Threshold. These formulas will be established by our Sponsor, and the other party to these acquisitions will be affiliates of our Sponsor, so there is an inherent conflict of interest. While our Sponsor is using the purchase price paid by the affiliate as a basis for the price that will be paid by us, there can be no guarantee that the assets are in the same condition as they were when acquired by the Sponsor affiliate. We will also pay a Warehousing Fee upon our acquisition of the Seed Assets, which is intended to compensate our Sponsor or its affiliate for managing the asset during the period of time the asset is warehoused for us.

We also expect to use proceeds from this offering to pay off any bridge loans from our Sponsor or its affiliates that were made to fund the purchases of interests in the Seed Assets, which will result in the same conflict of interest. The rate of interest charged to us will be 8.0% and we cannot guarantee that this interest rate will not increase or that this is the rate that a third party would charge us for a similar loan. The investments may not generate enough income to make current interest payments on the bridge loan. Moreover, we may not raise enough offering proceeds to ever pay off the bridge loan, which could lead to us defaulting on these loans, which could result in a partial or complete loss of your investment. The fact that the terms of these loans are not the result of an arms-length negotiation may increase your risk of loss.

The timing and nature of the fees and partnership allocations our Manager will receive from us could create a conflict of interest between our Manager and our shareholders.

The timing and nature of the fees and partnership allocations our Manager will receive from us could create a conflict of interest between our Manager and our shareholders. Specifically, our Manager is responsible for the calculation of our NAV, and the Investment Management Fee and annual performance allocation we pay our Manager are based on our NAV. For purposes of calculating NAV, our Manager will obtain external valuations once a year for each investment, and then will make monthly NAV adjustments based on internal valuations and accounting adjustments. In addition, whether we pay our Manager a performance in the event of a sale of all or substantially all of our assets, a sale or merger of the Company, or the listing of our common shares on a national exchange or a similar transaction will be based in part on our NAV. The external valuations can consist of either full appraisals or some other indication of value such as a broker opinion of value. The determination as to what type of third-party valuation is acceptable depends on all the facts and circumstances surrounding each investment and is made collectively by our Sponsor’s and our Manager’s finance and asset management departments.

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Although our Manager will calculate and adjust our NAV in accordance with our valuation guidelines, the calculation of our NAV involves certain subjective judgments with respect to estimating, for example, the value of our real estate assets and investments and accruals of our operating revenues and expenses, and therefore, our NAV may not correspond to the realizable value upon a sale of those assets. Because the calculation of NAV involves subjective judgment, there can be no assurance that the estimates used by the internal accountants and asset management team of our Sponsor or its affiliates to calculate and adjust our NAV, or the resulting NAV, will be identical to the estimates that would be used, or the NAV that would be calculated, by an independent consultant. Our Sponsor or its affiliates could be motivated to establish our NAV at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by our Manager. In addition, our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. Finally, the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

The interests of Related Parties may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Sponsor, Manager, their affiliates, and their respective principals. This risk is increased by our Manager being controlled by persons who are also key personnel of our Sponsor and who participate, or expect to participate, directly or indirectly in other offerings by our Sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the continuation, renewal or enforcement of our agreements with our Manager and its affiliates, including the operating agreement;

•	the decision to adjust the value of our real estate portfolio or the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;

•	public offerings of equity by us, which may result in increased Investment Management Fees to our Manager;

•	competition for tenants from affiliated programs that own properties in the same geographic area as us. Among other things, Related Parties may offer other real estate investment opportunities, including additional equity offerings similar to this offering, primarily through the RealtyClub Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•	an incentive to make investments that are riskier or more speculative if performance is lagging than if our Manager were compensated solely on a basis tied to our performance;

•	our Manager will benefit from management fees paid by us even if we are not profitable. Among other effects, this arrangement may incentivize our Manager to maintain the existence of the investments rather than dispose of assets for the purpose of maintaining the payment of management fees;

•	we may engage our Manager or affiliates of our Manager to perform services at rates that are not the result of an arm’s-length negotiation. Instead, these rates will be determined by our Manager based on our Manager’s reasonable discretion;

•	Related Parties are not required to devote all of their time and efforts to our affairs; and

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•	Related Parties are not required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by such Related Parties, for their own benefit;

We may compete with certain Related Parties for certain investment opportunities.

We may compete with other entities that Related Parties may advise or own interests in, for opportunities to acquire, lease, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. Although our Manager and its affiliates have developed procedures to resolve potential conflicts of interest with respect to the allocation of investment opportunities between us and affiliated and other related entities, and our Manager and its affiliates will be required to provide information to its investment committee, which consists of personnel of our Sponsor, to determine whether such procedures are being fairly applied, our Manager and its affiliates will not be required to allocate all suitable investment opportunities to us. Investment opportunities that are suitable for us may also be suitable for other real estate funds and separate accounts managed or advised by our Manager or its affiliates. For each opportunity identified by our Manager, a determination will be made as to which client the opportunity is most suitable pursuant to the methodology described below.

See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest” for more details.

Our Related Parties are not required to devote all of their time and efforts to our affairs.

Our Related Parties are not required to devote all of their time and efforts to our affairs. We rely on Related Parties to manage our day-to-day activities and to implement our investment strategy. Although these parties and will allocate such time and attention as they deem appropriate and necessary to carry out their required duties as outlined in the operating agreement, most or all of our Related Parties, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, Related Parties may, from time to time, have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Related Parties will devote only as much of their time to our business as our Manager, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, Related Parties may experience conflicts of interest in allocating management time, services, and functions among us and other Platform Ventures, LLC affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Related Parties than to us. However, our Manager believes that it and its affiliates have sufficient personnel to fully meet their responsibilities to all of the activities in which they are involved and are committed to fulfilling its required duties as outlined in our operating agreement.

Our Related Parties are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets.

Our Related Parties are presently, and in the future, intend to be, involved with a number of other real estate programs and activities. In particular, our Sponsor, Manager, and our other affiliates currently manage a number of private investment funds and have ownership interests in a number of real estate companies that are focused on major real estate property types and markets in the United States. Although most of these funds and companies are not investing in multi-tenant rental housing properties, there may be an instance where these funds or future funds may directly compete with us for investment opportunities and could receive investment allocations on an ongoing basis.

Related Parties are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets. None of the Platform Ventures, LLC affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity.

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We may enter into joint ventures or other arrangements with affiliates of our Sponsor.

Subject to approval by our Manager’s investment committee, we may enter into joint ventures or other arrangements with affiliates of our Sponsor to acquire, develop and/or manage real properties. In conjunction with such prospective agreements, our Sponsor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are, or may become, inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our Sponsor or its affiliates (including our Manager) may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our Manager will make investment decisions on our behalf, agreements and transactions between our Sponsor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We are conducting this offering without the aid of an independent underwriter.

As we are conducting this offering without the aid of an independent underwriter, shareholders will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.

Risks Related to Our Investments

Our multi-tenant rental housing properties and real estate-related assets are subject to the risks typically associated with real estate.

Our multi-tenant rental housing properties and real estate-related assets are subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001 or those that have been carried out or inspired by ISIS and other radical terrorist groups;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations (including rent control regulations), fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental, ADA, and other physical conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

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In addition, if we hold any real estate loans or other debt-related assets, these assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments.

These factors may have a material adverse effect on the value that we can realize from our assets.

The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. In addition, depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our financial condition, results of operations and our ability to generate cash flow growth will be negatively impacted.

Our Manager’s due diligence may not reveal all factors or risks affecting a property.

Our Manager’s due diligence may not reveal all factors or risks affecting a property. Before making an investment, our Manager will assess the strength of the underlying properties and any other factors that it believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager will rely on the resources available to it and, in some cases, investigations by third parties.  However, there can be no assurance that our Manager’s due diligence processes will uncover all relevant facts that would be material to an investment decision.

Multi-tenant rental housing properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A multi-tenant rental housing property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our shareholders. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our shareholders’ investment.

Further, a decline in general economic conditions in the markets in which our real estate investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our shareholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a number of tenants default on or terminate their lease, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. We also may be unable to lease the property for the rent previously received and the resale value of the property may be reduced. These events could cause us to reduce the amount of distributions to you.

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We expect to acquire primarily multi-tenant rental housing assets with a focus on markets with favorable risk-return characteristics. If our investments in these geographic areas experience adverse economic conditions, our investments may lose value and we may experience losses.

We expect to use substantially all of the net proceeds from this offering to acquire a diverse portfolio of primarily multi-tenant rental housing assets with a focus on markets where we feel that the risk-return characteristics are favorable. These investments will carry the risks associated with certain markets, including the Kansas City metro area and Lawrence, Kansas (University of Kansas), where our Seed Assets are located. As a result, we may experience losses as a result of being overly concentrated in certain geographic areas. A worsening of economic conditions in these areas and other U.S. markets and, in particular, the markets where we end up acquiring properties could have an adverse effect on our business and could impair the value of our collateral.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

Although we expect to invest primarily in stabilized properties, from time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties are subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we are subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer. In addition, to the extent we make or acquire loans to finance construction or renovation projects, risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

Actions of any joint venture partners could reduce the returns on joint venture investments and decrease our shareholders’ overall return.

One of our Seed Assets is owned in a joint venture, and we may enter into other joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that our co-venturer, co-tenant or partner may be delegated certain “day-to-day” property operating procedures;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

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•	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage, insure, bond over or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

We are exposed to environmental liabilities with respect to properties to which we take title and the costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

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We expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured or under insured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured or under insured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

In addition, insurance may not cover all potential losses on properties underlying mortgage loans that we may originate or acquire, which may impair our security and harm the value of our assets. We require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

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The commercial real estate loans we may originate or invest in could be subject to delinquency, foreclosure, and loss, which could result in losses to us.

Commercial real estate loans we make, if any, are expected to be secured by multi-family or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. In addition, to the extent we originate or acquire adjustable rate mortgage loans, such loans may contribute to higher delinquency rates because borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we may originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We may acquire or originate subordinated commercial real estate loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

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Majority-owned subsidiaries we may invest in will be subject to specific risks relating to the particular subsidiary.

We may invest in majority-owned subsidiaries owning real estate where we are entitled to receive a preferred economic return. Such investments may be subordinate to debt financing. These investments involve special risks relating to the particular subsidiary, including the financial condition and business outlook of the subsidiary. To the extent these investments are subordinate to debt financing, they will also subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the subsidiary to reinvest any redemption proceeds in lower yielding assets, (v) the possibility that earnings of the subsidiary may be insufficient to meet any distribution obligations, and (vi) the declining creditworthiness and potential for insolvency of the subsidiary during periods of rising interest rates and economic downturn. As a result, we may not recover some or all of our capital, which could result in losses.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our debt investments, if any, may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

Changes in interest rates and/or credit spreads could negatively affect the value of any debt investments we may make, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We may invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

Prepayments can adversely affect the yields on any debt investments we may make.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

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Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity, if any, will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. Moreover, the senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the commercial real estate-related securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we continue to expect that many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

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Declines in the market values of our debt investments, if any, may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments, if any, may be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments may be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a monthly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of properties and other investments with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, online investment platforms and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices than our competitors and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our shareholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we bear the risk that the purchaser may default, which could reduce our cash distributions to shareholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our shareholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

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If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a multi-tenant rental housing property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on select equity investments in multi-tenant rental housing assets, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Risks Relating to Economic Conditions

Further downgrades of the U.S. credit rating, impending automatic spending cuts or a government shutdown could negatively impact our liquidity, financial condition, and earnings.

Recent U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States. The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. With the improvement of the U.S. economy, the Federal Reserve may continue to raise interest rates, which would increase borrowing costs and may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to essentially shut down for periods of time. Continued adverse political and economic conditions could have an adverse effect on our business, financial condition, and results of operations.

Global economic, political and market conditions and economic uncertainty may adversely affect our business, results of operations and financial condition.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries.  Additionally, the precise details and the resulting impact of the United Kingdom’s vote to leave the EU, commonly referred to as “Brexit,” are impossible to ascertain at this point.  The effect on the United Kingdom’s economy will likely depend on the nature of trade relations with the EU following its exit, a matter to be negotiated. The decision may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the United Kingdom and European economies, as well as the broader global economy for some time.  Further, there is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. We do not know how long the financial markets will continue to be affected by these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.

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Risks Related to Our Organization and Structure

Our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs, and business of our Company are managed under the direction of our Manager. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our operating agreement provides that our Manager generally operate in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.

Our common shareholders have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove our Manager for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, while we have retained an Independent Representative (defined below) to review certain conflicts of interest, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange's requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

The conflicts of interest policies we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the Platform Ventures investment opportunities and with our Sponsor’s directors, officers, and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us. Our Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.

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Certain provisions of our operating agreement and Delaware law could hinder, delay, or prevent a change of control of our Company.

Certain provisions of our operating agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

•	Authorization of additional shares, issuances of authorized shares, and classification of shares without shareholder approval. Our operating agreement authorizes us to issue additional shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over our Company by means of a tender offer, merger, or otherwise.

•	Delaware Business Combination Statute—Section 203. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us, thereby restricting certain business combinations with interested shareholders.

•	Ownership limitations. To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

•	Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of the operating agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our operating agreement.

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You are limited in your ability to sell your common shares pursuant to our redemption plan. You may not be able to sell any of your common shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on a quarterly basis. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the Redemption Price. While we designed our redemption plan to allow shareholders to request redemptions on a quarterly basis, we need to impose limitations on the total amount of net redemptions per calendar quarter in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. Specifically, the aggregate number of Class A and Class D shares to be redeemed during any calendar quarter is limited to 2.5% of the most recently determined aggregate company NAV (on a consolidated and fully-diluted basis) regardless of the number of shares redeemed in prior quarters. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

In addition, our Manager reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan without prior notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of your common shares back to us pursuant to the redemption plan. Moreover, if you do sell your common shares back to us pursuant to the redemption plan, you may not receive the same price you paid for the common shares being redeemed. See “Description of Our Common Shares — Quarterly Shareholder Redemption Plan.”

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. When determining the estimated value of our shares, the value of our shares has been and will be based upon a number of assumptions that may not be accurate or complete.

Our Manager set our initial offering price at $10.00 per share for both Class A and Class D shares during the Introductory Period; however, the first $5,000,000 of shares sold to the public will be subject to a discounted price of $9.75 per share. Our Manager established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be publicly traded on an exchange or actively traded by broker-dealers.

Following the Introductory Period, the per share purchase price with respect to each class will be adjusted at the beginning of every month (or as soon as commercially reasonable thereafter), and will be equal to the NAV per share for such class as of the end of the prior month. Each class of shares may have a different NAV per share because only the Class D shares carry a shareholder servicing fee.

Our Manager will adjust our per share purchase price for each class monthly and any subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until the Subscription Revocation Deadline. Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month.

Estimates of our NAV per share for each class will be based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. In addition, the price you pay for your shares in this offering may be more or less than shareholders who acquire their shares in the future.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our shares in any 12-month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

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By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement and our operating agreement which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares in this offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement and our operating agreement (each an “Arbitration Provision” and collectively, the “Arbitration Provisions”). Such Arbitration Provisions apply to claims under the US federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, the common shares, our ongoing operations and the management of our investments, among other matters and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the Arbitration Provision is contained in our operating agreement, such Arbitration Provision shall also apply to any purchasers of shares in a secondary transaction.

By agreeing to be subject to the Arbitration Provisions, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, our Sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Kansas, in the Kansas City metropolitan area. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, any Operating Partnership common unit, the RealtyClub Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we have no reason to believe that the Arbitration Provisions are not enforceable under federal law, the laws of the State of Delaware, the laws of the State of Kansas, or under any other applicable laws or regulations. However, to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Further, potential investors should consider that our subscription agreement and our operating agreement restricts the ability of our shareholders to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

If we raise substantially less than the maximum offering amount, our Formation and Offering Expenses may prevent us from acquiring a diverse portfolio of assets, which could result in the value of your shares varying widely with the performance of specific assets.

There is no cap on the amount of Formation and Offering Expenses (as defined below in the section entitled “Management Compensation”) we may incur in connection with this offering. Therefore, if we raise substantially less than the maximum offering amount, it could significantly reduce the amount of capital available to acquire investments. We may commence operations with as little as $5,250,000 if we only raise the Minimum Threshold. Although the exact amount is currently indeterminable, our Formation and Offering Expenses are expected to be approximately $1,000,000 but could be more. While our Manager has paid and will continue to pay Formation and Offering Expenses on our behalf in connection with this offering of our shares, we are required to reimburse it, without interest, for those costs. Accordingly, we may need to use a significant portion of our available capital to pay for these expenses. As a result, we may not be able to acquire a diverse portfolio of assets, which would increase our exposure to the reduced number of assets we are able to acquire and could result in the value of your shares varying widely with the performance of specific assets. See “Management Compensation—Formation and Offering Expenses” for a detailed description of the fees and expenses that we will pay to our Manager.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.

We believe that our organization, prior and proposed ownership and method of operation have enabled us, and will continue to enable us, to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we currently do or will continue to qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

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If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

•	we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares. See “U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax considerations relating to us and our common shares.

Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we continue to qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our shareholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90.0% distribution requirement but distribute less than 100.0% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100.0% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (“TRS”). Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to shareholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our shareholders at least 90.0% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100.0% of our taxable income including any net capital gain. We intend to make distributions to our shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100.0% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares. In such cases our shareholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

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If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100.0% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any distributions received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is non-qualifying for either of the REIT income tests.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100.0% excise tax.

A REIT may own up to 100.0% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100.0% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35.0% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20.0% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100.0% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis (for example, if we charged our TRS interest in excess of an arm’s length rate). We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100.0% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20.0% TRS limitation or to avoid application of the 100.0% excise tax.

Distributions payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts and estates generally is 20.0%. Distributions payable by REITs, however, are generally not eligible for the reduced rates and would be taxable as ordinary income when paid to such shareholders. However, recent legislation provides a deduction of up to 20.0% of a noncorporate taxpayer’s ordinary REIT dividends with such deduction scheduled to expire for taxable years beginning after December 31, 2025. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

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If we were considered to actually or constructively pay a “preferential dividend” to certain of our shareholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our shareholders at least 90.0% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. In order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares within a particular class, and in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. Therefore, if the Internal Revenue Service (the “IRS”) were to take the position that we paid a preferential dividend, we may be deemed either to (a) have distributed less than 100.0% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90.0% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Distributions made in respect of our Class D shares will be reduced on account of the Class D shareholder servicing fee that will not be borne by the holders of Class A shares. In addition, it is possible that the performance allocation payable in respect of the per share NAV of Class D shares may differ from the performance allocation payable in respect of the per share NAV of Class A shares. However, the formula for calculating the performance allocation is the same for Class A and Class D shares and the only variations in the performance allocation should be on account of the shareholder servicing fee, which fee is a class specific expenses borne only by the Class D shares. We have not sought a ruling from the IRS, but believe that the differences in dividends to holders of Class A as compared with Class D shares as a result of the differing shareholder servicing fees or performance allocations should not result in preferential dividends. The IRS has issued several rulings in which it has held that differences in distributions that result from class specific, shareholder level expenses similar to those involved with respect to the Class A and Class D shares do not cause distributions made by a REIT to be preferential. Although we do not believe that the Class D shareholder servicing fee should cause the Company to be treated as paying preferential dividends, it is possible that the IRS could successfully challenge that position. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “U.S. Federal Income Tax Considerations— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To continue to qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75.0% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10.0% of the outstanding voting securities of any one issuer or more than 10.0% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5.0% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20.0% of the value of our total securities can be represented by securities of one or more TRSs, and no more than 25.0% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

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You may be restricted from acquiring, transferring or redeeming certain amounts of our common shares.

In order to maintain our REIT qualification, among other requirements, no more than 50.0% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our operating agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our operating agreement, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV is adjusted between the date of purchase and the date of redemption or sale.

Our limits on ownership of our shares also may require us to decline redemption requests that would cause other shareholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.”

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions does not constitute “gross income” for purposes of the 75.0% or 95.0% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests.

As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

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The ability of our Manager to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for distributions paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our shareholders.

Investments outside the U.S. could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Although we do not expect to invest in non-U.S. real estate assets, if we were to make such investments, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

We may be subject to a 100.0% penalty tax on any prohibited transactions that we enter into, or may be required to forego certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.

If we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, we may be subject to a 100.0% “prohibited transactions” tax under U.S. federal tax laws on the gain from disposition of the property unless (i) the disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements or (ii) the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. Our business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. We intend to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS might disagree with our characterization of sales outside the safe harbor. Thus, we may be subject to the 100.0% penalty tax on the gain from dispositions of property.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Possible legislative, regulatory or other actions affecting REITs could adversely affect our shareholders and us.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us. We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our shareholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of distributions.

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Shareholders are urged to consult with their own tax advisers with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may make mezzanine loans. The IRS has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75.0% gross income test, as discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make mezzanine loans that do not meet all of the requirements of the safe harbor. In the event a mezzanine loan does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Our qualification as a REIT and avoidance of 100.0% tax may depend on the characterization of any loans that we make as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to our loans, and we may make loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to re-characterized the loan as equity. Re-characterization of one of our loans to a non-corporate borrower as equity for U.S. federal income tax purposes generally would require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100.0% tax on prohibited transactions (except to the extent earned through a TRS). To the extent one of our loans to a corporate borrower is recharacterized as equity for U.S. federal income tax purposes, it could cause us to fail one or more of the asset tests applicable to REITs.

The treatment of an investment in preferred equity could adversely affect our ability to qualify as a REIT.

We may make investments in preferred equity in an entity that directly or indirectly owns real property. Although economically comparable to investments in mezzanine loans in many cases, investments in preferred equity will be treated differently for tax purposes. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we will generally be treated as owning an interest in the underlying real estate and other assets of the partnership for tax purposes.  As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests.  In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income.  More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear.  The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100.0% tax. In addition, if the issuer of the preferred equity is taxed as a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, qualified REIT subsidiary, or TRS.

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A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a shareholder’s investment in our common shares and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third-party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

Non-United States investors may be subject to FIRPTA on the sale of our common shares if we are unable to qualify as a “domestically controlled qualified investment entity.”

Except with respect to a “qualified foreign pension plan” or a non-United States person that is a “qualified stockholder,” a non-United States person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax under the Foreign Investment in Real Property Trust Act (“FIRPTA”), on the gain recognized on the disposition of such interest. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50.0% in value of its shares is held directly or indirectly by non-United States holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-United States investor that is not a “qualified foreign pension plan” or a “qualified stockholder” on a sale of our common shares would be subject to FIRPTA unless our common shares were regularly traded on an established securities market and the non-United States investor did not at any time during a specified testing period directly or indirectly own more than 10.0% of the value of our outstanding common shares.

Our Manager and its affiliates have no experience managing a portfolio of assets owned by a REIT.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. Our Manager and its affiliates have no experience managing a portfolio in the manner intended to comply with such requirements. To the extent our Manager and its affiliates manage us in a manner that causes us to fail to be a REIT, it could adversely affect the value of our common shares.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

As a qualified REIT for U.S. federal income tax purposes, we are generally required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per share trading price of our common shares and our ability to satisfy our principal and interest obligations and to make distributions to our shareholders could be adversely affected.

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We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases.”

We may purchase investments in real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases,” we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to qualify as a REIT as a result.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. Any such change could result in an increase in our, or our shareholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of dividends. We and our shareholders could be adversely affected by any such change in, or any new, federal income tax law, regulation, or administrative interpretation.

On December 22, 2017, President Trump signed into law H.R. 1, known as the “Tax Cuts and Jobs Act” (the “TCJA”). The TCJA is the most far-reaching tax legislation to be passed in over 30 years. The provisions of the TCJA generally apply to taxable years beginning after December 31, 2017. Significant provisions of the TCJA that investors should be aware of include provisions that: (i) lower the corporate income tax rate to 21.0%, (ii) provide noncorporate taxpayers with a deduction of up to 20.0% of certain income earned through partnerships and REITs for taxable years beginning before January 1, 2026, (iii) limits the net operating loss deduction to 80.0% of taxable income, where taxable income is determined without regard to the net operating loss deduction itself, generally eliminates net operating loss carrybacks and allows unused net operating losses to be carried forward indefinitely, (iv) expand the ability of businesses to deduct the cost of certain property investments in the year in which the property is purchased, and (v) generally lower tax rates for individuals and other noncorporate taxpayers for taxable years beginning before January 1, 2026, while limiting deductions such as miscellaneous itemized deductions and state and local tax deductions. In addition, the TCJA limits the deduction for net interest expense incurred by a business to 30.0% of the “adjusted taxable income” of the taxpayer. However, the limitation on the interest expense deduction does not apply to certain small-business taxpayers or electing real property trades or businesses, such as any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. Making the election to be treated as a real property trade or business requires the electing real property trade or business to depreciate non-residential real property, residential rental property, and qualified improvement property over a longer period using the alternative depreciation system. We generally will decide whether to make any available election to treat as a real property trade or business any direct or indirect investment made through an entity that we control.

Shareholders are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, Section 4975 of the Code or common law as a result of an investment in our common shares, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our common shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:

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•	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and Section 4975 of the Code;

•	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the trust, plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our common shares constitutes a prohibited transaction under Section 4975 of the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount involved (determined in accordance with Section 4975 of the Code).

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to attract and retain members to our online platform;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	decreased rental rates or increased vacancy rates;

•	the risk associated with potential breach or expiration of a ground lease, if any;

•	difficulties in identifying properties, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

•	our failure to successfully operate acquired properties and operations;

•	exposure to liability relating to environmental and health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	our failure to qualify as or maintain our status as a REIT;

•	failure of acquisitions to yield anticipated results;

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•	risks associated with breaches of our data security;

•	exposure to litigation or other claims;

•	risks associated with derivatives or hedging activity;

•	our level of debt and the terms and limitations imposed on us by our debt agreements;

•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

•	our ability to retain key personnel of our Sponsor and its affiliates;

•	our expected rates of return provided to investors;

•	the ability of our Sponsor and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our Sponsor;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

•	our compliance with applicable local, state and federal laws, including the Advisers Act, the Investment Company Act and other laws; and

•	changes to generally accepted accounting principles (“GAAP”).

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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ESTIMATED USE OF PROCEEDS

We intend to use the proceeds of this offering, in addition to the contribution we receive from our Sponsor, to (1) fund formation and offering costs, (2) fund the acquisition or financing of the Seed Assets, (3) make investments in accordance with our investment strategy and policies, (4) reduce any outstanding bridge loans or other borrowings we may have and repay indebtedness incurred under various financing agreements we may enter into, (5) fund repurchases under our share repurchase plan, and (6) although we expect to generally pay distributions from cash flow from operations, potentially fund distributions. We intend to use approximately $10,039,000 of the proceeds to acquire equity interests in the Seed Assets (approximately $2,218,000 for Orchard  Corners and $7,821,000 for Domain), and approximately $1,000,000 to fund formation and offering expenses, with the remainder of proceeds, if any, to be used at our discretion as described above.

The table below sets forth our estimated use of proceeds from this offering and the private placements to our Sponsor described below, assuming we sell the maximum of $50,000,000 in our common shares, which represent limited liability company interests, in this public offering. The amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

	Total Minimum		Total Maximum
Gross offering proceeds	$5,000,000	(4)	$50,000,000
Less
Formation and Offering Costs (1)(2)(3)	$1,000,000		$1,000,000
Net Proceeds from this Offering	$4,000,000	(2)(4)	$49,000,000
Net Proceeds from Private Placements to our Sponsor	$250,000	(5)	$2,500,000	(5)
Estimated Amount Available for Investments	$4,250,000		$51,500,000

(1)

Investors will not pay upfront selling commissions in connection with the purchase of our common shares. Our shares may be purchased directly from us through our website at www.realtyclub.com. We also intend to sell our shares through North Capital, a registered broker-dealer; however, any required commissions to North Capital or any other broker-dealers that we may use from time to time, will not be paid by, or charged to, us or our shareholders. Our Manager will pay a fee equal to 0.50% of the equity raised in this offering to North Capital as well as a flat fee of $10,000 related to due diligence performed by North Capital. In addition, our Manager will pay licensing and servicing fees to North Capital pursuant to a software and services license agreement between North Capital and our Manager.

(2)

Following the completion of the offering, we will reimburse our Manager for formation and offering expenses, including expenses associated with marketing this offering, which are expected to be approximately $1,000,000. This reimbursement will compensate our Manager for expenses incurred for third-party legal, accounting, marketing and other similar services and expenses. Our Manager will not charge interest on formation and offering expenses funded by our Manager. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from this offering. Any excess costs will be rolled forward to subsequent months until paid in full.

(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

(4)

This is a “best efforts” offering. We will not accept investors’ funds and admit investors as shareholders until we have received subscriptions for $5,000,000 of common shares in any combination of Class A or Class D shares within 12 months. Investors’ funds will be revocable and will remain at the investors’ bank/financial institution until the Minimum Threshold is met. If we do not receive subscriptions for $5,000,000 of shares within 12 months, we will cancel the offering and release all investors from their commitments. Our Sponsor may in its discretion acquire Class A shares to permit us to meet the Minimum Threshold. See “How to Subscribe.”

(5)	Our Sponsor has committed to acquire at least $250,000 of our Class A shares once we receive subscriptions equal to the Minimum Threshold. Thereafter, our Sponsor will continue to purchase 5.0% of our outstanding equity up to a cap of $2.5 million, or more in its discretion. Notwithstanding the foregoing, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold. All such initial shares purchased by our Sponsor will be at the same $9.75 per share price paid by other investors in connection with meeting the Minimum Threshold.

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If there are not sufficient offering proceeds from the initial subscription of shares by the public, any additional funding needed to fund the purchase price of the Seed Assets will be provided by an affiliate of our Sponsor in the form of a bridge loan to our Operating Partnership. As additional proceeds are raised pursuant to this offering, such proceeds will be used to pay off this bridge loan. The affiliate of our Sponsor providing us the bridge loan, if any, will use funds available from its own line of credit to fund such bridge loan to us. The affiliate of our Sponsor will charge us the same interest rate on any bridge loan that it incurs on its own line of credit facility. This rate is currently 8.0%. If at any point our Sponsor or its affiliates are providing short-term financing to us in order to fund real estate investments out of its own capital, our Sponsor or its affiliate will be allowed to charge a reasonable interest rate on any such loan, as determined by our Manager in its sole and reasonable discretion.

We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection, acquisition and management of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (accrued or waived) they will reduce the cash available for investment and distribution and will directly impact our monthly NAV. See the section entitled “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

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BUSINESS AND PROPERTIES

Overview

We are a newly organized Delaware limited liability company formed to invest primarily in stabilized, income-oriented, multi-tenant rental housing real estate in the United States and, to a lesser extent, invest in real estate debt and other real estate-related assets within the same multi-tenant asset class. Investments will include direct and indirect equity interests in such real estate properties located across the United States. We expect over time that our portfolio will be broadly expanded through the acquisition of multiple properties including investments in market-rate multi-family apartments, affordable/income restricted multi-family apartments, condominium conversions/deconversions, manufactured housing, student housing, and senior living (including assisted living, independent living, senior acute care, memory care, age-restricted properties and rehabilitation living properties) located generally in, but not limited to, states west of the Mississippi River.

We may also invest in non-distressed public and private real estate debt and real estate-related securities that have exposure to the multi-tenant rental housing sector including, but not limited to, CMBS mortgages, loans, mezzanine, and other forms of debt, and may also include preferred equity. Investments in these securities will be limited to less than 25.0% of our total asset value. To a limited extent, we may also invest in commercial real estate loans, as well as commercial real estate debt securities and other real estate-related assets. Our objective is to provide investors an attractively priced investment that generates a steady level of current income and appreciation while preserving and protecting our investors’ capital investments.

We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our Operating Partnership, either directly or through its subsidiaries, and we will be the sole general partner of our Operating Partnership. Additionally, we will contribute the net proceeds from this offering (including the private placements to our Sponsor) to our Operating Partnership in exchange for OP Units. We are externally managed by our Manager, a relying adviser and a wholly-owned subsidiary of Platform Investments, LLC, which is an investment adviser registered with the SEC and a wholly-owned subsidiary of our Sponsor, an established real estate investment manager. As a relying adviser of Platform Investments, LLC, our Manager’s provision of services to us must be conducted in accordance with the Advisers Act and the rules and regulations thereunder. We intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2018.

Prior to, upon commencement of this offering and the associated formation transactions, or shortly thereafter, we intend to acquire the Seed Assets, all of which are currently owned by affiliated investment vehicles of our Sponsor. The Seed Assets consist of: (i) a 64.71% joint venture interest in Domain, a 200-unit Class A luxury rental apartment located in the Kansas City metro area (Lenexa, Kansas); and (ii) a 100.0% direct fee interest in Orchard Corners, a 189-bed, 64-unit student housing community located in Lawrence, Kansas (University of Kansas).

Our Seed Assets

The following table provides information about our Seed Assets as of March 31, 2018:

Property (Location)	Property Type	Year Built/ Last Major Renovation(1)	NRA in SF (Number of Units)	Real Estate Value(2)		Interest Intended to be Acquired by Us	Projected Company Equity Investment at Close		In-Place Occupancy Rate	Average In-Place Monthly Rent
Domain at City Center (Lenexa, KS)	Multi-family	2016/na	204,771 (200 units)	$43,000,000	(3)	64.71%	$7,820,966	(5)	95.5%	$1.34/SF
Orchard Corners (Lawrence, KS)	Student Housing	1987/na	70,669 (64 units)	$5,600,000	(4)	100.0%	$2,218,069	(5)	98.0%	$0.94/SF

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(1)	We define “major renovation” as significant upgrades, alterations or additions to building common areas, interiors, exteriors and/or systems.

(2)	The values reflected are for 100.0% of the asset; therefore, our ownership interest in Domain should be multiplied by the Real Estate Value for an estimate of our approximate share of the property’s value. These values do not include (i) the value of any other assets or liabilities related to the property-owning entities (such as working capital and security deposits) or (ii) any acquisition costs, including any loan origination costs.

(3)	Reflects the Sponsor affiliate’s gross purchase price for the member interest in Domain on January 5, 2018 that equated to an underlying property value of $43 million.

(4)	Reflects the gross purchase price of Orchard Corners upon acquisition by the Sponsor affiliate on October 24, 2017.

(5)	Assumes projected acquisition dates of August 1, 2018 and September 1, 2018 for Domain and Orchard Corners, respectively, includes the Warehousing Fee and Acquisition Fee applicable to the Seed Assets, and is calculated as follows:

	Orchard	Domain
Gross real estate purchase price	5,600,000	43,000,000
Acquisition costs paid at close	28,327	336,769
Loan costs paid at close	23,005	213,445
Total gross purchase price + closing costs	5,651,332	43,550,214
% Owned	100.00%	64.71%
Company share of gross purchase price + closing costs	5,651,332	28,182,495
Warehousing Fee	95,737	317,145
Acquisition Fee	56,000	278,264
Company share of gross purchase price + closing costs + fees	5,803,069	28,777,904
Net of debt x % owned	(3,835,000)	(21,123,501)
Net of estimated prorations x % owned	250,000	166,563
Projected Company equity investment at close	2,218,069	7,820,966

Description of Our Seed Assets

Domain

Overview

Domain is a newly constructed class-A multi-family property located in Lenexa, Kansas, which is within Kansas City’s Johnson County multi-family submarket. Johnson County is one of the most desirable submarkets in Kansas City due to its public school system, and is a primary employment center as it contains the metro’s highest concentration of office space. Additionally, the submarket has Kansas City’s highest population growth rate since 2010, and its share of renter-occupied households has also increased in that time period.

Constructed in 2016, the property sits on approximately 3.19 acres and is 95.5% occupied as of March 31, 2018. Domain consists of 200 units (54% studios/1-bedrooms & 46% 2-bedrooms), 305 structured parking spaces, and a host of amenities, including a clubhouse with business center/lounge, a fitness and yoga center, resort-style pool, picnic/grill areas, and a dog wash station.

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The Company will be purchasing a 64.71% interest in The Domain at City Center LLC, the entity that currently owns Domain at Lenexa City Center LLC, which owns a fee simple interest in Domain. The developer, EPC Real Estate Group (“EPC”), through its affiliate Land Development Strategies, LLC, owns a 10.0% interest and will be the co-manager of The Domain at City Center LLC alongside us. The remaining 25.29% of ownership interests is owned by six private investors. The six private investors will have a passive ownership interest with no ability to influence the major decisions of The Domain at City Center LLC. The valuation of Domain is approximately $43,000,000, or $215,000 per unit, based on the purchase price paid by the Sponsor affiliate on January 5, 2018 for its member interest. Based on this valuation, the total amount of equity needed to purchase Domain is approximately $7,820,966, which includes the projected Warehousing Fee and Acquisition Fee, and assumes an acquisition date of August 1, 2018.

Domain represents an opportunity to acquire a newly constructed and stabilized Class A multi-family community in an off-market transaction with a reputable developer and manager of luxury apartments in Kansas City. The new property offers stable cash flows and is expected to require limited capital expenditures over the anticipated hold period resulting in solid risk-adjusted returns.

Financing

We received quotes for permanent financing from Fannie Mae, Freddie Mac, PNC Bank and UMB Bank. Based on the quotes, we decided to engage Freddie Mac to provide the financing. On January 5, 2018, Domain at Lenexa City Center LLC closed a $32,642,000 loan. The loan will mature in January 2028 and has a fixed interest rate of 4.51%. The loan requires interest only payments for 24 months and will then amortize based on a 30-year amortization schedule.

Tax Incentives

Domain receives the benefit of a TIF Agreement with the City of Lenexa that is expected to last through May 2029. The TIF Agreement was formed to compensate the developer for various infrastructure improvements within the Lenexa City Center development totaling over $8.2 million. As a result of the TIF, a majority of the property’s real estate taxes will be reimbursed, resulting in increased cash flows to Domain at Lenexa City Center, LLC.

Our Manager’s Rationale for the Domain Investment

Our Manager believes the investment in Domain to be compelling for the following reasons:

•	Asset Quality: Domain is the best located of competing properties in terms of walkability to the retail, office, and restaurant uses within Lenexa City Center. Domain is also on the larger end of average unit size across the competing properties and has the highest quality finishes. The amenity base is superior to competitive properties, giving Domain the ability to achieve a slight rent premium.

•	Lenexa City Center: Domain is located at the heart of the Lenexa City Center development, a mixed-use and walkable development spearheaded by the City of Lenexa. The City of Lenexa has invested more than $75 million to date with the development of a new City Hall, a recreation center, a 500-space public parking garage, a public market, and an office building that is partially leased to Park University (its first satellite campus in Johnson County).

o	Additional existing development in Lenexa City Center includes:
▪	SpringHill Suites (125 rooms)
▪	Hyatt Place Hotel and Lenexa Conference Center (125 rooms, 14,000 square feet of conference space)
▪	LifeTime Fitness
▪	Renner 89 (20,000 square feet of retail)
▪	Mixed Use Office/Restaurant (B.E. Smith HQ and Grand Street Café)
▪	Lexmark International HQ (240,000 square feet of office)
o	Future development plans in Lenexa City Center include:
▪	Aquatic Competition Center for the Shawnee Mission School District ($20 million)
▪	Johnson County Library ($21 million / 40,000 square feet)
▪	The District (175 market rate apartments – EPC developing, 35,000 square feet of retail/restaurant and 45,000 square feet of office)

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•	Expertise and Experience of Operating Partner: EPC was formed in 1999 during the e-commerce era as ePartment Communities. It was founded upon the idea of reinventing the way apartments are designed and operated. EPC is a full service company, including site selection, entitlements, design, and construction management. EPC ensures the success of each project, providing lease-up and stabilized property management. Its first project in 2004, BarreWoods, was branded as an “ePartment,”, the nation’s first all-wireless apartment project. Now, many years after the e-commerce era and several award winning and innovative developments, EPC is recognized as an industry leader in cutting edge and trend setting multi-family and mixed-use development. EPC has completed projects totaling just over $300 million in construction value since 2011, and will start six projects in 2017 and 2018, totaling approximately $250 million.

Orchard Corners

Overview

Orchard Corners is a 189-bed/64-unit student housing asset located near the University of Kansas campus in Lawrence, Kansas. Constructed in 1987, Orchard Corners consists of 64 two-, three- and four-bedroom apartment homes with units averaging 1,104 square feet and bedrooms averaging 374 square feet. The property is located at the southwest corner of Apple Lane & 14th Street, which is just east of the Bob Billings and Kasold intersection. It is also conveniently located less than 2 miles west of the University of Kansas. Property amenities include fully furnished apartments, microwaves and dishwashers. Select units have washer/dryers provided, vaulted ceilings and a private patio or balcony. Community amenities include a recently renovated swimming pool, laundry facility, fitness center, clothes care center, 24-hour emergency maintenance and off-street parking. In addition, the property sits on the KU bus route and a Lawrence “T” bus stop providing easy access to campus and throughout Lawrence.

The University of Kansas (KU) was established in 1866, and its main campus in Lawrence enrolls approximately 28,000 students and has 1,760 instructional faculty members. The University Honors Program is among the best in the United States, and U.S. News & World Report ranked the University of Kansas #1 nationally for its City Management/Urban Policy and Special Education programs. The city of Lawrence is located in Northeast Kansas along Interstate 70, approximately 25 miles east of Topeka, Kansas, the state capital, and approximately 40 miles west of the Kansas City metro.

We will purchase a 100.0% fee simple interest in the property for $5,600,000, or $87,000 per unit, plus the associated closing costs and Warehousing Fee and Acquisition Fee. The business plan includes investing in upgrades to the interior units during the first two years of the investment totaling approximately $250,000 or approximately $4,000 per unit. Once completed we intend to manage the asset for cash flow and modest long-term appreciation.

The acquisition of Orchard Corners was partially financed with a $3,835,000 loan from Academy Bank, which closed on October 24, 2017 and matures October 25, 2022. The loan requires interest-only payments until October 5, 2020, at which time, the loan will require interest plus principal payments based on a twenty-five (25) year amortization schedule. The interest payments required on the loan equal the greater of: i) 2.5% over the 30-day LIBOR rate or ii) 3.25%. To close the loan, Academy Bank required a one-time origination fee of $19,175 plus reimbursement of customary closing costs.

Based on the purchase price and existing debt, the total amount of equity needed to purchase Orchard Corners is approximately $2,218,069 which includes the projected Warehousing Fee and Acquisition Fee, and assumes an acquisition date of September 1, 2018.

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Our Manager’s Rationale for the Orchard Corners Investment

Our Manager believes the investment in Orchard Corners to be compelling for the following reasons:

•	Location: Orchard Corners sits directly on the KU bus line, approximately two miles from KU’s campus. KU is a top-tier university with approximately 28,000 students.

•	Market Dynamics: KU is the major demand driver for Lawrence. Unlike many other Midwestern metropolitan areas, which have a shortage of young renters, the town’s median age is 28, and most residents rent. Many of these residents gravitate toward student housing. Absorption has kept pace with new deliveries this cycle. In fact, strong absorption compressed vacancies to historical lows since 2013. Vacancies have been between 5.0% and 6.0% during the past two years. Further, there have been limited new deliveries of student-housing competition and the units that have been delivered are targeted toward a different tenant than Orchard Corners given the significantly higher rents than Orchard Corners.

•	Steady Cash Flow: Orchard Corners has a history of solid performance. During the 2016/2017 school year, the property had one vacant unit and is currently 98.0% leased for the 2017/2018 school year (one model unit is vacant). The property is well positioned in the market and provides students with good value without sacrificing location. We believe it is still possible to make minor upgrades to the units and increase rents without impacting our value proposition. We believe this market position will result in long-term steady cash flows with modest property appreciation.

Other Property Information

Mortgage Financing

We intend to employ leverage in order to provide additional funds to support our investment activities. In this regard, we will assume (directly or indirectly through our joint venture interests) the existing mortgage debt on the Seed Assets, but we do not plan to incur additional debt in connection with the acquisition of the Seed Assets. The following is a summary of the mortgage debt for the Seed Assets as of March 31, 2018 (dollar amounts in thousands):

Property	Interest Rate	Maturity Date	Principal Balance	Principal Balance at Maturity	Loan to Real Estate Value(2)	Amortization Period (Years)	Current Borrower	Prepayment Provisions
Domain at City Center	4.51%	January 2028	$32,642	$27,693	75.9%	30	Domain at Lenexa City Center, LLC	Defeasance (1)
Orchard Corners	LIBOR +2.50%	October 2022	$3,835	$3,542	68.8%	25	RC Bridge III, LLC	None

(1)	A defeasance provision requires the borrower to, in the event of a prepayment, substitute the collateral with other income-producing assets (typically U.S. Treasury bonds) to generate income for the lender for the remainder of the term of the loan.

(2)	The real estate values used in the calculation are based on the values described above under “—Our Seed Assets” for Domain at City Center ($43,000,000) and Orchard Corners ($5,600,000). These values do not include (i) the value of any other assets or liabilities related to the property-owning entities (such as working capital and security deposits) or (ii) any acquisition costs, including any loan origination costs.

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Property Encumbrances

As of the filing of this offering circular there are no known environmental matters, property encumbrances or on-going legal procedures that would impair the value of the Seed Assets or our ability to acquire them.

Regulation

General

Our Seed Assets are each subject to various covenants, laws, ordinances and regulations, including regulations relating to common areas and fire safety requirements. We believe that each of our Seed Assets have the necessary permits and approvals to operate its business.

Americans with Disabilities Act

Our Seed Assets must comply with Title III of the ADA to the extent that it is a “public accommodation” as defined by the ADA. The ADA may require removal of structural barriers to access for persons with disabilities in certain public areas of our Seed Assets where such removal is readily achievable. Although we believe that our initial property is substantially in compliance, some of our properties may currently be in noncompliance with the ADA. Such noncompliance could result in the incurrence of additional costs to attain compliance, the imposition of fines or an award of damages to private litigants. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations as appropriate in this respect.

Insurance

We believe the Seed Assets are currently adequately covered by insurance consistent with the level of coverage that is standard in our industry; however, we cannot predict at this time if we will be able to obtain adequate coverage at a reasonable cost in the future.

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MANAGEMENT

Our Sponsor

Our Sponsor, Platform Ventures, LLC is a holding company headquartered in the Kansas City metropolitan area, which through its subsidiaries, invests in real estate assets, real estate operating companies, and real estate technologies. Our Sponsor currently has over 30 employees and ownership interests in several separate platform companies including:

•	Silverwest Hotels: Headquartered in Denver, Colorado, Silverwest is an innovative hotel investment and management company. Silverwest performs strategic acquisition, development and management of hotel real estate assets. Silverwest has acquired various hotels and is engaged in developments across several Colorado destinations, Hawaii’s Big Island, West Des Moines, Iowa and San Antonio, Texas.

•	AREA Real Estate Advisors: Headquartered in Kansas City, Missouri, AREA is a full-service boutique commercial real estate company specializing in office, retail, and industrial tenant representation and project leasing, as well as property management and consulting.

•	Platform Technologies: Headquartered in Fairway, Kansas, Platform Technologies is a real estate investment technology affiliate focused on providing commercial real estate applications to operators of commercial real estate as well as financial advisers and investors. The RealtyClub Platform is one such application that provides access to institutional quality investment opportunities for advisers and their accredited investor clients.

•	Platform Investments: Headquartered in Fairway, Kansas, Platform Investments is a national real estate investment management company. The company is a registered investment adviser and manages several investment vehicles that consist of institutions and high net worth investors. SEC registration does not imply a certain level of skill or training. As of March 31, 2018, Platform Investments, LLC and its affiliates have made investments in over 35 states and have approximately $1.3 billion of assets under management across the United States, including assets managed by our affiliates who are not registered investment advisers (this amount does not represent Regulatory Assets Under Management as defined by the SEC).

Since inception, our Sponsor and its affiliates have purchased real estate and real estate debt and issued real estate debt with a total enterprise value of over $2.3 billion deploying approximately $640 million of fund capital and partner capital. The investment team has experience investing across the risk spectrum with a specific focus on identifying assets that it believes are undervalued and/or undermanaged. The experienced team seeks to add value to client portfolios by applying its knowledge of the long-term cycles and macro-economic trends that shape the real estate market in order to identify price-to-value dislocations.

Our Manager

PVDH Manager, LLC, our Manager, is a relying adviser and a wholly-owned subsidiary of Platform Investments, LLC, an investment adviser registered with the SEC and a wholly-owned subsidiary of our Sponsor. As a relying adviser of Platform Investments, LLC, our Manager’s provision of services to us must be conducted in accordance with the Advisers Act and the rules and regulations thereunder. Registration with the SEC does not imply a certain level of skill or training. Our Manager, acting through the Shared Services Agreement with our Sponsor and utilizing the personnel and resources of our Sponsor, will select our investments, manage our day-to-day operations, and implement our investment strategy. Our Manager will establish an investment committee that will make decisions with respect to all acquisitions and dispositions. See “—Investment Committee of our Manager” below. Our Manager, our Sponsor and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

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We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations, and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Responsibilities of our Manager

Below is a list of responsibilities of our Manager. As further detailed in “—Expense Reimbursement Policies” below, we will reimburse our Manager and its affiliates for certain services as described herein, which services are in addition to the services included in the Investment Management Fee payable to our Manager.

Investment Advisory, Origination, and Acquisition Services

•	approve and oversee our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	serve as our investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing a diverse portfolio of multi-tenant rental housing properties and other real estate-related assets;

•	adopt and periodically review our investment guidelines;

•	structure the terms and conditions of our acquisitions, sales and joint ventures;

•	approve and oversee our debt financing strategies;

•	approve joint ventures, limited partnerships, and other such relationships with third parties;

•	approve any potential liquidity transaction;

•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•	oversee and conduct the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	preparation and approval of all marketing materials to be used by us relating to this offering;

•	the negotiation and coordination of the receipt, collection, processing, and acceptance of subscription agreements, and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to this offering; and

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•	all other services related to this offering.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our operating agreement;

•	enter into leases and service contracts for the properties and other investments;

•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

•	provide daily management services to us and perform and supervise the various management and operational functions related to our investments; and

•	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	calculate and prepare our monthly NAV;

•	assist in the establishment of valuation guidelines in connection with the calculation of our monthly NAV;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel, and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	make, change, and revoke such tax elections on our behalf as our Manager deems appropriate, including, without limitation, (i) making an election be treated as a REIT or to revoke such status and (ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide us with all necessary cash management services;

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•	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

•	evaluate and obtain adequate insurance coverage based upon risk management determinations;

Shareholder Services

•	determine our distribution policy and authorizing distributions, from time to time;

•	approve amounts available for redemptions of our common shares;

•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports, and other communications; and

•	establish necessary technology infrastructure to assist in providing shareholder support and other shareholder services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker, if necessary;

•	negotiate terms of, arrange, and execute financing agreements;

•	manage relationships between us and our lenders, if any; and

•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales, or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Expense Reimbursement Policies

We will reimburse our Manager and its affiliates, as applicable, for the following expenses incurred on our behalf (to the extent not directly paid by the Company):

(a)       all Formation and Offering Expenses incurred behalf of the Company and our subsidiaries;

(b)       all fees, costs and expenses related to the acquisition, improvement, development, maintenance, ownership, operation, monitoring, financing, refinancing, hedging and/or sale of the Seed Assets (including, without limitation, fees, costs and expenses incurred as a result of our acquisition of the Seed Assets or proposed investments in future assets that are not consummated, to the extent not reimbursed by a third party, including fees, costs and expenses that would have been allocable to co-investors had such proposed transaction or investment been consummated, if the amount allocable to such co-investors is not paid by such parties;

(c)       fees and expenses for legal, audit, accounting, tax preparation, research, valuation, administration and third party consulting services (and to the extent that any lawyers, accountants or other professionals who are employees of or contracted by our Sponsor or its affiliates perform legal, accounting or other services in connection with any of the foregoing in lieu of or in conjunction with external legal counsel, auditors or third party professional service providers, our Sponsor or Manager is allowed to include a reasonable fee for such services; provided that the amounts charged for such services are reasonable in our Manager’s reasonable discretion and such reimbursement corresponds only to the portion of such employees’ business time spent on Company matters);

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(d)       fees, costs and expenses associated with asset management and property management services (which may be payable to or reimbursed to an affiliate of our Manager), including, without limitation, (i) hiring, supervising, and termination of external property management personnel, including, but limited to, property managers, brokers and leasing agents; (ii) negotiating leases; (iii) coordinating development, redevelopment and construction, (iv) zoning and permits; (v) broken deal expenses; (vi) financial performance analysis; (vii) variance analysis; (viii) annual budgeting; (ix) cash forecasting; (x) capital expenditure plan formulation; (xi) asset valuation; and (xii) all other Company-specific asset and property management services specifically tailored to or associated with Investments;

(e)       litigation expenses, including any expenses incurred in connection with any threatened, pending or anticipated litigation, examination or proceeding, including the amount of any settlements or judgments in connection therewith and amounts relating to our indemnification obligations under our operating agreement;

(f)      the charges and expenses associated with bookkeeping or the preparation and distribution of financial statements, tax returns, Form 1099s, Schedule K-1s, capital call and distribution notices and reports to our shareholders (including, without limitation, any software or online data portal used in connection with such reporting);

(g)      the charges and expenses of maintaining our and our subsidiaries’ bank accounts and of any banks, custodians or depositories appointed for the safekeeping of any funds received in connection with subscriptions before the applicable record date for such shares or other property of the Company, including the costs of bookkeeping and accounting services;

(h)       all expenses incurred by our Manager or its designee in its capacity as the Operating Partnership’s “partnership representative” or any similar role;

(i)       the costs and expenses relating to meetings of, or reporting to, our Manager’s Investment Committee, if any, incurred on our behalf;

(j)       the costs and expenses of technology related to research and monitoring of our investments, including, without limitation, market information systems and publications, research publications and materials, including, without limitation, new research and quotation equipment and services;

(k)       all technology related expenses, including, without limitation, (x) any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or (y) reasonable expenses of affiliates or (z) technology service providers and related software/hardware utilized in connection with our accounting, investment and operational activities;

(l)       travel and entertainment expenses associated with investigating, evaluating, acquiring, making, monitoring, managing or disposing of investments incurred by any person responsible for matters related to the Company, including personnel of Sponsor and its affiliates, and ordinary travel expenses for third-party legal and other service professionals in connection with services provided to us;

(m)     any taxes, fees or other governmental charges levied against us or our subsidiaries and all expenses incurred in connection with any tax filing, tax audit, investigation, settlement or review of the Company or any of our subsidiaries;

(n)       interest on and fees and expenses relating to borrowings of the Company and its subsidiaries;

(o)      expenses related to the formation of any subsidiary or entity formed for the purpose of acquiring or holding any investment;

(p)      costs of risk management services and insurance for the Company, our subsidiaries and their investments, including insurance to protect our Sponsor, our Manager and their affiliates in connection with the performance of activities related to us;

(q)      expenses incurred in connection with any amendment to our joint venture agreements or any similar arrangements with co-investors or soliciting any consent or approval related thereto;

(r)       fees, costs and expenses incurred in connection with communications by us with our investors (including, without limitation, any software or online data portal);

(s)       fees, costs and expenses incurred in connection with government and regulatory filings, including, without limitation, this offering statement on Form 1-A, annual reports on Form 1-K, semi-annual reports on Form 1-SA, current reports on Form 1-U, special financial reports on Form 1-K and Form 1-SA; and exit reports on Form 1-Z;

(t)       fees, costs and expenses relating to defaulting joint venture partners or co-investors;

(u)      expenses incurred in connection with liquidating the Company or any of our subsidiaries;

(v)      the costs of any third parties retained to provide services to us or any of our subsidiaries; and

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(w)      all other expenses not specifically provided for above that are incurred by our Manager (or its affiliates) in connection with operating the Company, any subsidiary of the Company organized for the purpose of holding Company assets, or performing the duties of our Manager as described in the section entitled “Management.”

For the avoidance of doubt, our Manager will not be reimbursed for (i) office overhead of our Manager or its affiliates, (ii) compensation of our Sponsor’s employees (except as otherwise provided above), or (iii) travel expenses of our Sponsor’s employees that are not related to the Seed Assets or other Company matters.

“Formation and Offering Expenses” means all fees and out-of-pocket expenses incurred in connection with the formation of the Company and our Operating Partnership and the consummation of any offering by the Company or any of our subsidiaries, including, without limitation, all fees and expenses incurred in connection with the offer and sale of our common shares or units of our Operating Partnership in this offering, including, without limitation, travel, legal, accounting (and to the extent that any lawyers, accountants or other professionals who are employees or contractors of Related Parties perform legal, accounting or other services in connection with any of the foregoing in lieu of or in conjunction with external legal counsel, auditors or third party professional service providers, our Sponsor or Manager is allowed to include a reasonable fee for such services; provided that the amounts charged for such employee and contractor charge-back services are reasonable in our Manager’s reasonable discretion and such reimbursement corresponds only to the portion of such employees’ business time spent on Company matters), filings, the cost of preparing the offering materials and the documentation in connection with the formation of the Company and our Operating Partnership, and all other expenses incurred by the Company or any of Related Party in connection with the offer and sale of our common shares (or units of our Operating Partnership).

Executive Officers of Our Sponsor and Manager

We have no paid employees. The employees of our Sponsor or its affiliates provide management, acquisition, advisory, asset management, and certain other administrative services for us. Each of the executive officers of our Sponsor is also expected to serve as an executive officer of our Manager. The following table sets forth certain information with respect to the executive officers of our Sponsor:

Officer	Age	Position Held with Our Sponsor
Ryan Anderson	35	Co-President
Terry Anderson	34	Co-President
Kyle Siner	43	Chief Financial Officer
Todd Blanding	41	Chief Investment Officer
Greg Steinberg	41	Senior Vice President, General Counsel and Chief Compliance Officer
Brian Douglas	35	Senior Vice President
Robert Isselhardt	34	Senior Vice President

Experience of our Management Team

Set forth below is biographical information for the executive officers of our Sponsor.

•	Ryan Anderson. Mr. Anderson serves as the Co-President of our Sponsor. Mr. Anderson is a seasoned entrepreneur starting and running several real estate related ventures over the past decade. Currently, he is Co-President and Co-Founder of our Sponsor, Platform Ventures, providing overall strategic and investment decisions. Ryan leads the business development and acquisitions functions. He has spearheaded the acquisition of over $1.5 billion of debt and real estate assets. He is involved in a number of other real estate related operating companies including: Silverwest Hotels, Inspired Homes, and APD Management and has previously been involved in Pillar Financial. Ryan earned a bachelor’s of science in international business and Spanish, and a master’s of business administration in management from Rockhurst University.

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•	Terry Anderson. Mr. Anderson serves as the Co-President of our Sponsor. Mr. Anderson is a seasoned entrepreneur starting and running several real estate related ventures. Currently, he is Co-President and Co-Founder of our Sponsor, Platform Ventures. Mr. Anderson provides overall strategic direction, and leads the financial management, operational, and investor relations functions. He has spearheaded the acquisition of over $1.5 billion of debt and real estate assets. He is involved in various real estate related operating companies including: Silverwest Hotels, Inspired Homes, and APD Management and has previously been involved with Pillar Financial. Terry earned a bachelor’s of science in finance and accounting and has a master’s of business administration in finance from Rockhurst University.

•	Kyle Siner. Mr. Siner serves as the Chief Financial Officer of our Sponsor and has since joining in 2010. In that capacity, he oversees the accounting, financial and tax reporting functions for the Sponsor and its subsidiary affiliates. Prior to joining the Sponsor, Mr. Siner held executive financial positions with an affiliate where he worked closely with Ryan and Terry Anderson on various joint ventures since 2007. Mr. Siner also serves as the Chief Financial Officer for Silverwest Hotels, an affiliated hotel investment and management company, in which he oversees the same functions for that company. Earlier in his career, Mr. Siner held various financial management positions in public accounting and private industry. He began his career with Deloitte & Touche in 1996. Mr. Siner received a bachelor’s of science degree in accounting from Rockhurst University and a master’s of science of accounting from the University of Missouri-Kansas City.

•	Todd Blanding, CFA. Mr. Blanding serves as the Chief Investment Officer of our Sponsor. He is responsible for managing the firm’s investment processes and strategies. Mr. Blanding has more than 18 years of real estate investment experience. Prior to joining our Sponsor, Platform Ventures, he was a vice president and portfolio manager at Essex Property Trust, where he managed a $3.1 billion portfolio of multi-family assets. His past experience also includes serving as vice president of real estate acquisition at GI Partners, where he co-managed and sat on the investment committee of two core discretionary real estate funds investing on behalf of state pension plans. Mr. Blanding also served as vice president of real estate acquisitions at JPMorgan. In that role, he sourced $1.1 billion in investment opportunities and led the formation of more than $600 million in acquisition and development joint ventures on behalf of JPMorgan’s commingled funds and separate account clients. Mr. Blanding is a holder of the right to use the Chartered Financial Analyst® designation and is a member of the Urban Land Institute. He received a bachelor’s degree in finance from the University of Michigan. He also has a master’s of business administration degree in finance, real estate and strategy from Northwestern University’s Kellogg School of Management, where he graduated summa cum laude.

•	Greg Steinberg. Mr. Steinberg serves as Senior Vice President, General Counsel and Chief Compliance Officer of our Sponsor. In that capacity, Mr. Steinberg oversees all legal and regulatory affairs and is actively involved in all of the legal and compliance aspects of our Sponsors’ business, including acquisitions, financing, asset management, and strategic planning. Prior to joining our Sponsor, Mr. Steinberg spent six years as Vice President and Associate General Counsel of Bats Global Markets, Inc., now known as Cboe Global Markets, Inc., where he played a key role in Bats’ 2016 IPO, and the sale of Bats to CBOE Holdings in 2017. Mr. Steinberg began his career with Husch Blackwell LLP. Mr. Steinberg earned a bachelor of science in economics with concentrations in finance and entrepreneurial management from The Wharton School at the University of Pennsylvania, and his Juris Doctor from the University of Kansas. Mr. Steinberg maintains licenses to practice law in Kansas and Missouri.

•	Brian Douglas. Mr. Douglas serves as Senior Vice President and asset manages investments for our Sponsor. Mr. Douglas is a senior commercial real estate professional with over 15 years of experience in asset management, acquisitions, dispositions, valuations, due diligence, leasing and development. As Senior Vice President Mr. Douglas’ primary responsibility is oversight of our real estate portfolio including all asset management functions as well as strategy execution at both the fund and property level. He also contributes with new business underwriting, financing and development initiatives. Prior to joining our Sponsor, Platform Ventures, Mr. Douglas served as a senior associate at GE Capital Real Estate in the JV Equity Group. In that role, he held responsibility for the investment of a $1 billion portfolio of institutional-grade real estate, including 6,800 multi-family units and one million square feet of commercial office space. Mr. Douglas has a bachelor’s degree in finance from the University of Colorado-Boulder, and a master’s of business administration degree in real estate from the University of Wisconsin-Madison.

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•	Robert Isselhardt. Mr. Isselhardt serves as Senior Vice President and manages the acquisition and underwriting functions of our Sponsor. He oversees a team of investment analysts who work closely with the acquisitions team to model, analyze, underwrite and perform due diligence on potential real estate investments. Mr. Isselhardt will also work with our various investment partners in coordinating deal negotiation, structuring and closing. Previously, Mr. Isselhardt was an associate director of investments at ORIX Capital Markets, where he worked with originators to evaluate and execute real estate focused investments. He also worked with the corporate development team on various strategic initiatives. Mr. Isselhardt’ s experience also includes working with various real estate focused divisions of ORIX Capital Markets, including acquisitions, development, structured finance, asset management, REO and CMBS surveillance. Mr. Isselhardt has a bachelor’s degree from the University of Wisconsin-Madison, where he majored in finance and real estate.

Investment Committee of our Manager

General

In evaluating investment opportunities for our real estate portfolio, our Manager will utilize its investment committee (the “Investment Committee”). All acquisitions and dispositions of properties in our portfolio will be subject to the prior review and approval of the Investment Committee. The Investment Committee is comprised of senior real estate professionals who currently have between 10 and 20 years of experience in the real estate industry, each of whom is also an executive officer or key employee of our Sponsor. A brief description of the current Investment Committee is below.

The Investment Committee will consist of at least three members who will each serve at our Sponsor’s sole discretion. The current Investment Committee is comprised of five members—Ryan Anderson, Terry Anderson, Todd Blanding, Brian Douglas, and Robert Isselhardt. The background of each is discussed above under “Management- Executive Officers of our Sponsor.”

Duties of the Investment Committee

The Investment Committee will determine whether each investment is properly underwritten and approve each investment based on a number of criteria including, but not limited to:

•	the macro and local market environment;

•	if the return projections are consistent with our investment objectives;

•	whether the investment provides proper portfolio diversification across geographies and property type;

•	the appropriateness of the underwriting assumptions, including the debt assumptions used in the cash flow models;

•	anticipated investment period and asset liquidity; and

•	the terms and conditions of the transaction such that they are properly structured to limit the risk to us.

The Investment Committee will also be responsible for (1) establishing our investment guidelines and overseeing our investments; (2) overseeing the investment activities of our subsidiaries; (3) approving the disposition and liquidation of assets; and (4) providing risk management and portfolio management support such as confirming whether the construction of our portfolio meets our investment objectives and providing proper risk-adjusted, projected returns to our shareholders.

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Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Sponsor is also expected to serve as an executive officer of our Manager. Each of these individuals receives compensation from our Sponsor for services he or she performs for us on our behalf. As executive officers of our Sponsor, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service our acquired investments, and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager and/or Sponsor, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of Related Parties

Subject to certain limitations, our operating agreement limits the liability of Related Parties, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to such Related Parties.

Our operating agreement provides that to the fullest extent permitted by applicable law, Related Parties will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Related Parties, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been a Related Party.

Insofar as the foregoing provisions permit indemnification of directors, officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of our Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by our shareholders for “cause” (as defined below), or may choose to withdraw as manager, under certain circumstances.

Our shareholders may remove our Manager, but only with 30 days prior written notice for “cause” following the affirmative vote of two-thirds of our shareholders. “Cause” is defined as:

•	our Manager’s continued breach of any material provision of the operating agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Sponsor or one of its affiliates and our Manager and/or Sponsor (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

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•	the dissolution of our Manager.

Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates, including pursuant to the shared services agreement described below under “—Shared Services Agreement” without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Advisers Act.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Our Sponsor, the parent company of Platform Investments, LLC, which is the parent company of our Manager, has committed to acquire at least $250,000 of our Class A shares in a private placement once we receive subscriptions equal to the Minimum Threshold. Thereafter, our Sponsor will continue to purchase 5.0% of our outstanding equity up to a cap of $2.5 million, or more in its discretion. Notwithstanding the foregoing, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold. All such initial shares purchased by our Sponsor will be at the same $9.75 per share price paid by other investors in connection with meeting the Minimum Threshold.

RealtyClub Platform

We will conduct this offering primarily on the RealtyClub Platform, which will host this offering in connection with the distribution of the common shares offered pursuant to this offering circular. The RealtyClub Platform is owned and operated by Platform Technologies, LLC, an affiliate of our Sponsor. We will not pay Platform Technologies, LLC any sales commissions or other remuneration for hosting this offering on the RealtyClub Platform. However, our Manager will enter into a service agreement with Platform Technologies pursuant to which our Manager will pay one-third of the Investment Management Fee to Platform Technologies, LLC for administrative and ministerial services associated with operating the RealtyClub Platform on our behalf.

Shared Services Agreement

Our Manager has entered into a Shared Services Agreement with our Sponsor. Pursuant to this agreement, our Manager will be provided with access to, among other things, our Sponsor’s investment management, asset valuation, risk management, and asset and property management services, as well as administration services addressing legal, audit, accounting, tax preparation, compliance, investor relations, and information technologies necessary for the performance by our Manager of its duties in exchange for a fee representing our Manager’s allocable cost for providing these services to us. The fee paid by our Manager pursuant to the Shared Services Agreement will not constitute a reimbursable expense for the Company. However, under the Shared Services Agreement, our Sponsor will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager that we are required to pay to our Manager under the terms of our operating agreement.

License Agreement

We will enter into a license agreement with our Sponsor effective upon the commencement of this offering, pursuant to which our Sponsor will grant us a non-exclusive, royalty free license to use the name “Platform Ventures.” Other than with respect to this license, we will have no legal right to use the “Platform Ventures” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Platform Ventures.”

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MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees, distributions and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Offering Stage

Reimbursement of Formation and Offering Expenses — Manager	Our Manager has paid and will continue to pay offering expenses on our behalf in connection with the offering of our shares, such as third-party legal, accounting, marketing and other similar expenses. We will reimburse our Manager, without interest, for formation and offering costs incurred before and after launch. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from this offering. Any excess costs will be rolled forward to subsequent months until paid in full. We reimburse our Manager for these costs and future offering costs it may incur on our behalf.	We expect to incur $1,000,000 in expenses in connection with this offering and our formation. As of March 31, 2018, the amount incurred was approximately $775,000.

Acquisition and Development Stage

Acquisition / Origination Fee — Manager or its Affiliate

Equity Investments. An SPE through which we will invest in each property (and in which we will own up to 100.0% of the interests) will pay up to 1.0% of the amount of the property purchase price to our Manager or its affiliates.

Debt Investments. If an origination fee is charged on a debt investment, the third-party borrower will typically pay 1.0% to 3.0% of the amount funded by us. Our Manager and/or its affiliates will receive 1.0% of the amount funded by us, and any origination fees exceeding 1.0% will be paid directly to us.

Actual amounts are dependent upon the purchase price and debt capital funded; we cannot determine these amounts at the present time. We expect the Acquisition Fee payable upon the acquisition of the Seed Assets to be as follows: (i) $278,264 on Domain and (ii) $56,000 on Orchard Corners.

Reimbursement of Acquisition / Origination Expenses — Manager	We reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by an Operating Partner, whether or not we ultimately acquire or originate the investment. See “Management—Expense Reimbursement Policies” above.	Actual amounts are dependent upon the assets pursued by our Manager for our benefit, which is also somewhat dependent on the amount of offering proceeds we raise (and the amount of leverage we employ). We cannot determine these amounts at the present time.

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Repayment of Bridge Loan — Sponsor or its Affiliate	Our Sponsor or an affiliate may make short-term bridge loans to us or our Operating Partnership in order to fund the acquisition of real estate investments. The interest rate to be charged by our Sponsor or its affiliate will be the same rate that our Sponsor or its affiliate pays on any loan facilities it has that support the bridge loans made to us. This rate is currently 8.0%. If at any time our Sponsor or its affiliate is funding bridge loans to us from its own capital, our Manager will determine a reasonable interest rate to be charged on such a bridge loan, solely in its reasonable discretion. Although proceeds from any source can generally be used for any purpose in the discretion of our Manager, generally additional proceeds raised from subscriptions of our common shares pursuant to this offering will be used to pay down any bridge loan to our Sponsor or its affiliates.	Actual amounts borrowed are dependent upon the amount of subscriptions by the public for our common shares and the amounts required to purchase real estate investments, many of which are not yet identified. Therefore, we cannot determine the amount of any bridge loans that will be made to us by our Sponsor or its affiliates or the amount of interest that we will pay associated with such loans.

Warehousing Fee – Sponsor or its Affiliate

When we purchase our Seed Assets from our Sponsor or one of its affiliates, we will pay a Warehousing Fee equal to an annualized rate of 2.0% of the purchase price of the asset with respect to the period of time the asset is warehoused, plus any transaction costs in connection with the acquisition.

We expect the Warehousing Fee payable upon the acquisition of the Seed Assets to be as follows: (i) $317,145 on Domain and (ii) $95,737 on Orchard Corners, assuming acquisition dates of August 1, 2018 and September 1, 2018, respectively.

Operational Stage

Investment Management Fee — Manager	Monthly Investment Management Fee equal to an annualized rate of 1.50%, which will be based on net offering proceeds through the end of the Introductory Period, and thereafter will be based on our NAV (on a consolidated basis) at the end of each prior month.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

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Annual Performance Allocation – Manager or its Affiliate	If the total return to shareholders in any calendar year exceeds 6.0% per annum, calculated on a class-by-class basis, our Manager will be entitled to receive a performance allocation equal to 10.0% of the excess total return. “Total return” with respect to each class is comprised of the change in NAV per share for such class plus distributions per share for such class. In the event the NAV per share for one or both classes decreases below $10.00, the annual performance allocation distributed with respect to such applicable class or classes will not be earned on any increase in NAV per share up to $10.00.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time. Holders of Class A may pay a higher amount than holders of Class D shares because of the monthly shareholder servicing fee applicable only to Class D shares (see below), which could result in a relatively higher return to holders of Class A shares.

Reimbursement of Servicing Expenses – Manager or Other Party	We reimburse our Manager for actual servicing expenses associated with our debt investments including any up-front set-up fee and employee costs of our Sponsor or Manager. The servicing expenses incurred by our Manager are meant to be a straight pass-through expense to the Company. Our Manager may decide to enter into a servicing agreement with a third-party to service and administer the loans held by us and we will pay for any expenses incurred in connection with such services. See “Management—Expense Reimbursement Policies” above.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

Class D Shareholder Servicing Fee – Manager or Other Party	Monthly shareholder servicing fee equal to an annualized rate of 0.50% of net offering proceeds from the sale of Class D shares through the end of the Introductory Period, and thereafter based on the NAV of our Class D shares. We will not pay a shareholder servicing fee with respect to our outstanding Class A shares.	Actual amounts are dependent upon the NAV per share of our Class D shares, the number of Class D shares purchased, the number of Class D shares redeemed and when our Class D shares are purchased.

Special Servicing Fee – Manager or Other Party	If there are any non-performing loans, our Manager will charge us a special servicing fee, to be paid quarterly, and paid to our Manager at an annualized rate of 1.0% of the unpaid principal balance of the non-performing asset. The payment of the special servicing fee will be in addition to any third-party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by our Manager. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the unpaid principal balance of such asset, and the results of our operations; we cannot determine these amounts at the present time.

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Reimbursement of Other Operating Expenses — Manager	We will reimburse our Manager for out-of-pocket third-party expenses in connection with providing services, including, legal, accounting, auditing, consulting and other fees and expenses, financing commitment fees, real estate title and appraisal costs, valuation expense and printing, but not including ordinary overhead and administrative expenses of our Manager and its affiliates, except to the extent provided in our operating agreement. We will also reimburse our Manager for compensation expenses, including employee and contractor charge-backs, attributable to the services of professionals employed or contracted by Related Parties who perform legal, accounting and asset management services for the Company, in the event that our Manager engages such professionals to perform such services in lieu of (or in addition to) the engagement of a third-party to provide such services, provided that (i) the amounts charged for such services are reasonable in our Manager’s reasonable discretion, and (ii) the reimbursement corresponds only to the portion of such professionals’ business time spent directly on such Company matters. The expense reimbursements will also include expenses incurred by our Sponsor in the performance of services under the Shared Services Agreement between our Sponsor and our Manager. See “Management—Expense Reimbursement Policies” above for a more detailed description of which expenses will be reimbursed by us.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Liquidation/Listing Stage

Exit Performance Allocation	We expect to be managed as a perpetual vehicle. However, upon the occurrence of an event resulting in the liquidation of all or substantially all of the assets of the Company, including by a sale or series of sales of our assets, a sale or merger of the Company, a listing of our shares on a national securities exchange or a similar transaction, our Manager will be entitled to an exit performance allocation equal to 10.0% of the total return of the REIT in excess of an annualized non-compounded 6.0% return to our shareholders on a class-by-class basis over the life of the Company.	Actual amount is dependent on the performance of our Company over time, the occurrence of a liquidation or merger event, and the amounts realized pursuant to such event; therefore, we cannot determine this amount at the present time. In the event we list our shares on a national securities exchange or a similar transaction, the total return of the REIT will be based on the closing market price on the day of the IPO calculated against the weighted average of the actual subscription prices for the Class A and Class D shares plus an amount equal to the distributions paid to Class A and Class D shareholders prior to the IPO. If the Manager is removed for “Cause” (see “Management—Term and Removal of our Manager”), it forfeits this exit performance allocation.

Example of Certain Estimated Fees

Assuming we are successful in raising the maximum offering amount of $50,000,000 of our common shares and our Sponsor fulfills its commitment to purchase $2,500,000 of our common shares, we will have $42,488,000 available for future property acquisitions after netting out the required equity to purchase the Seed Assets.  If we invest the $42,488,000 and assume the total offering expenses equal $1,000,000, and we are successful in utilizing 75% leverage (the maximum target leverage) in acquiring our portfolio, then we would be able to purchase approximately $165,952,000 in additional  assets.  Further, if we assume average transaction costs equal 5.0% of total assets purchased, the purchase price of this hypothetical portfolio of future assets (excluding the Seed Assets), less transaction costs, would be equal to approximately $157,654,000.

If 100% of these additional purchases are equity investments subject to the 1.0% Acquisition Fee, the Acquisition Fee on the additional purchases would equal $1,576,540, resulting in aggregate Acquisition Fees across the entire portfolio of assets equal to approximately $1,910,804 (Seed Assets: $334,264 plus additional purchases $1,576,540).  Further, assuming our net offering proceeds equal $49,000,000 ($50,000,000 maximum offering amount less $1,000,000 offering expenses), the annualized Investment Management Fee would equal $735,000 (1.50% of net offering proceeds).

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PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5.0% of our common shares, for each director and executive officer of our Sponsor and for the directors and executive officers of our Sponsor as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 4220 Shawnee Mission Parkway, Suite 200B, Fairway, KS 66205.

	Number of Shares	Percent of
Name of Beneficial Owner (1)	Beneficially Owned	All Shares
Platform Ventures, LLC (2)(3)(4)	100	100
Ryan Anderson	0	*
Terry Anderson	0	*
Kyle Siner	0	*
Todd Blanding	0	*
Brian Douglas	0	*
Robert Isselhardt	0	*
Greg Steinberg	0	*
All directors and executive officers of our Sponsor as a group (9 persons)	0	*

*	Represents less than 1.0% of our outstanding common shares.

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	In connection with our formation, our Sponsor purchased 100 Class A shares at a per share price of $10.00.

(3)	At or near the time we accept investor subscriptions meeting our Minimum Threshold, our Sponsor, Platform Ventures, LLC, will purchase at least $250,000 of Class A shares, and thereafter, will continue to acquire Class A shares pro rata (5.0%) alongside subscriptions we receive for our common shares (in any combination of Class A or Class D shares) up to a cap of $2.5 million, or more in its discretion. Notwithstanding the foregoing, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold. All such initial shares purchased by our Sponsor will be at the same $9.75 per share price paid by other investors in connection with meeting the Minimum Threshold.

(4)

Platform Ventures, LLC is wholly owned and controlled by ABTS Holdings, LLC, which is jointly owned and controlled by the Sponsor’s Co-Presidents, Ryan Anderson and Terry Anderson. Ryan Anderson and Terry Anderson may be deemed to have shared voting power and dispositive power over the shares held by Platform Ventures, LLC.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Related Parties. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Formation Transactions

Upon commencement of this offering, or shortly thereafter, we intend to acquire interests in the Seed Assets from affiliates of our Sponsor.

Domain

We intend to purchase a 64.71% interest in The Domain at City Center LLC, the entity that currently owns Domain at Lenexa City Center LLC, which owns a fee simple interest in Domain. The valuation of Domain is approximately $43,000,000, or $215,000 per unit, based on the purchase price paid by the Sponsor affiliate on January 5, 2018 for its member interest. Based on this valuation and existing debt that we will assume, the total amount of equity needed to purchase Domain is approximately $7,820,966, which includes the projected Warehousing Fee of $317,145 and Acquisition Fee of $278,264 and assumes an acquisition date of August 1, 2018. This purchase price does not include any closing or other transaction costs incurred in connection with the acquisition for which we would need to reimburse our Manager.

Orchard Corners

We also intend to purchase a 100.0% fee simple interest in Orchard Corners for $5,600,000, or $87,000 per unit, plus the associated closing costs and Warehousing Fee and Acquisition Fee. Based on our Sponsor’s purchase price and existing debt that we will assume, the total amount of equity needed to purchase Orchard Corners is approximately $2,218,069, which includes the projected Warehousing Fee of $95,737 and Acquisition Fee of $56,000 and assumes an acquisition date of September 1, 2018. This purchase price does not include any closing or other transaction costs incurred in connection with the acquisition for which we would need to reimburse our Manager.

If there are not sufficient offering proceeds from the initial subscription of shares by the public, any additional funding needed to fund the purchase price of the Seed Assets will be provided by an affiliate of our Sponsor in the form of a bridge loan to our Operating Partnership. As additional proceeds are raised pursuant to this offering, such proceeds will be used to pay off this bridge loan. The affiliate of our Sponsor providing us the bridge loan, if any, will use funds available from its own line of credit to fund such bridge loan to us. The affiliate of our Sponsor will charge us the same interest rate on any bridge loan that it incurs on its own line of credit facility. This rate is currently 8.0%. If at any point our Sponsor or its affiliates are providing short-term financing to us in order to fund real estate investments out of its own capital, our Sponsor or its affiliate will be allowed to charge a reasonable interest rate on any such loan, as determined by our Manager in its sole and reasonable discretion

Our Affiliates’ Interests in Other Platform Ventures Entities

General

The officers and key real estate professionals who perform services for us on behalf of our Sponsor are also officers, directors, managers, and/or key professionals of other entities affiliated with Platform Ventures, LLC. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other Related Parties may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us.

Payment of Certain Fees and Expenses to our Manager

The agreements between us and our Manager are not the result of arm’s-length negotiations. As a result, the fees and expense reimbursements (including with respect to employee and contractor charge-backs) we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party.

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The timing and nature of the fees our Manager will receive from us could create a conflict of interest between our Manager and our shareholders. Specifically, our Manager is responsible for the calculation of our NAV on a consolidated and fully-diluted basis, including OP Units, all of which are convertible into Class A common shares, and the Investment Management Fee we pay to our Manager will be based on our then-current NAV (on a consolidated basis).

Among other matters, the compensation arrangements could affect the judgment of our Manager’s personnel with respect to:

•	the continuation, renewal or enforcement of our agreements with our Manager and its affiliates, including the operating agreement;

•	whether and when we seek to list our common shares on a stock exchange or other trading market;

•	the decision to adjust the value of our real estate portfolio or the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;

•	public offerings of equity by us, which may result in increased Investment Management Fees to our Manager;

•	competition for tenants from affiliated programs that own properties in the same geographic area as us;

•	an incentive to make investments that are riskier or more speculative if performance is lagging than if our Manager were compensated on a basis not tied to our performance; and

•	benefiting from management fees that we will pay even if we are not profitable. Among other things, this arrangement may incentivize our Manager to maintain the existence of the investments rather than dispose of assets for the purpose of maintaining the payment of management fees.

In addition, the Investment Management Fee paid to our Manager is based on our NAV on a consolidated and fully-diluted basis, which is calculated by our Manager’s internal accountants and asset management team in accordance with our valuation guidelines. Appraisals of our properties and valuations of our investments in other real estate-related assets, which are two components used to calculate our NAV, are only estimates of fair value and may not correspond to realizable value upon a sale of those assets. Because our Manager is responsible for calculating our NAV, our Manager could be motivated to establish our NAV at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by our Manager.

We will pay an Investment Management Fee to our Manager regardless of the quality of the services it provides during the term of the operating agreement. Our Manager, however, has a contractual obligation to us based on the operating agreement. Our Manager may only be terminated by our shareholders for cause. See “Management-Term and Removal of Manager” for more details.

Allocation of Time of Our Sponsor’s Key Personnel

We rely on our Manager and its affiliates to manage our day-to-day activities and to implement our investment strategy. Our Manager and certain of its affiliates, including its senior management and other employees, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, Related Parties will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Related Parties will devote only as much of its time to our business as our Manager, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, Related Parties may experience conflicts of interest in allocating management time, services, and functions among us and other Related Parties and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Related Parties than to us. However, our Manager believes that it and its affiliates have sufficient personnel to fully meet their responsibilities to all of the activities in which they are involved and are committed to fulfilling its required duties as outlined in our operating agreement.

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Allocation of Investment Opportunities

We rely on our Manager’s Investment Committee to identify suitable investments for us; however, other entities affiliated with our Sponsor also rely on these same key real estate professionals. Therefore, we may compete with the other entities that our Sponsor may advise or own interests in, for opportunities to acquire, lease, finance, or sell investments. As a result of this competition, certain investment opportunities may not be available to us.

Should a potential conflict of interest arise with respect to the allocation of investment opportunities among the funds, our Sponsor’s (or its affiliate’s) investment team will allocate the opportunity among any particular fund(s) with available capital. The allocation of investment opportunities will be determined by the stated investment objectives and targeted return objectives of the particular fund(s). As part of this process, the following factors will be considered, based on their applicability:

•	size of the potential equity investment,

•	the type of asset(s),

•	the length of targeted hold period of the asset(s),

•	risk profile of the investment opportunity,

•	geographic location of the asset(s), and/or

•	any other factors specific to the investment opportunity.

If as a result of this review, the investment team determines that an investment opportunity may be allocated to more than one fund, a “rotation” process may be utilized whereby funds with available capital will be allocated the investment opportunity in a manner that rotates among such funds in a specified order.

Investments in the Same Markets

Although there are benefits to investing in the same market as our Sponsor’s affiliates or related entities such as obtaining detailed market knowledge or leveraging local relationships to execute acquisitions and day-to-day operations, conflicts of interest may exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other Related Parties or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Related Party were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Related Party were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors, or building managers.

Interests of Related Parties in Other Real Estate Programs

Certain of our Related Parties, are presently, and in the future, intend to be, involved with a number of other real estate programs and activities. In particular, our Manager and its affiliates currently manage a number of private investment funds and have ownership interests in a number of real estate companies that are focused on major real estate property types and markets in the United States. Although most of these funds and companies are not investing in stabilized income-focused investments, there may be an instance where these funds or future funds may directly compete with us for investment opportunities and could receive investment allocations on an ongoing basis.

Related Parties are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets. None of the Related Parties are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity.

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Joint Ventures with Affiliates of Our Sponsor

Subject to approval by our Manager’s Investment Committee, we may enter into joint ventures or other arrangements with affiliates of our Sponsor to acquire, develop and/or manage real properties. In conjunction with such prospective agreements, our Sponsor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are, or may become, inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our Sponsor or its affiliates, including our Manager, may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our Manager will make investment decisions on our behalf, agreements and transactions between our Sponsor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Lack of Separate Legal Counsel

The same law firms serve as legal counsel for us and for certain of our Related Parties. Such law firms have not been engaged to act and have not acted on behalf of our shareholders or conducted a review or investigation on your behalf. Partners of such law firms may acquire common shares on the same terms as other investors. If a conflict should arise, consideration will be given to the extent to which our interests diverge from those of the relevant Related Parties, and, if necessary, separate legal counsel will be retained for one or more of the parties.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, our shareholders will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution” for more details.

Certain Conflict Resolution Measures

Independent Representative

If our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, our Manager will appoint an independent representative who is not affiliated with any Related Parties (the “Independent Representative”) to protect the interests of our shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

We and our Manager and its affiliates currently have a conflicts of interest policy stating that our and their Conflicts Committee, which is comprised of representatives of our Sponsor, will meet as often as it deems necessary to discuss conflicts and potential conflicts of interest. Our conflicts of interest policies may be amended at any time in our Manager’s discretion. If we have a transaction deemed to be a principal transaction, we will refer to the offering documents of the particular fund(s).

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Bridge Loan Availability

Although not obligated to do so, our Sponsor or its affiliates expect to have the ability to provide short-term financing to us or our Operating Partnership in order to permit us to fund real estate investments that would otherwise be available to us, out of its own capital, if we have not yet raised sufficient proceeds to fund an acquisition. As additional proceeds are raised pursuant to this offering, such proceeds will be used to repay the bridge loans until it is paid in full. The interest rate to be charged by our Sponsor or its affiliate will be the same rate that our Sponsor or its affiliate pays on any loan facilities it has that support the bridge loans made to us. This rate is currently 8.0%. However, if at any point our Sponsor or its affiliates are providing short-term financing to us or our Operating Partnership in order to fund real estate investments out of their own capital, our Sponsor or its affiliates will be allowed to charge a reasonable interest rate on any such loan, as solely determined by our Manager in its reasonable discretion.

Warehousing of Seed Assets

Our Seed Assets have been originated and warehoused by our Sponsor or its affiliates. We will acquire the Seed Assets at cost, plus applicable fees, and our Sponsor and its affiliates will be entitled to be reimbursed for amounts paid to acquire the asset, including all transaction costs plus a Warehousing Fee equal to a 2.0% annualized rate with respect to the period of time the asset is warehoused and customary closing costs.

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INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives include providing our investors:

•	a stable and diverse source of income;

•	appreciation of our NAV over time through active asset management and thoughtful investment management;

•	protection and preservation of investors’ capital; and

•	An investment vehicle in direct real estate that provides a return profile with lower volatility than public real estate companies.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments, the management of our portfolio and the purchase and sale of our assets. Our Manager’s Investment Committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s Investment Committee will periodically review our investment guidelines to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Investment Strategy

The foundation of our investment strategy is to focus on the acquisition and management of multi-tenant rental housing properties. We will utilize our Sponsor’s broad commercial real estate investment platform and capabilities to guide our investment decisions. Our Sponsor and its affiliates currently have approximately $1.17 billion of assets under management across the United States, including assets managed by our affiliates who are not registered investment advisers, and have invested in over 35 states and in most major markets across the United States (this amount does not represent Regulatory Assets Under Management as defined by the SEC). We will focus on middle market investments that are too small for large capital providers and too large and/or complex for local investors with a particular focus on gross deal sizes ranging from $5 million to $100 million. We anticipate this portfolio will provide stable income streams, lower volatilities, and outperform the market over a long holding period. Our Manager believes that a diverse investment portfolio may offer investors benefits for a given level of risk relative to a more focused portfolio. Moreover, lease revenues represent the most important source of income from our real estate investments and, as such, we believe that compiling a diverse tenant base by purchasing multiple properties and property types across various markets and geographic regions could limit the economic impacts associated with leasing properties or tenants potentially defaulting under their leases.

We intend to use substantially all of the proceeds of this offering to originate, acquire, asset manage, operate, selectively leverage, and opportunistically sell stabilized, income-oriented, multi-tenant rental housing properties in the United States through the acquisition of equity interests in such properties, and, to a lesser extent, invest in real estate debt and other real estate-related assets within the same multi-tenant asset class. Investments will include direct and indirect equity interests in such real estate properties located across the United States. We expect over time that our portfolio will be broadly expanded through the acquisition of multiple properties including investments in market-rate multi-family apartments, affordable/income restricted multi-family apartments, condominium conversions/deconversions, manufactured housing, student housing, and senior living (including assisted living, independent living, senior acute care, age-restricted properties, memory care, and rehabilitation living properties) located primarily in, but not limited to, states west of the Mississippi River. We may also invest in non-distressed public and private real estate debt and real estate-related securities that have exposure to the multi-tenant rental housing sector including, but not limited to, CMBS, mortgages, loans, mezzanine, and other forms of debt, and may also include preferred equity. Investments in these securities will be limited to less than 25.0% of our total asset value. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.

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Finally, while we do not intend to focus on investments in more liquid real estate related securities such as common or preferred stock in public equity REITs, mortgage REITs, or other real-estate related companies, we may make such investments from time to time if we feel more liquid positions are needed to meet our investment objectives. In addition to investments in public equity REITs, mortgage REITs, or other real -estate related companies liquid positions may also include other short-term investments such as money market instruments, cash and other cash equivalents (such as short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities), or U.S. government or government agency securities. We believe these liquid real estate-related securities will help maintain sufficient liquidity to meet potential quarterly repurchase requests under our share repurchase plan and manage cash before investing subscription proceeds into properties while also providing us an attractive risk-adjusted investment return. We may only invest up to 10.0% of our assets in these liquid investments. In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor given our Sponsor’s strong track record and extensive experience and capabilities as a fund manager. These competitive advantages include:

•	Our Sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our Sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire;

•	Our Sponsor’s acquisition experience, which includes seeking, underwriting and evaluating real estate deals in every major asset class and various locations within the U.S., and in a variety of market conditions; and

•	Our Sponsor’s asset management experience, which includes actively monitoring each investment through critical property management, leasing, renovation and disposition activities.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager’s Investment Committee will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management, and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our Sponsor’s team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

We believe that active management is critical to creating value. We will continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell or refinance the asset.

To execute our disciplined investment approach, a team of our real estate professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

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•	Market Research – The investment team completes exhaustive market diligence on demographics, employment drivers, competing properties, and capital market activity.

•	Physical Research – The investment team engages third-party property condition, environmental, zoning and code compliance, and building systems assessments to identify prospective investment deferred maintenance items and to validate capital requirement assumptions.

•	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for appreciation, potential for principal loss, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset.

•	Asset Management – Prior to the purchase of an individual asset or portfolio, our Manager’s acquisition team works in tandem with the asset management team to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to implement the contemplated business plan in an attempt to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Opportunity and Market Overview

Investing with us offers investors the opportunity to gain real estate exposure with lower fees and higher returns relative to other public non-traded REITs. Compared to other public non-traded REITs, we offer lower upfront fees and lower ongoing fees. According to an SEC Bulletin dated August 31, 2015, public non-traded REITs typically charge 10.0% to 15.0% in upfront costs.

We believe the market for near term acquisition and long-term hold of cash-flowing multi-tenant rental housing properties – through direct and indirect equity investments and joint ventures – as well as other real estate-related assets that have exposure to the same multi-tenant rental housing asset class is compelling on a risk-adjusted basis. Given the recent concentration of investment capital into increasingly larger investment vehicles, and the corresponding desire for increasingly bigger deal sizes, we feel well-positioned to benefit from investing in deals falling below the radar of these large institutional investors. Further, our focus on markets with favorable risk-return characteristics should provide the opportunity to take advantage of relatively inexpensive financing to achieve higher cash yields than would be achievable on deals of a similar profile in more efficiently-priced markets.

Market Opportunities

Investing with us offers investors the opportunity to gain real estate exposure with lower fees and higher returns relative to other public non-traded REITs. We believe our investment strategy of focusing specifically on multi-tenant rental housing within the middle market segment of the market will lead to solid risk-adjusted returns based on: (i) the long-term demand/supply imbalance within the multi-tenant rental housing sector; (ii) the historical performance of the multi-tenant rental housing sector relative to other property types during downturns; and (iii) our experience and ability to transact within the middle-market segment of the market.

Long-term demand/supply

The market has experienced 12 years of consecutive rental demand growth pushing total rental households to 43.3 million. Partially pushing this growth is the Millennial Generation (born between 1985 and 2004) which has accounted for 25.0% of the growth. The Millennial Generation is contributing to this growth despite the fact that 35.6% of 18-34 year-olds live with parents, which is an all-time high. It is expected that the Millennial Generation will account for 49.8 million households by 2035 compared to only 16 million in 2015. Also contributing to the increase in demand is the declining affordability of home ownership (nominal median housing prices have increased in 97 out of the largest 100 Metropolitan Statistical Areas), tight supply and stricter mortgage lending practices. This demand growth has pushed the percentage of American households that rent to 37.0%, a fifty-year high. On the supply side, even after seven consecutive years of growth in new residential property supply, the United States has added less new housing over the past decade than at any 10-year period dating back to at least the 1970s.  This lack of new supply is coming at a time when renter demand has spiked as a result of the fallout of the housing crisis, younger generations pushing out home purchases, and incredible demographic tailwinds.  Additionally, despite the duration of the current real estate cycle, we continue to believe that the demand/supply imbalance in the multi-tenant housing market will continue for the foreseeable future.  Although vacancy has increased slightly in 2017 due to an increase in supply (especially in urban areas), the national vacancy is still at historic low levels driven by an average increase of 1 million new renters per year over the past four years (2012-2016).  There are some reports that suggest that the United States will need to add over 4.6 million new rental units by 2030 to meet the projected demand.  To meet this demand the industry will need to add at least 350,000 units every year, far above the average 244,000 units delivered annually over the past four years.  We believe this demand/supply imbalance will result in continued rent growth that outpaces inflation, as well as solid risk-adjusted returns for investors.

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In addition to apartment rentals we will also look to invest in student housing properties.  This sector of the market is also benefiting from demand/supply imbalances driven by demographics, steady college enrollment, and the aging and constricted supply of college dormitories. From 1980 to 2012, the number of university-enrolled students grew from 12.1 million to 21.5 million with 14.0% enrollment growth expected through 2024. This growth has resulted in average occupancies in the sector equal to approximately 95.8%. Census data would seem to support this growth trend. Census data suggests that the population turning 18 years old (typical college freshman age) will average over 4.2 million per year through 2025.  From a supply standpoint, reports suggest there are about three million on-campus beds nationwide that house predominately freshmen and four million “purpose-built” off-campus beds.  This supply reportedly is enough for about one-fifth to one-quarter of the enrolled students at many colleges and universities. And many of these dorms are outdated and lack the modern amenities and conveniences that students are demanding.  In fact, some reports suggest the median age of the campus housing in the 65 top markets is just over 50 years old. Despite the aging inventory, projections for development seem muted with a projected 70,000 new beds estimated to be developed between 2018 and 2020.  As a result of the strong project demand and constrained supply, our Manager believes this sector will benefit from rent growth that outpaces inflation.  Moreover, because the asset class is considered a relatively new asset class with institutional investors and tends to have higher operating expenses versus apartments, the initial average yields are about 50 bps higher than a conventional apartment community, but the same attractive financing is available, which can result in solid risk-adjusted returns.

Furthermore, to take advantage of an aging population in the United States we will also look for attractive investments that accommodate this segment of the population.  Reports suggest that the older households (aged 55 and over) are shifting how they live.  This segment of the population accounted for 44.0% of renter household growth between 2005 and 2016.  As a result, the share of renters in this age group increased to 27.0% in 2016—up from 22.0% in 2005.  Further, the latest Census Bureau projections put the total population age 65 and over at 79 million by 2035—an increase of more than 31 million from 2015.  Overall, it is estimated that one in five individuals, as well as one in three households, will be over the age 65 in 2035.  With more people living well into their 80s and beyond, the Census Bureau projects the population over 80 will double over this period from 12 million to 24 million.  This is significant because studies show that the homeownership rates start to drop off around age 75 and the drop off really accelerates above 80 years old.  This suggests that as the peak of the Baby Boomers (born between 1946 and 1964) reach 75 years of age and beyond around the year 2025 we should expect some additional drop off in the home ownership rate and demand will continue to accelerate for rental and senior housing alternatives.  However, as the population ages there is an increase in ambulatory disabilities.  The Joint Center for Housing Studies projects that 17.1 million older households will have ambulatory disabilities by 2035.  This is significant when considering only 1.0% of the national housing supply offers five basic universal design features: no-step entry, single-floor living, extra-wide hallways and doorways, electrical controls reachable from a wheelchair, and lever-style handles on faucets and doors.  As a result of the growing demand and limited supply that can accommodate this segment of the populations’ needs, we believe there will be a strong need for senior-focused housing that can accommodate this segment of the population’s needs.

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Recession resilient asset class

The economic recovery is in its eighth year since the nadir of the Great Recession. Despite the long recovery, we still believe the fundamentals of real estate support current pricing. However, real estate is correlated to the overall health of the economy, especially to the job market and overall GDP. We believe, the multi-tenant rental housing sector provides some downside protection versus other property types during broader economic downturns.

Historically, the apartment sector has been viewed as a lower-risk asset type. This makes sense since housing is a necessity and financing for the asset class is readily available from general real estate financing sources in addition to government-back agencies. As a result, historical capitalization rates and the risk premium or spread between the capitalization rates and U.S. treasury rates (i.e., risk-free rate) tend to be lower than other asset classes. During the past 15 years (2002-2017) apartments, on average, had lower cap rates than other property types. Further, the risk premium of apartments, as measured by the spread between capitalization rates and the US Treasury rates, has consistently been lower than any other property type. Over the past 15 years this risk premium has equaled 3.30% versus 3.99%, 4.15%, 4.40%, for retail, office, and industrial assets, respectively. So does this translate to multi-tenant assets outperforming other asset classes during economic downturns? Historically, yes, apartments were the first asset type to reach pre-recession capitalization rates coming out of the Great Recession. Additionally, the Consumer Property Price Index for apartments, not only outperformed other property types during the Great Recession but has had outsized performance in the past six years relative to other asset classes.

Student housing and senior housing also provide some stability to a portfolio during economic downturns. In every recession since 1960, colleges have experienced an increase in enrollment. Fundamentally, this makes sense as the opportunity cost of going to college—the job opportunities a person forgoes while in college—drops dramatically during recessions. It is more difficult to find a job or to get a promotion during recessionary periods. As demand for housing increases, the supply typically does not keep up as college endowments pull back funding and private capital sources have a more difficult time accessing debt and equity to capitalize new projects.

In terms of senior housing, we believe the sector has proven to be recession-resilient and the current demographic trends driving demand are attractive today and will continue to be attractive over the coming decades. Although average occupancy rates declined to just below 87.0% during the Great Recession, annual net absorption and rent growth was positive. Despite the overall condition of the economy, people still age, get sick, become injured, and require care for disabilities. Senior housing generated annualized total returns that outperformed the broader real estate market between 2005 and 2015, a period that ramped up towards the Great Recession; cycled through the downturn, and experienced the initial recovery after the economic downturn. According to NCREIF, a quarterly index of private commercial real estate properties, senior housing generated annualized total returns of 14.7% versus 8.4% for the broader NCREIF NPI during this ten-year period.

Middle-market segment

Ultimately, we believe the market for near term acquisitions and long-term hold of cash flowing commercial properties as well as other real estate related assets is attractive on a risk adjusted basis. We are especially comfortable competing within the middle market segment given the fragmented marketplace. There has been a recent shift in institutional real estate resulting in a concentration of investment capital funding larger investment vehicles and larger deal sizes which has made large income-focused core investment returns razor thin with little downside protection. Further, these core transactions tend to be large urban developments which is an area of the market right now where supply is projected to outpace current demand in the near-term resulting in price softness. We believe there is more of a market inefficiency in the middle-market segment and we feel well positioned to benefit from our Sponsor’s experience in the middle market segment and its ability to find price dislocations. Further, given the size and success of our Sponsor, in addition to the quality of deal flow available, we believe we should benefit from more favorable financing terms and negotiating power on our acquisitions.

Targeted Investments

Prior to acquiring an asset, our Manager’s Investment Committee will perform an individual analysis of the asset to determine whether it meets our investment guidelines. Our Manager’s Investment Committee will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

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We intend to invest in stabilized, income-oriented, multi-tenant rental housing properties, but may invest in other real estate-related assets from time to time. These properties will be mostly existing properties. Generally, we will search for properties that offer steady cash-flow with the potential for capital appreciation in markets with sound economic fundamentals.

In the case of real estate-related investments, we may invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies that invest in or have exposure to the multi-tenant rental housing sector, (2) debt securities such as commercial mortgages, mortgage loan participations, commercial mortgage-backed securities and debt securities issued by other real estate companies with a similar focus, (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities with exposure to multi-tenant rental housing assets, and (4) certain commercial property types other than multi-tenant properties.

We intend to hold our assets for a minimum of two years and potentially in excess of ten years from the completion of this offering, but may hold longer or sell sooner based on future market conditions or property performance. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy. Tax rules applicable to REITs may also influence our hold periods for each investment.

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in multi-tenant rental housing assets that we believe will provide strong cash flow characteristics and steady appreciation. To the extent feasible, we will seek to satisfy our investment objectives of achieving attractive cash yields with the potential for capital appreciation. In making investment decisions for us, our Manager’s Investment Committee will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, the prospects for long-term appreciation and its liquidity and income and REIT tax considerations.

We are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate, and is expected to be most commonly owned directly through an SPE. We may selectively acquire properties with joint venture partners. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—Gross-Income Tests—Sale-Leaseback Transactions.”

We intend to invest in markets with favorable risk-return characteristics. As a result, our actual investments may result in concentrations in a limited number of geographic regions. We will make our investments in or in respect of real estate assets located in the United States.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents:

•	environmental reports;

•	surveys;

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•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our Manager;

•	financial statements and rent rolls covering recent operations of properties having operating histories; and

•	title, property, liability, and other insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment consists primarily of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, surveying of the ownership history, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

Generally, sellers engage and pay third-party brokers or finders in connection with the sale of an asset. While we intend to sell our common shares through North Capital, any required commissions or other compensation payable to North Capital or any other broker-dealers that we may use from time to time, will not be paid by, or charged to, us or our shareholders. Our Manager will pay a fee equal to 0.50% of the equity raised in this offering to North Capital as well as a flat fee of $10,000 related to due diligence performed by North Capital. In addition, our Manager will pay licensing and servicing fees to North Capital pursuant to a software and services license agreement between North Capital and our Manager.

We may enter into arrangements with the seller of a property whereby the seller agrees that, if during a stated period the property does not generate a specified cash flow, the seller will pay in cash to us or credit us with a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing properties, we will be subject to risks generally incident to the ownership of real estate.

Lack of Allocation Requirements

Nothing in our operating agreement, organizational documents or otherwise provides for restrictions or limitations on the percentage of our investments that must be (i) in a given geographic area, (ii) of a particular type of real estate, or (iii) acquired utilizing a particular method of financing. Our Manager may change our targeted investments and investment guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise. See “Risk Factors—Risks Related to an Investment in our Company.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s Investment Committee and subject to the direction and oversight of our Manager’s Investment Committee. Our Manager’s Investment Committee must approve all investments. We will not, however, purchase or lease assets in which a Related Party has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the fair value that could be achieved through an arms-length sale, which fair value could be determined by an independent appraisal. In the event that two or more members of the Investment Committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. Our Manager’s Investment Committee will periodically review our investment guidelines and our investment portfolio. Changes to our investment guidelines must be approved by our Manager’s Investment Committee.

Our Manager will focus on the sourcing, acquisition, and management of multi-tenant rental housing properties. In selecting investments for us, our Manager will utilize our Sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

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•	downside protection;

•	real estate market factors that may influence real estate valuations;

•	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and leasing market conditions affecting the real estate;

•	the cash flow in place and projected to be in place over the expected hold period of the real estate;

•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•	review of third-party reports, including property condition, title, zoning and environmental reports;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. Our Manager will evaluate our position within the overall capital structure and our rights in relation to potential joint venture partners. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Borrowing Policy

We believe that our Sponsor’s ability to obtain both competitive financings and its relationships with top tier financial institutions should allow our Manager to successfully employ competitively-priced, moderate levels of borrowing in order to enhance our returns. Although our investment strategy is not contingent on financing our assets in the capital markets, our Sponsor’s past experience in procuring a range of debt facilities should provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions.

We intend to employ leverage in order to provide more funds available for investment. We believe that prudent use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our debt financing, on a portfolio-wide basis, will be between 65.0% and 75.0% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, although it may exceed this level during our offering stage. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during a period when we are significantly growing our portfolio, it is our policy to not borrow more than 80.0% of the greater of cost or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s Investment Committee.

Operating Policies

Interest Rate Risk Management / Hedging Activities. We may engage in hedging transactions to protect our investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our shareholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

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Equity Capital Policies. We are a Delaware limited liability company organized on August 31, 2017 under the Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in our Company are denominated in common shares and, if created in the future, an unlimited number of preferred shares. Our operating agreement provides that we may issue 10,000,000 common shares with the approval of our Manager and without shareholder approval, which may be classified as Class A shares or may be classified as Class D shares. As of the date of this offering circular, we have issued 100 common shares to our Sponsor. We are offering up to $50,000,000 of our common shares, which represent limited liability company interests in our Company. We are offering to sell any combination of two classes of common shares, Class A shares and Class D shares. The per share purchase price for both classes of our common shares will be $10.00 per share during the Introductory Period; however, the first $5,000,000 sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share price for each class will be adjusted every month and, will equal the NAV per share for such class as of the end of the prior month. Each class of shares may have a different NAV per share because only the Class D shares carry a shareholder servicing fee.

Our Manager will adjust our per share purchase price for each class monthly and any subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until the Subscription Revocation Deadline. Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month.

If an investor submits a subscription after the 5th business day before the end of the month, such investor will not be admitted on the first day of the following month. Instead such investor will be admitted on the first day of the subsequent month. For example, assuming April 25th is the 5th business day before the end of the month, an investor who subscribes on April 26 will pay the per share purchase price calculated as of April 30 and generally published by May 15 and the investor will be admitted with an effective date of June 1. In this second example, settlement occurs the first day of the second month (i.e., June 1) following the date the subscription is received (i.e., April 26) and the purchase price for the shares will be the price as of the end of the then-current month (i.e., May). The subscription is fully revocable until the Subscription Revocation Deadline (i.e., the 5th business day before the end of May).

In addition, our Manager may in the future elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Disposition Policies

As each of our investments reach what we believe to be its optimum value during the expected life of the Company, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our shareholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our shareholders. We anticipate that any such dispositions typically would occur during the period within approximately ten years from the termination of this offering (subject to pursuing alternative means of providing liquidity). However, we may sell any or all of our properties or other assets before or after this anticipated holding period if, in the judgment of our Manager’s Investment Committee, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or would impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells a property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” with respect to any such property and is subject to a 100.0% penalty tax on the net income from any such transaction unless the sale qualifies for a statutory safe harbor from application of the 100.0% tax. As a result, our Manager will attempt to structure any disposition of our properties with respect to which our Manager believes we could be viewed as a dealer in a manner to avoid this penalty tax through reliance on the safe harbor available under the Code or through the use of a TRS. See “U.S. Federal Income Tax Considerations—Taxation of Our Company.” Alternatively, the risk of incurring the 100.0% tax may require our Manager to forgo an otherwise attractive sale opportunity.

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When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased multi-tenant property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

Market conditions, our status as a REIT and other factors could cause us to delay the commencement of our liquidation or other liquidity event. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located, and U.S. federal income tax effects on shareholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” with potentially unfavorable tax consequences for our shareholders, or terminate our status as a REIT.

Liquidity Event

We expect to be managed as a perpetual vehicle. While we will always actively gauge the market for possible liquidity events, there can be no assurances that a suitable transaction will be available. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange, or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our shareholder redemption plan may provide an opportunity for you to have your common shares redeemed, subject to certain restrictions and limitations. See “Description of Our Common Shares—Quarterly Shareholder Redemption Plan” for more details.

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PLAN OF OPERATION

General

We are a newly organized Delaware limited liability company formed to invest primarily in stabilized, income-oriented, multi-tenant rental housing real estate in the United States and, to a lesser extent, invest in real estate debt and other real estate-related assets within the same multi-tenant asset class. Investments will include direct and indirect equity interests in such real estate properties located across the United States. We expect over time that our portfolio will be broadly expanded through the acquisition of multiple properties including investments in market-rate multi-family apartments, affordable/income restricted multi-family apartments, condominium conversions/deconversions, manufactured housing, student housing, and senior living (including assisted living, independent living, senior acute care, age-restricted properties, memory care and rehabilitation living properties) located generally in states west of the Mississippi River. We may also invest in non-distressed public and private real estate debt and real estate-related securities that have exposure to these multi-tenant rental housing sector including, but not limited to, CMBS mortgages, loans, mezzanine, and other forms of debt, and may also include preferred equity. Investments in these securities will be limited to less than 25.0% of our total asset value. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. Our objective is to provide investors an attractively priced investment that generates a steady level of current income and appreciation while preserving and protecting our investors’ capital investments.

We are externally managed by PVDH Manager, LLC, a relying adviser and a wholly-owned subsidiary of Platform Investments, LLC, which is an investment adviser registered with the SEC and a wholly-owned subsidiary of our Sponsor. As a relying adviser of Platform Investments, LLC, our Manager’s provision of services to us must be conducted in accordance with the Advisers Act and the rules and regulations thereunder. SEC registration does not imply a certain level of skill or training. Our Manager will make all of our investment decisions. We intend to qualify as a real estate investment trust (a “REIT”), for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2018.

Results of Operations

We were formed on August 31, 2017 and, as of the date of this offering circular, we have not commenced operations. We will not commence any significant operations until we have raised offering proceeds equal to at least the Minimum Threshold.

Revenue Base

Our initial revenue base will come from the property cash flows of our real estate investments. The cash flows from these investments are mostly reliant on the leases that are currently in-place and the contractual rental payments outlined in those various leases.

Initial Real Estate Investments

Overall, we believe the initial real estate portfolio will provide investors with a stable source of income with the likelihood of modest capital appreciation over time. Upon reaching the Minimum Threshold, we expect to use the proceeds from this offering to acquire the Seed Assets as described in more detail above under “Business and Properties—Our Seed Assets.”

Allocation of Purchase Price of Acquired Seed Assets

Property Name	# of Units	Real Estate Value (1)		Projected Company Equity Invested at Close		Price/Unit
Domain at City Center	200	$43,000,000	(2)	$7,820,966	(4)	$215,000
Orchard Corners	64	$5,600,000	(3)	$2,218,069	(4)	$87,500
TOTAL	264	$48,600,000		$10,039,035		$184,091

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(1)	The values reflected are for 100.0% of the asset; therefore, our ownership interest in Domain should be multiplied by the Real Estate Value for an estimate of our approximate share of the property’s value. These values do not include (i) the value of any other assets or liabilities related to the property-owning entities (such as working capital and security deposits) or (ii) any acquisition costs, including any loan origination costs.

(2)	Reflects the Sponsor affiliate’s gross purchase price for the member interest in Domain on January 5, 2018 that equated to an underlying property value of $43 million.

(3)	Reflects the gross purchase price of Orchard Corners upon acquisition by the Sponsor affiliate on October 24, 2017.

(4)	Assumes projected acquisition dates of August 1, 2018 and September 1, 2018 for Domain and Orchard Corners, respectively, and includes the Warehousing Fee and Acquisition Fee applicable to the Seed Assets.

Competition

We face competition when attempting to make real estate investments, including competition from domestic and foreign financial institutions, other REITs, life insurance companies, pension funds, partnerships, and individual investors. Our ability to grow the portfolio and subsequently our financial performance depends on our Manager’s ability to navigate the competitive landscape of the industry. Many competitors have substantially greater financial resources than we do and may be able to accept more risk or lower returns than we think is appropriate. Competition from these entities may reduce the number of suitable investment opportunities for us or increase the bargaining power of property owners willing to sell assets. We believe our Manager has the extensive experience and necessary relationships to effectively maneuver within the competitive real estate industry. Further, we are focusing specifically on the middle-market segment of the market which is historically where the most volume of transactions occur and where our Manager has specialized over the past decade.

In addition to the acquisition of new investments, the on-going leasing of real estate is also highly competitive. Our properties compete for tenants with similar properties primarily on the basis of location, total occupancy costs (including base rent and operating expenses), services provided and the design and condition of the improvements. Lease revenue is the primary source of revenue for the Company so it is important that we continue to lease and re-let our available spaces to credit-worthy tenants. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants upon expiration of their existing leases. Even if our tenants renew their leases or we are able to re-let the space, the terms and other costs of renewal or re-letting may be less favorable than the terms of our current leases and could require significant capital expenditures. If we are unable to renew leases or re-let space in a reasonable time, or if rental rates decline or tenant improvement, leasing commissions, or other costs increase, our financial condition, cash flows, cash available for distribution, value of our stock, and ability to satisfy our debt service obligations could be materially adversely affected. This is why our Manager performs the extensive market and tenant due diligence prior to acquisition so that we can try to identify the competitive forces of the specific submarket and underwrite the potential risk and potential costs appropriately before acquiring the asset.

Finally, we intend to utilize leverage when acquiring assets. To a certain extent we are competing with other real estate investors for financing dollars given banks, insurance companies, conduits, and other lenders have a finite amount of capital to lend to property owners. Any disruptions in the credit markets could have a material impact on the cost and availability of debt to finance future acquisitions. This competition for debt and the availability of the debt could result in a reduction of suitable investment opportunities and our ability to grow the portfolio and the Company’s financial performance. This competition is partially mitigated by the depth and breadth of lending relationships of our Manager and its affiliated entities which have been cultivated over the past 10 years as well as the senior executives of our Manager whose relationships may date farther back then our Manager.

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Liquidity and Capital Resources

Although we may utilize bridge financing provided by our Sponsor or its affiliates, we are dependent upon the net proceeds from this offering to conduct our operations and close on the Seed Assets. The capitalization of any additional assets we may purchase in the future will include net proceeds from this offering, including the financial commitment from our Sponsor, debt financing provided by banks or other third-party lenders as well as the potential for bridge financing from our Sponsor or its affiliates.

Our Sponsor, the parent company of Platform Investments, LLC, which is the parent company of our Manager, has committed to acquire at least $250,000 of our Class A shares in a private placement once we receive subscriptions equal to the Minimum Threshold. Thereafter, our Sponsor will continue to purchase 5.0% of our outstanding equity up to a cap of $2.5 million, or more in its discretion. Notwithstanding the foregoing, our Sponsor may in its discretion acquire additional shares to permit us to meet the Minimum Threshold. All such initial shares purchased by our Sponsor will be at the same $9.75 per share price paid by other investors in connection with meeting the Minimum Threshold.

At the Company level, we do not have any outstanding debt and have not received a commitment from any lender to provide us with financing; however, we may investigate sources of bridge financing from our Sponsor, its affiliates or from a third-party so that we have more flexibility to purchase assets and manage cash while raising capital through this offering. As we raise additional proceeds from this offering, we would then use the proceeds to pay down the principal and interest of the bridge financing.

As an alternative to the bridge financing, our Sponsor or its affiliates may close and fund investments prior to being acquired by us. This warehousing of investments could provide us with flexibility with our cash management and timing of investing offering proceeds as funds are raised. If the investment were warehoused by our Sponsor or its affiliates, we may then acquire such investment at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost, plus the applicable Warehousing Fee and Acquisition Fee. See “Conflicts of Interest—Related Party Loans” and “Conflicts of Interest—Warehousing of Assets” above.

Valuation Policies

Our NAV for each class of shares is based on the net asset values of our investments (including real-estate related securities), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including any accrued Investment Management Fee or performance allocations, and, with respect to our Class D shares, will also include the deduction of any applicable shareholder servicing fees.

General

Our Manager has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. From time to time, our Manager may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

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The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. We are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and the Redemption Price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Our Manager will calculate the fair value of our real estate properties based in part on values provided by third-party independent appraisers for it to review. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Valuation of Investments

Consolidated Properties

For the purposes of calculating our monthly NAV, our properties will initially be valued at their purchase price. Generally, acquisition costs and expenses will be included in the cost basis of the investment, but the fair market value will be equal to the property purchase price excluding acquisition costs and expenses. Each property will then be valued by an independent third-party appraisal firm within the first 12 full months after acquisition and annually thereafter. Properties purchased as a portfolio may be valued as a single asset. Each third-party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice and reviewed by our Manager for reasonableness. If the third-party appraisal provides a range of values for the asset being appraised, our Manager will determine the appropriate valuation within the range provided by the independent third-party appraisal firm. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute). We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation. Our Manager will update the valuations of our properties monthly, based on the then most recent annual third-party appraisals and current market data and other relevant information. These updates to valuations may be outside of the range of values provided in the most recent third-party appraisal.

Our Manager will monitor our properties for events that it believes may be expected to have a material impact on the most recent estimated values of such property. If, in the opinion of our Manager, an event becomes known that is likely to have any material impact on previously provided estimated values of the affected properties, our Manager will adjust the valuation of such properties. Our Manager will then incorporate such adjusted valuations into our NAV.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our Manager which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. If deemed appropriate by our Manager, any necessary adjustment will be determined as soon as practicable. Updated appraisals received during the year may also trigger an adjustment in the value of a property.

In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by our Manager. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to shareholders whose shares are repurchased or new purchasers of our common shares, depending on whether our published NAV per share for such class is overstated or understated.

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Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals performed by the independent third-party appraisal firms, our Manager’s determination of the appropriate valuations for our properties based on the range of values provided in such reports, and any subsequent updates to the valuation of our properties made by our Manager involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, the independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property.

In performing their analyses, our Manager and the independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Each individual appraisal report for our assets will be addressed to our Manager in an effort to assist it in calculating our NAV. However, these appraisal reports may not be relied upon by any other person to establish an estimated value of our Class A and Class D common shares and will not constitute a recommendation to any person to purchase or sell any of our Class A or Class D shares. In preparing appraisal reports, independent third-party appraisal firms will not, and will not be requested to, solicit third-party indications of interest for our common shares or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal and our Manager determines the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by our Manager using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Valuation of Real Estate-Related Securities

Real estate-related assets that we may purchase in the future may include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, commercial mortgage-backed securities, mortgage loans and participations in mortgage loans (i.e., A-Notes and B-Notes) and mezzanine loans. Generally, we plan on performing valuations of real estate-related assets on the same valuation cycle as direct real estate investments outlined above; however, interim valuations may be performed if our Manager believes the value of the applicable asset has changed materially since the most recent valuation.

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Publicly traded debt and equity real estate-related securities (such as bonds and shares issued by public REITs) that are not restricted as to their liquidity (sale or transfer) are valued by our Manager on the basis of publicly available information provided by third parties. Generally, the third parties will look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. Our Manager may adjust the value of publicly traded debt and equity real estate-related securities that have liquidity restrictions to account for the discount required as a result of the limited liquidity of the security. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Individual investments in mortgages, mortgage participations and mezzanine loans will be valued by our Manager at our acquisition cost and may be revalued by our Manager from time to time. Revaluations of mortgages reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Liabilities

We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to our Manager, any accrued performance participation allocation to our Manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to shareholder servicing fees will be allocable to only the Class D shares and will only be included in the NAV calculation for that class. Our debt will typically be valued at fair value in accordance with GAAP. Our Manager’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be appraised.

NAV and NAV Per Share Calculation

We are offering two classes of common shares: Class A shares and Class D shares. Our NAV will be calculated for each of these classes by our Manager. Each class will have an undivided interest in our assets and liabilities, other than the Class D-specific shareholder servicing fees. In accordance with the valuation guidelines, our Manager will calculate our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by third-party independent valuation firms and reviewed by and as finally determined and updated monthly by our Manager, (2) our real estate-related securities for which third-party market quotes are available, (3) our other real estate-related securities, if any, and (4) our other assets and liabilities. Shareholder servicing fees allocable to the Class D shares will only be included in the NAV calculation for that class, which may result in a different NAV per share for our two share classes.

At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material nonrecurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, our Manager will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

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Our Manager has agreed to advance all of our organization and offering expenses on our behalf. We will reimburse our Manager for such advanced expenses in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from this offering. Any excess costs will be rolled forward to subsequent months until paid in full. For purposes of calculating our NAV, the organization and offering expenses paid by our Manager will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our Manager for these costs.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, our Manager will incorporate any class-specific adjustments to our NAV, including accruals of Class D-specific shareholder servicing fees. For the Class D class of shares, the shareholder servicing fee will be calculated as a percentage of the aggregate NAV for such class of shares. The declaration of distributions will reduce the NAV for each class of our common shares in an amount equal to the accrual of our liability to pay any such distribution to our shareholders of record of each class. The NAV per share will be calculated based on the NAV at the end of a month divided by the number of outstanding shares at the end of that month on a consolidated and fully diluted basis (whether that be in aggregate before any accrued Class D shareholder servicing fees or separately for each class), including any shares purchased effective as of the beginning of the month and any redemptions effective as of the last day of the month.

The combination of the Class A NAV (including any OP Units outstanding) and the Class D NAV equals the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to Class D-specific shareholder servicing fees. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate-related securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance allocations or participation allocations and the expenses attributable to its operations). Our Manager will calculate the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.

Relationship between NAV, Our Purchase Price and Our Redemption Price

Our Manager set our initial offering price at $10.00 per share during the Introductory Period; however, the first $5,000,000 sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share price for each class will be adjusted monthly by our Manager. Each class of shares may have a different NAV per share because only the Class D shares carry a shareholder servicing fee.

Any subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until the Subscription Revocation Deadline. Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month.

If an investor submits a subscription after the 5th business day before the end of the month, such investor will not be admitted on the first day of the following month. Instead such investor will be admitted on the first day of the subsequent month. For example, assuming April 25th is the 5th business day before the end of the month, an investor who subscribes on April 26 will pay the per share purchase price calculated as of April 30 and generally published by May 15 and the investor will be admitted with an effective date of June 1. In this second example, settlement occurs the first day of the second month (i.e., June 1) following the date the subscription is received (i.e., April 26) and the purchase price for the shares will be the price as of the end of the then-current month (i.e., May). The subscription is fully revocable until the Subscription Revocation Deadline (i.e., 5:00 p.m. Eastern Standard Time on the 5th business day before the end of May).

Once shareholders are permitted to redeem their shares, the Redemption Price to be paid to such shareholders generally will be based upon the NAV as of the beginning of the quarter in which the investor is making its redemption request. This NAV will generally be published by the 15th of the first month of the quarter.

In addition, we may offer shares at a price that we believe reflects the NAV per share for such class more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In cases where our purchase price is not based on the prior month’s NAV per share and our Redemption Price is not based on the NAV per share as of the beginning of the month, the offering price and repurchase price will not equal our NAV per share as of any time.

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Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce fair values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of shareholders whose shares are repurchased, existing shareholders or new purchasers of our common shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV).

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our Manager’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied. Notwithstanding the foregoing, our Manager may suspend the offering and/or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds publicly traded on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;

•	a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our Company;

•	our common shares would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

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Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. The policies may involve significant management judgments and assumptions, or require estimates about matters that are uncertain. Certain judgments will impact the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Different estimates or assumptions could produce materially different amounts reported in our financial statements. Further, other companies may apply different estimates that impact the comparability of our results of operations to those of companies in similar businesses.

Fair Value Disclosures

We may be required to disclose an estimate of fair value of our financial instruments for which it is practicable to estimate the value, , in accordance with FASB ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).” The fair value of a financial instrument is the amount at which such financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. For certain of our financial instruments, fair values may not be readily available since there are no active trading markets as characterized by current exchanges by willing parties.

We will determine the fair value of certain investments in accordance with the fair value hierarchy that requires an entity to maximize the use of observable inputs. The fair value hierarchy includes the following three levels based on the objectivity of the inputs, which were used for categorizing the assets or liabilities for which fair value is being measured and reported:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Principles of consolidation

GAAP requires the consolidation or combination of any subsidiaries or affiliates under common control. If upon commencement of operations consolidation or combination is required the financial statements will include the accounts and transactions of the Company, together with the controlled subsidiaries and/or affiliates. All material intercompany balances and transactions will be eliminated in the presentation of the accompanying consolidated or combined financial statements.

Investments in Joint Ventures

Non-controlling, unconsolidated ownership interests in an entity may be accounted for using the equity method, at fair value or the cost method. We will determine the appropriate classification of our investments in joint ventures at the time of purchase and reevaluate such determination at each balance sheet date in accordance with FASB ASU 2014-01 “Investments- Equity Method and Joint Ventures” (“Topic 323”).

Impairment of Long Lived Assets

For operations related to properties that have been sold or properties that are intended to be sold, we will present them as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet. Management will deem the intent to sell to exist and utilize the “held for sale” designation when a non-refundable deposit or option payment has been made by a prospective buyer.

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When circumstances indicate the carrying value of a property may not be recoverable, we will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

Upon acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets, and liabilities, if any. In accordance with FASB ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, the Company expects to its real estate acquisitions to be considered asset acquisitions and not business combinations, and therefore expects to capitalized acquisition-related expenses into the cost basis of the real estate assets.

New Accounting Standards

To the extent new accounting standards provide for delayed implementation by nonpublic business entities, we will follow the implementation deadlines applicable to nonpublic business entities.

Monthly Share Price Adjustments

Our Manager set our initial offering price for both classes of our shares at $10.00 per share during the Introductory Period; however, the first $5,000,000 of shares sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share purchase price with respect to each class will be adjusted every month by our Manager, and will be equal to the NAV per share for such class as of the end of the prior month.

Any subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until the Subscription Revocation Deadline. Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month.

If an investor submits a subscription after the 5th business day before the end of the month, such investor will not be admitted on the first day of the following month. Instead such investor will be admitted on the first day of the subsequent month. For example, assuming April 25th is the 5th business day before the end of the month, an investor who subscribes on April 26 will pay the per share purchase price calculated as of April 30 and generally published by May 15 and the investor will be admitted with an effective date of June 1. In this second example, settlement occurs the first day of the second month (i.e., June 1) following the date the subscription is received (i.e., April 26) and the purchase price for the shares will be the price as of the end of the then-current month (i.e., May). The subscription is fully revocable until the Subscription Revocation Deadline (i.e., 5:00 p.m. Eastern Standard Time on the 5th business day before the end of May).

Immediately following the Introductory Period, we will file with the SEC on a monthly basis a pricing supplement disclosing the determination of our NAV per share for each share that will be applicable during such investment period. We will also post that month’s NAV for each class on the RealtyClub Platform investment page at www.realtyclub.com. The RealtyClub Platform will also contain this offering circular, including any supplements and amendments.

In addition, if a material event occurs in between updates of our NAV that would cause our NAV per share for either class to change by 5.0% or more from the last disclosed NAV, we will disclose the updated prices for each class of shares and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

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Quarterly Shareholder Redemption Plan

While you should view this investment as long-term, we will adopt a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. Our Manager believes it is best to provide the opportunity for quarterly liquidity after the first 2 years in the event shareholders need it in the form of a discounted Redemption Price. Neither our Manager nor our Sponsor will receive any economic benefit as a result of the discounted Redemption Price. The redemption plan may be changed or suspended at any time. See “Description of Our Common Shares—Quarterly Shareholder Redemption Plan” for more details.

Liquidity Transaction

We expect to be managed as a perpetual vehicle. While we will always actively evaluate the market for possible liquidity events, there can be no assurances that a suitable transaction will be available. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

A liquidity transaction, which could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. However, we do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders. Market dynamics out of our or our Manager’s control may accelerate or delay the timing of possible liquidity transactions. Unless otherwise terminated pursuant to the operating agreement, we will have an indefinite life and will not be subject to a fixed term.

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PRIOR PERFORMANCE SUMMARY

Our Sponsor, Platform Ventures, LLC is a real estate investment and technology company headquartered in the Kansas City metropolitan area that invests in real estate assets, real estate operating companies, and real estate technologies. Our Sponsor’s wholly-owned subsidiary, Platform Investments, LLC, is a national real estate investment management company. Platform Investments, LLC is a registered investment adviser and manages several investment vehicles that consist of institutions and high net worth investors. SEC registration does not imply a certain level of skill or training. Platform Investments, LLC was recently rebranded and changed its name from Mariner Real Estate Management (“MREM”), which was formed in 2008. To the extent information in this prior performance section speaks to dates of operation and/or services provided prior to the date of rebranding, such information, operation and/or service was provided by our Sponsor’s predecessor, MREM.

From March 1, 2009 through March 31, 2018, our Sponsor and its affiliates have purchased real property, real estate debt, preferred equity, and have originated real estate loans with a total enterprise value of over $2.3 billion while deploying approximately $640 million of fund capital and partner capital. The investment team has experience investing across the risk spectrum with a specific focus on identifying assets that it believes are undervalued and/or undermanaged. The experienced team seeks to add value to client portfolios by applying its knowledge of the long-term cycles and macro-economic trends that shape the real estate market in order to identify price-to-value dislocations.

For the purposes of this prior performance summary, our Sponsor views its prior programs, (collectively, the “Prior Programs”) as falling into two categories: (i) investment vehicles that provide investors with the opportunity to invest in a portfolio of real property, real estate-related debt, preferred equity, and real estate-related loan originations where the total composition of the final portfolio is not known at the time of investment (“Blind Pool Funds”); and (ii) investment vehicles that provide investors with identified portfolios of real property, real estate-related debt, preferred equity, and real estate related loan originations (“Identified Property Funds”).

Capital Raising

Our Sponsor and its affiliates have programs that invest primarily in real property, real estate-related debt, and preferred equity investments in real estate. Additionally, our Sponsor and its affiliates originate real estate-related loans.

From March 1, 2009 through March 31, 2018, our Sponsor and its affiliates have not sponsored any public funds. However, our Sponsor and its affiliates have sponsored 14 privately offered Prior Programs, consisting of four Blind Pool Funds and ten Identified Property Funds. In aggregate, during this period, Platform Ventures, LLC and its affiliates have invested approximately $640 million of fund and partner capital in its Prior Programs. These Prior Programs consist of over 800 investors.

Investment Objective

We consider a Prior Program to have an investment objective similar to that of ours if the Prior Program seeks steady income and potential capital appreciation by establishing and investing primarily in a portfolio of stabilized and/or substantially stabilized multi-tenant real estate. From March 1, 2009 through March 31, 2018, neither our Sponsor nor its affiliates have sponsored or raised funds for a Prior Program that had a similar investment objective as our investment objective.

Although we will be accumulating a portfolio of assets that are mostly yet to be identified, our investment objective is different from our Sponsor’s and its affiliates’ other Blind Pool Funds mainly due to the risk profile of targeted investments in those Blind Pool Funds. Specifically, the Blind Pool Funds have all had investment objectives focused on value-add and opportunistic investments. The risk profile and target returns of these investments are significantly higher than our targeted investments. For instance, the Blind Pool Funds have purchased distressed debt, empty buildings, properties in need of significant capital improvements and repositioning, and foreclosed assets. The majority of the returns generated from those investments comes from the residual value rather than from the cash flow of the underlying properties. Our investments will be focused on stabilized, income-oriented investments that seek to provide investors with a stable and diverse source of income generally from cash flow from operations, supplemented by capital proceeds.

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The Identified Property Portfolios also have investment objectives that are different than ours given they are either focused on (i) value-add or opportunistic investments; (ii) are a single-asset investment and lack the diversity of a portfolio of assets; and/or (iii) are a dedicated lending program without direct ownership and management in the underlying assets.

Investments

From March 1, 2009 through March 31, 2108, our Sponsor and its affiliates have sponsored Prior Programs that have made investments in over 50 real estate transactions with an aggregate enterprise value of over $2.3 billion. The transactions are diversified by investment size, security type, property type, risk profile, and geographic region. These real estate transactions include the purchase of real property, the purchase of real estate-related debt, real estate loan originations, and real estate-related preferred equity investments. All of these transactions involved real estate located in the United States with underlying assets located in over 35 states. Note that a transaction may include the purchase of a portfolio of assets, real estate-related debt secured by a pool of assets, or loan originations secured by multiple assets. Therefore, a transaction should not be interpreted to mean a single-asset transaction. For instance, our Sponsor and its affiliates have purchased real estate loan pools with over 1,500 commercial real estate loans, secured by properties across the United States; we treat such pools as one transaction if they were acquired as part of a single acquisition. The following table outlines the various types of transactions made by our Sponsor and its affiliates from March 1, 2009 through March 31, 2018:

Type of Transaction	Transactions ($000’s)
	Equity Deployed	Enterprise Value*	% of Total EV
Loan Originations	$41.1	$976.6	42.2%
Loan Purchases	247.8	482.3	20.8%
Hospitality	101.4	328.2	14.2%
Office	91.7	210.0	9.1%
Multifamily	20.6	91.7	4.0%
Retail	23.7	88.8	3.8%
Land Investments	79.5	87.8	3.8%
Other	13.2	26.9	1.2%
Preferred Equity Investments	20.8	20.8	0.9%
Total	639.8	$2,313.1	100.0%

* Includes 100% of the underlying asset values or purchase prices for each transaction. The loan originations are based on the loan commitment on the underlying notes. The purchase price for the loan purchases are less than the actual unpaid balance of the underlying loans. The Enterprise Value does not include associated closing costs related to each transaction.

Sales and Dispositions

From March 1, 2009 through March 31, 2018, our Sponsor has sold some or all of 25 investments with approximately $465.6 million in aggregate sales proceeds. The aggregate sales within the Sponsor’s Blind Pool Funds totaled approximately $405.2 million and the aggregate net sales within the Sponsor’s Identified Property Funds totaled approximately $60.4 million over the same time period. Note that these totals do not include four investments in small balance loan pools made through various Blind Pool Funds since August 2010. These investments included the purchase of approximately 1,550 small balance loans. Over the past seven years, our Sponsor has diligently managed the liquidation of these investments by accepting repayment at their stated maturities, negotiating discounted repayments or other settlement with borrowers and guarantors, agreeing to short sales, or foreclosing and selling underlying assets. In total our Sponsor has settled or disposed of approximately 1,500 of the loans totaling more than approximately $400 million in proceeds.

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Material Adverse Developments on Prior Programs

As of March 31, 2018, none of the Prior Programs experienced any realized losses. However, that is not to say that these transactions have not had certain adverse situations to address, such as broader economic distress (i.e., periods of increased volatility), tenant defaults on obligations, tenants seeking relief on past-due payments, litigation, unexpected capital expenses, or foreclosures on borrowers within loan investments. These developments have caused a reduction in cash flow and an increase in administrative expense during certain periods. None of the adverse developments were material and none of them have had a materially adverse impact on any of the prior programs nor resulted in negative returns.

Additional Information

By purchasing shares in this offering, you will not acquire any ownership interest in any Prior Programs to which the information in this section relates. Further, all of the Prior Programs discussed in this section were conducted through privately-held entities that were not subject to the fees and expenses associated with this offering or all of the laws and regulations that will apply to us as a REIT.

Please see the tables under “Prior Performance Tables” in Appendix A to this offering circular for more information regarding our Sponsor’s and its affiliates’ prior performance.

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DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Where You Can Find More Information.”

General

We are a Delaware limited liability company organized on August 31, 2017 under the Delaware LLC Act, issuing limited liability company interests. The limited liability company interests in our Company are denominated in common shares of limited liability company interests and, if created in the future, an unlimited number of preferred shares of limited liability company interests. Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval, an unlimited number of which may be classified as Class A shares and an unlimited number of which may be classified as Class D shares.

We are offering two separate classes of our common shares: Class A and Class D shares. The difference between the share classes relates to the monthly shareholder servicing fees applicable to Class D shares, the categories of investors eligible to purchase each class and the minimum initial investment amount for each class. The Class D shares carry a shareholder servicing fee with an annualized rate of 0.50% to our Manager for setting up a shareholder account that is waived with respect to Class A shares as the financial adviser performs such functions. Because the shareholder servicing fees are calculated based on our NAV for our Class D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to our Class D shares (but not our Class A shares). Investors who purchase directly on the RealtyClub Platform without a financial adviser and who purchase less than $1,000,000 of our common stock may only purchase Class D shares. Generally, our Class A shares will be available for purchase through your registered investment adviser. However, you may purchase our Class A shares directly by purchasing at least $1,000,000 of our common shares. The Class A and Class D shares are identical in all other respects.

All of the common shares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act).

As of the date of this offering circular, we have issued 100 common shares to our Sponsor. We are offering up to $50,000,000 of our common shares, which represent limited liability company interests in our Company. We are offering to sell any combination of two classes of common shares, Class A shares and Class D shares. In addition to the $50,000,000 common shares being offered, our Sponsor has committed to purchase an amount of Class A shares equal to 5.0% of the outstanding equity of the Company, or up to at least $2.5 million, or more in its discretion, pro rata as offering proceeds are raised.

The per share purchase price for both classes of our common shares will be $10.00 per share during the Introductory Period; however, the first $5,000,000 sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share price for each class will be adjusted every month and, will equal the NAV per share for such class as of the end of the prior month. Our Manager will adjust our per share purchase price for each class as of the date the new NAV is announced, not the date of such NAV. This means investors will pay the most recent publicly announced purchase price as of the date of their subscription. In addition, our Manager may in the future elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

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Holders of our common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company, and no preferential rights to distributions. However, holders of our common shares are eligible to participate in our quarterly redemption plan, as described below in “—Quarterly Shareholder Redemption Plan.”

We have a December 31st fiscal year end. In addition, we intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2018.

Distributions

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90.0% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows, and general financial condition. Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We intend to accrue and pay distributions at least on a quarterly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. Distributions will be payable only to shareholders of record on the business day immediately preceding the distribution adjustment date.

Our policy generally will be to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the proceeds of this offering, borrowings or the sale of properties or other investments. Distributions may constitute a return of capital. We have not established a minimum distribution level. The amount of any distributions will be determined by our Manager and will depend on, among other things, current and projected cash requirements, tax considerations, and other factors deemed relevant by our Manager. The per share amount of distributions on Class A and Class D shares will likely differ because of the monthly shareholder servicing fee applicable only to Class D shares. As a result, the distributions for Class A shares may be greater than for Class D shares. However, we expect that such difference may be offset in part by the fact that the performance allocation is calculated on a class-by-class basis, which will possibly result in a higher performance allocation distributed with respect to Class A shares relative to Class D shares.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our operating agreement also gives our Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our common shares on a stock exchange or other trading market, nor is it expected that a public market for the common shares will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Voting Rights

Our common shareholders have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders until the redemption date as described below in “—Quarterly Shareholder Redemption Plan.” Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

•	any amendment to our operating agreement that would adversely change the rights of the common shares (majority of affected class/series ); and

•	removal of our Manager as the manager of our Company for “cause” as described under “Management—Term and Removal of our Manager” (two-thirds ).

Other than the limited shareholder voting rights described above, the operating agreement vests most other decisions relating to our assets and business in our Manager.

General Procedures

Public Announcements; Notices. In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of common shares.

Meetings. Our operating agreement provides that special meetings of shareholders may only be called by our Manager. There will be no annual or regular meetings of our shareholders.

Fractional Shares. Although it is our current expectation that we will do so, our Manager is not required to issue or deliver any fractional shares to any holder of common shares upon any redemption or distribution under the provisions described under “—Quarterly Shareholder Redemption Plan.” Instead of issuing fractional shares, we may pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

Adjustments for Distributions. Upon the redemption of any common shares, the Redemption Price will be reduced by the aggregate sum of distributions, if any, declared on the shares subject to the redemption request with record dates during the period between the quarter-end redemption request date and the date of redemption. If a redemption date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution. In addition, the Redemption Price for shares redeemed pursuant to our redemption plan will be reduced by the aggregate amount of net proceeds per share, if any, distributed to our shareholders following the date that the Redemption Price was established but prior to the redemption date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

Liquidation Rights

We expect to be managed as a perpetual vehicle. While we will always actively gauge the market for possible liquidity events, there can be no assurances that a suitable transaction will be available. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our shareholder redemption plan may provide an opportunity for you to have your common shares redeemed, subject to certain restrictions and limitations. See “—Quarterly Shareholder Redemption Plan.”

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Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of shares. In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests. Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Preferred Shares to Meet 100 Investor REIT Requirement.

Following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of shareholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred share in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred shares are expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred shares with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any dividends on shares of our common shares could be made.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Operating Agreement

Non-Member Manager

Our operating agreement designates our Manager as our non-member manager. Our Manager is generally not entitled to vote on matters submitted to our shareholders, although its approval is required with respect to certain amendments to the operating agreement that would adversely affect its rights. Our Manager does not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the manager of our Company.

Formation and Duration

We were formed on August 31, 2017, as Platform Ventures Diversified Housing REIT, LLC, a Delaware limited liability company, and will remain in existence until dissolved in accordance with our operating agreement.

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Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a shareholder of our Company and will be bound by the provisions of, and deemed to be a party to, our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

Limited Liability and Indemnification of Related Parties

Subject to certain limitations, our operating agreement limits the liability of our Related Parties, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to such Related Party. In addition, pursuant to our operating agreement, we have agreed to indemnify Related Parties, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been a Related Party. Insofar as the foregoing provisions permit indemnification of directors, officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Propose Amendments to our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Manager. Our Manager is not required to seek approval of our shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected. See “—Voting Rights” above on page 124.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and U.S. federal income tax purposes, our fiscal year and our tax year (unless otherwise required by the Code) are the calendar year. Our shares will be uncertificated, as provided under Delaware law, and will be entered in our books and recorded as they are issued.

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Under the Securities Act, we must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide our shareholders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information electronically through the RealtyClub Platform. We will provide any shareholder with copies via email or paper copies at any time upon request. The contents of the RealtyClub Platform are not incorporated by reference in or otherwise a part of this Offering Circular.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement are final and binding on our shareholders, except as may otherwise be required by law.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50.0% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of our Company that a person may own. Our operating agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT, which will be January 1, 2019, assuming we elect to be treated as a REIT for the taxable year ending December 31, 2018. However, our operating agreement will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation may not be waived. In addition, our operating agreement will prohibit a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such. Accordingly, as a result of such limitation, even prior to January 1, 2019, any shareholder that is a tenant of any properties acquired by us or that actually or constructively owns 10.0% or more of any tenant of any properties acquired by us will be prohibited from owning actually or constructively owning 10.0% or more of the shares of our outstanding stock. We refer to these limits collectively as the “ownership limit.”  An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

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Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our Company failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure our Company’s qualification as a REIT. In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of our Company or our Company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of our Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of our Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of our Company, as applicable, in excess of such percentage ownership of our common shares or shares of our Company will be in violation of the ownership limit.

Our operating agreement further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our Company that would result in our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.

If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our operating agreement provides that the transfer of the shares will be null and void.

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Shares of our Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV for such class of shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the last reported NAV on the date we accept, or our designee accepts, such offer (or $10.00 if no NAV has been reported). We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of our Company. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV for such class of our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.

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In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5.0% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of our Company that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

We expect that all of our shares will be uncertificated and be held in book-entry form. The extent we may issue a certificate, any such certificates representing our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

REIT Election

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price equal to the greater of (i) $10.00 per share or (ii) the then-current NAV per share for such class as of the end of the prior month. In the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by our Manager in its sole and absolute discretion, we may repurchase all of the common shares held by such investor. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii)  list our shares (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable; provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Arbitration Provision

Under the Arbitration Provision contained in our operating agreement, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible. The Arbitration Provision applies to claims under the US federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, the common shares, our ongoing operations and the management of our investments, among other matters.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Kansas, in the Kansas City metropolitan area. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, any Operating Partnership common unit, the RealtyClub Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we have no reason to believe that the Arbitration Provision is not enforceable under federal law, the laws of the State of Delaware, the laws of the State of Kansas, or under any other applicable laws or regulations. However, to the extent that one or more of the provisions in our operating agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Before purchasing shares, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provision limits the rights of an investor to many legal remedies and rights otherwise available. See “How to Subscribe—Arbitration Provision.”

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN OUR OPERATING AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our operating agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our Company. These provisions include the following:

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Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of our Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15.0% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

Valuation Policies

The per share purchase price for both classes of our common shares will be $10.00 per share during the Introductory Period; however, the first $5,000,000 of shares sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, our Manager will calculate our NAV and NAV per share for each class on a monthly basis as described below under the heading “—Monthly Share Price Adjustments.”

As there is no market value for our shares as they are not expected to be listed or publicly traded, our goal is to provide a fair value of our shares on a monthly basis, with the understanding that our common shares are not listed or publicly traded on any stock exchange or other marketplace. However, the majority of our assets consists of commercial real estate equity investments and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert are based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given month, our published NAV per share for each class may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the monthly calculation of our NAV per share for either or both classes may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. However, to the extent quantifiable, if a material event occurs in between monthly updates of NAV that would cause our NAV per share for either class to change by 5.0% or more from the last disclosed NAV, we will disclose the updated prices for each class of shares and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Monthly Share Price Adjustments

Our Manager set our initial offering price for both classes of our shares at $10.00 per share during the Introductory Period; however, the first $5,000,000 of shares sold to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share purchase price with respect to each class will be adjusted every month by our Manager, and will be equal to the NAV per share for such class as of the end of the prior month.

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Any subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until the Subscription Revocation Deadline. Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month.

If an investor submits a subscription after the 5th business day before the end of the month, such investor will not be admitted on the first day of the following month. Instead such investor will be admitted on the first day of the subsequent month. For example, assuming April 25th is the 5th business day before the end of the month, an investor who subscribes on April 26 will pay the per share purchase price calculated as of April 30 and generally published by May 15 and the investor will be admitted with an effective date of June 1. In this second example, settlement occurs the first day of the second month (i.e., June 1) following the date the subscription is received (i.e., April 26) and the purchase price for the shares will be the price as of the end of the then-current month (i.e., May). The subscription is fully revocable until the Subscription Revocation Deadline (i.e., 5:00 p.m. Eastern Standard Time on the 5th business day before the end of May).

Immediately following the Introductory Period, we will file with the SEC on a monthly basis a pricing supplement disclosing the determination of our NAV per share for each share that will be applicable during such investment period. We will also post that month’s NAV for each class on the RealtyClub Platform investment page at www.realtyclub.com. The RealtyClub Platform will also contain this offering circular, including any supplements and amendments.

In addition, if a material event occurs in between updates of our NAV that would cause our NAV per share for either class to change by 5.0% or more from the last disclosed NAV, we will disclose the updated prices for each class of shares and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Quarterly Shareholder Redemption Plan

While you should view this investment as long-term, we will adopt a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. Our Manager believes it is best to provide the opportunity for quarterly liquidity after the first 2 years in the event shareholders need it. Subject to the limitations described herein, we will honor shareholders request to redeem their shares at the Redemption Price in effect at the time of the redemption as stated in the table below. Neither our Manager nor our Sponsor will receive any economic benefit as a result of a discounted Redemption Price. The redemption plan may be changed or suspended at any time without prior notice.

Shares may not be redeemed until they have been held for at least 2 years. The Redemption Price to be paid by the Company to a shareholder will be determined according to the table below, minus an amount equal to the reasonable administrative costs incurred by our Manager in connection with the redemption request:

Holding Period from Date of Settlement	Redemption Price (as a percentage of the NAV per share) (1)
Less than 2 years	No Redemption Allowed
2 years to 5 years	95.0%
More than 5 years	100.0%
Death and Disability	100.0%

(1)	The Redemption Price will be calculated based on the NAV per share published on the 15th day of the first month of the quarter of the redemption. To the extent distributions are declared, the investor redeeming shares will receive his/her share of distributions at the end of the quarter. However, the Redemption Price for shares redeemed pursuant to our redemption plan will be reduced by the aggregate amount of net proceeds per share, if any, distributed to our shareholders following the date that the Redemption Price was established but prior to the redemption date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales

A shareholder requesting redemption will be responsible for paying or reimbursing us for reasonable administrative costs incurred by us as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, taxes, assessments and/or transfer agent charges.

Pursuant to our redemption plan, shareholders may request that we redeem at least 25.0% of their currently held shares. Shareholders must submit a written request to us by the last day of the month prior to the end of the quarter (i.e., February 28, May 31, August 31, and November 30) and may withdraw the repurchase request within 5 business days prior to the last day of the quarter.

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Redemption of our common shares will be made quarterly. We intend to fund redemption requests by the last business day of each quarter, with an effective redemption date as of the last day of each quarter. Shareholders may withdraw their redemption request at any time up to 5 business days prior to the redemption date. If we agree to honor a redemption request, the common shares to be redeemed will cease to accrue distributions or have voting rights as of the redemption date

If a redemption date with respect to our common shares comes on or after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution.

Because the Redemption Price per share will be based on the effective price at the beginning of that quarter, the Redemption Price may change between the date the Company receives the redemption request and the redemption date. For example, a redemption request received on January 5 would be effective March 31 at the NAV published January 15 and effective January 1. As a result, the Redemption Price that a shareholder will receive may be different from the published Redemption Price on the day the redemption request is made.

While we designed our redemption plan to allow shareholders to request redemptions on a quarterly basis, we cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of our common shares for which redemption requests have been submitted in any quarter, we plan to redeem shares on a pro rata basis on the redemption date. In the event that not all redemptions are being honored in a given quarter, we will issue fractional shares in connection with shares that are not fully redeemed (rounded to four decimal places). In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for redemption; or (ii) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the redemption plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis along with any new requests received in that future quarter. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they settled, on a last in first out basis – meaning, those common shares that have been continuously held for the shortest amount of time will be redeemed.

We are not obligated to redeem our common shares under the shareholder redemption plan. To satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns, the number of shares to be redeemed during any calendar quarter is limited to 2.5% of the most recently determined aggregate company NAV (on a consolidated and fully-diluted basis), regardless of the number of shares redeemed in a prior quarter. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

We will treat a repurchase request that would cause a shareholder to own less than 500 of our common shares as a request to repurchase all of his or her common shares, and we will vary from pro rata treatment of repurchases as necessary to avoid having shareholders holding fewer than 500 common shares or in other special situations determined by our Manager.

In several respects we would treat repurchases sought upon the unfortunate death or complete disability of the holder of such shares differently from other repurchases:

•	there is no two-year holding requirement; and

•	the purchase price for the redeemed shares will be equal to 100.0% of the then-current NAV per share for such class of shares.

Repurchase upon complete disability will only be available to shareholders who become completely disabled after the purchase of their shares. If the shares are purchased by joint owners, the repurchase upon complete disability or death will be available when either joint owner first becomes completely disabled or dies.

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Our Manager, in its sole discretion, will determine in good faith whether a shareholder becomes completely disabled based on the definition of “disabled” under the federal Social Security Act. The federal Social Security Act generally defines disabled or disability as the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment(s) that either (i) can be expected to result in death or (ii) has lasted or that we can expect to last for a continuous period of not less than 12 months. Our Manager may rely on a determination made by the Social Security Administration’s office in the shareholder’s state in making its determination that the shareholder’s medical condition is considered a disability under the Social Security Act.

We intend to limit common shareholders to one (1) redemption request outstanding at any given time, meaning that, if a common shareholder desires to request more or less shares be redeemed, such common shareholder must first withdraw the first redemption request.

Further, our Manager may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. Our Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT.

We have the right to monitor the trading patterns of shareholders or their financial advisers and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our common shares in the near term. However, in the event a secondary market for our shares develops, we will terminate our redemption plan.

For more information about our shareholder redemption plan or to submit a redemption request, please contact us by email at info@platformv.com.

Reports to Shareholders

Our operating agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, monthly pricing supplements, monthly information statements and other information.

We will provide such periodic updates electronically through www.realtyclub.com, an online investment platform owned and operated by Platform Technologies, LLC, an affiliated company of our Sponsor, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the online platform at www.realtyclub.com are not incorporated by reference in or otherwise a part of this offering circular.

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DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF OUR OPERATING PARTNERSHIP

The following summary of the terms of the Limited Partnership Agreement of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of PVDH Operating Partnership LP (“Operating Agreement”), a copy of which is an exhibit to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “Company” refer to Platform Ventures Diversified Housing REIT, LLC.

Management

We are the sole general partner of our Operating Partnership, which is organized as a Delaware limited partnership. We will initially own 100% of the limited partnership interests in the Operating Partnership. In addition, our Manager has a profits interest in the Operating Partnership with respect to the performance allocation and the exit performance allocation. We expect to conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership. Pursuant to our Operating Agreement, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, pay distributions to partners, and to cause changes in our Operating Partnership’s business activities. The Operating Agreement will require that our Operating Partnership be operated in a manner that permits us to qualify as a REIT. We will employ an UPREIT structure to facilitate the acquisition of properties from potential sellers in a tax-efficient manner.

Transferability of General Partner Interests; Extraordinary Transactions

We may voluntarily withdraw from our Operating Partnership or transfer or assign our interest in our Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets without obtaining the consent of limited partners if either:

•	following such transaction, the equity holders of the surviving entity are substantially identical to our existing shareholders;

•	as a result of such a transaction, all limited partners (other than us), will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of our common shares, provided that if, in connection with the transaction, a purchase, tender or exchange offer will have been made to and accepted by the holders of more than 50.0% of our common shares outstanding, each holder of OP Units (other than those held by our Company or its subsidiaries) will be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the common shares received upon exercise of the redemption right immediately prior to the expiration of the offer;

•	if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than OP Units held by us, are owned, directly or indirectly, by our Operating Partnership, provided that if, in connection with the transaction, a purchase, tender or exchange offer will have been made to and accepted by the holders of more than 50.0% of our outstanding common shares, each holder of OP Units (other than those held by our Company or its subsidiaries) will be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the common shares received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•	the transaction is to a wholly-owned subsidiary.

Following such transfers we may withdraw as the general partner.

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Limited partners generally have no voting or consent rights, except as set forth above and for certain amendments to the Operating Agreement. Amendments to reflect the issuance of additional partnership interests or to set forth or modify the designations, rights, powers, duties and preferences of holders of any additional partnership interests in the partnership may be made by the general partner without the consent of the limited partners. In addition, amendments that would not adversely affect the rights of the limited partners in any material respect and certain other specified types of amendments may be made by the general partner without the consent of the limited partners. Otherwise, amendments to the Operating Agreement that would adversely affect the rights of the limited partners in any material respect must be approved by limited partners holding a majority of the OP Units (including the OP Units held by our Company and our affiliates) and, if such amendments would modify certain provisions of the Operating Agreement relating to distributions, allocations, and redemptions, among others, the consent of a majority in interest of the OP Units held by limited partners (other than our Company and our affiliates) is required if such an amendment would disproportionately affect such limited partners. In addition, any amendment to the Operating Agreement that would convert a limited partner interest into a general partner interest (except for our acquiring such interest) or modify the limited liability of a limited partner would require the consent of each limited partner adversely affected or otherwise will be effective against only those limited partners who provide consent.

Capital Contributions

We will contribute, directly, to our Operating Partnership all of the net proceeds from this offering and the private placements to our Sponsor and all assets directly acquired by us in connection with the formation transactions as our initial capital contribution in exchange for OP Units. The Operating Agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Operating Agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds from such issuance as additional capital to our Operating Partnership and we will receive additional OP Units with economic interests substantially similar to those of the securities we issued. In addition, if we contribute additional capital to our Operating Partnership, we generally will revalue the property of our Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. Our Operating Partnership may issue preferred partnership interests, in connection with acquisitions of property, our issuance of preferred shares or otherwise, which could have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests we own.

Redemption Rights

Our Operating Agreement provides that any current or future limited partners, other than our Company or our subsidiaries (except to the extent described below), will receive redemption rights, which will begin two years after issuance and will continue until such time as our Class A common shares are listed for trading on a stock exchange, which may cause our Operating Partnership to redeem the OP Units held by such limited partners in exchange for cash or, at our option, our Class A common shares on a one-for-one basis; provided, however, that the number of our Class A common shares issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. To the extent we elect to satisfy the redemption request by issuing our Class A common shares to a redeeming limited partner, the redeeming limited partner could then redeem those shares for cash pursuant to our shareholder redemption plan. The cash redemption amount per OP Unit would be calculated as a percentage of the NAV per Class A share in effect at the time of the redemption, determined in the same manner as payments under our shareholder redemption plan for our common shares. We expect to fund cash redemptions, if any, out of available cash or borrowings.

Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of Class A common shares to the redeeming limited partner could cause:

•	the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our shares contained in our operating agreement;

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•	a termination of our Operating Partnership for state or local income tax purposes (except as a result of the redemption of all units other than those owned by us);

•	our Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all units other than those owned by us);

•	our Operating Partnership to become, with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, a “party-in-interest”(as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);

•	any portion of the assets of our Operating Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”);

•	our Operating Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, that is taxable as a corporation for U.S. federal income tax purposes;

•	our Operating Partnership to be regulated under the Investment Company Act, the Advisers Act, or ERISA; or

•	an adverse effect on our ability to continue to qualify as a REIT or, except with our consent, cause any taxes to become payable by us under Section 857 or Section 4981 of the Code.

We may, in our sole and absolute discretion, waive any of these restrictions.

In addition to the foregoing, (i) to the extent we redeem our common shares, the Operating Partnership may redeem OP Units held by us in order to give effect to such redemption of common shares and (ii) the Operating Partnership may make certain other anti-dilutive adjustments to our ownership of OP Units in order to effect the varying economic arrangements between us on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses).

Reimbursement of Expenses

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our formation costs and the costs of this offering, which are expected to be approximately $1,000,000;

•	all expenses relating to continuity of our existence and our operation;

•	all expenses relating to registrations and repurchases of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

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Distributions

The Operating Agreement will provide that, subject to the terms of any preferred partnership interests, our Operating Partnership will make non-liquidating distributions at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in our Operating Partnership.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we,” “us,” “our” or “Company” means only Platform Ventures Diversified Housing REIT, LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity;

•	persons holding a 10.0% or more (by vote or value) beneficial interest in our Company;

•	tax exempt organizations, except to the extent discussed below in “—Taxation of Our Company—Taxation of Tax Exempt U.S. Shareholders;” and

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•	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Our Company—Taxation of Non-U.S. Shareholders.”

This summary assumes that shareholders will hold our common shares as capital assets, within the meaning of Section 1221 of the Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of Our Company

We intend to elect to be treated as a REIT under the Code, commencing with the taxable year ended December 31, 2018. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

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Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we continue to qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.

Even if we continue to qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100.0% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100.0% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75.0% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21.0%).

•	If we fail to satisfy the 75.0% gross income test or the 95.0% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100.0% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75.0% gross income test or (B) the amount by which we fail the 95.0% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5.0% or 10.0% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21.0%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85.0% of our REIT ordinary income for such year, (2) 95.0% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4.0% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification as a REIT.”

•	A 100.0% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

•	We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) or “taxable mortgage pools” to the extent our stock is held in record name by specified tax exempt organizations not subject to tax on unrelated business tax income (“UBTI”) or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

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(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50.0% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Code and the Treasury Regulations promulgated thereunder; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager.  Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2).  Although we are organized as a limited liability company, for U.S. federal income tax purposes we plan to elect to be classified as a corporation in compliance with condition (3). We believe that the shares sold in this offering will allow us to timely comply with condition (6). However, depending on the number of shareholders who subscribe for shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred shares to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our operating agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

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Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10.0% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax.  However, under recently enacted rules that take effect for taxable years beginning after December 31, 2017, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10.0% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

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We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100.0% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100.0% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.

To the extent we hold an interest in a non-U.S. TRS, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75.0% gross income test and may not be qualifying income for purposes of the 95.0% gross income test.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75.0% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95.0% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75.0% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. For purposes of the 75.0% income test, gain from the sale or disposition of a debt instrument of publicly offered REITs that are not secured by mortgages on real property or interests in real property is non-qualifying income.

Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90.0% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10.0% or more of the REIT, actually or constructively owns 10.0% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150.0% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1.0% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1.0% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not anticipate in the future deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15.0% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also do not anticipate in the future deriving impermissible tenant service income that exceeds 1.0% of our total income from any property if the treatment of the rents from such property as non-qualifying rents would jeopardize our status as a REIT.

Dividend Income

We may receive material distributions from our TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95.0% gross income test, but not the 75.0% gross income test.

If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75.0% gross income test and may not be qualifying income for purposes of the 95.0% gross income test.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75.0% or 95.0% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

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Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. First at least 75.0% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), interests in mortgages on real property or on interests in real property, mortgage loans secured by real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of our shares or certain debt. Second, not more than 25.0% of our assets may be represented by securities other than those in the 75.0% asset class. Third, assets that do not qualify for purposes of the 75.0% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5.0% of the value of our gross assets, and (ii) we generally may not own more than 10.0% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20.0% of the value of our gross assets. Fifth, not more than 25.0% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

The 10.0% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10.0% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75.0% of the partnership’s gross income is derived from sources that would qualify for the 75.0% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10.0% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1.0% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

We believe that our assets will comply with the above asset tests commencing with close of our first calendar quarter and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs, and we cannot provide any assurance that the IRS will not disagree with our determinations.

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Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5.0% asset test, or the 10.0% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1.0% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5.0% and 10.0% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21.0%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75.0% or 95.0% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75.0 or 95.0% gross income tests or (iii) we enter into the hedging transaction to offset certain other positions, and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75.0% and 95.0% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Investments in Loans

We are not limited in our ability to make investments in loans. If the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75.0% gross income test applicable to REITs. Similarly, if the value of the mortgage loan exceeds the greater of (i) the current value of the real property securing the loan and (ii) the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that our mortgage loans were not properly secured by real estate or that the value of the real estate collateral (at the time of testing, commitment or retesting, as applicable) was otherwise less than the amount of the loan or the value of the loan, as applicable, we could, as mentioned, earn income that is not qualifying for the 75.0% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Additionally, certain obligations secured by a mortgage on both real property and personal property are treated as a qualifying real estate asset and give rise to qualifying income for purposes of the 75.0% income test if the fair market value of such personal property does not exceed 15.0% of the total fair market value of all such property.

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We may originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset that generates qualifying income for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75.0% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75.0% and 95.0% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us. To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. If the IRS were to successfully not challenge our treatment of a loan as debt for U.S. federal income tax purposes, we could be deemed to hold non-qualifying assets or to earn non-qualifying income, depending on the assets and activities of the issuer, which in turn could adversely affect our ability to qualify as a REIT.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75.0% gross income test to the extent that the loan underlying the participation is a qualifying real estate mortgage. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

Certain Equity Investments

We are not limited in our ability to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes. In some, or many, cases, the proper characterization of such an equity investment in a partnership as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75.0% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, we could fail an income or asset test. Moreover, at least one IRS internal memorandum would treat the preferred return on such equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75.0% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90.0% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

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•	90.0% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90.0% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is  pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of shares as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class.

Distributions made in respect of our Class D shares will be reduced on account of the Class D shareholder servicing fee that will not be borne by the holders of Class A shares. In addition, it is possible that the performance allocation payable in respect of the per share NAV of Class D shares may differ from the performance allocation payable in respect of the per share NAV of Class A shares. However, the formula for calculating the performance allocation is the same for Class A and Class D shares and the only variations in the performance allocation should be on account of the class specific expenses borne by the Class D shareholder servicing fee. We have not sought a ruling from the IRS, but believe that the differences in dividends to holders of Class A as compared with Class D shares as a result of the differing shareholder servicing fees or performance allocations should not result in preferential dividends. The IRS has issued several rulings in which it has held that differences in distributions that result from class specific, shareholder level expenses similar to those involved with respect to the Class A and Class D shares do not cause distributions made by a REIT to be preferential. Although we do not believe that the Class D shareholder servicing fee should cause the Company to be treated as paying preferential dividends, it is possible that the IRS could successfully challenge that position. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Shareholders — Redemptions of Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90.0%, but less than 100.0%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

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If we fail to distribute during each calendar year at least the sum of (1) 85.0% of our REIT ordinary income for such year, (2) 95.0% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4.0% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our shareholders by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our shareholders, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our shares.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100.0% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100.0% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Our business strategy includes investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. Thus, we intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100.0% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100.0% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

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The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21.0%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100.0% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of U.S. shareholders (as defined above) who are individuals at a maximum rate of 20.0%, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships. We also anticipate operating as an Umbrella Partnership REIT, which is a structure whereby we own a direct interest in the Operating Partnership, and the Operating Partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the Operating Partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

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The following is a summary of the U.S. federal income tax consequences of our investment in the Operating Partnership if and when the Operating Partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the Operating Partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the Operating Partnership will be sufficient to pay the tax liabilities resulting from an investment in the Operating Partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, as the general partner of the Operating Partnership, we intend to cause the Operating Partnership to generally make distributions to us necessary for us to make distributions to our stockholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the Operating Partnership will be able to make such distributions.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the Operating Partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the Operating Partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the Operating Partnership (and any partnership invested in by the Operating Partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the Operating Partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

If the Operating Partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of Operating Partnership common units to redeem the units for cash (or common stock at our option) could cause Operating Partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90.0% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences should cause the Operating Partnership to fail the 90.0% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90.0% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90.0% gross income test.

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If for any reason the Operating Partnership (or any partnership invested in by the Operating Partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in partnership agreement of the Operating Partnership comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the Operating Partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the Operating Partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the Operating Partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the Operating Partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to U.S. federal income tax audits of partnerships (such as the Operating Partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2018. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of the Operating Partnership or one of its subsidiary partnerships.

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Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. If we realize excess inclusion income from a residual interest in REMIC or a taxable mortgage pool and allocate such excess inclusion income to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20.0% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20.0% in the case of U.S. shareholders who are individuals and 21.0% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25.0% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” The TCJA limits the net operating loss deduction to 80.0% of taxable income, where taxable income is determined without regard to the net operating loss deduction itself. Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20.0%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 37.0%) if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21.0%, whether or not classified as long-term capital gains.

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Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Redemptions of Common Shares

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming shareholder. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the non-redeeming shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. In general, the U.S. federal income tax rules applicable to REITs require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust.” Each shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the shareholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares.

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Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of our shares. U.S. shareholders should consult their tax advisers regarding the effect, if any, of this legislation on their ownership and disposition of our common shares.

Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax exempt U.S. shareholder. Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us).

Tax exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10.0% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25.0% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10.0% of the value of our stock, collectively owns more than 50.0% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI.

The TCJA requires that tax exempt organizations compute UBTI income separately for each unrelated trade or business, preventing a tax exempt organization from applying losses from one unrelated trade or business against income derived from another unrelated trade or business. It remains unclear, however, how this rule should apply to any UBTI resulting from an investment in our common shares, and tax exempt U.S. shareholders should be aware that the requirement to compute UBTI separately for each unrelated trade or business may increase their overall UBTI.

Tax exempt U.S. shareholders are urged to consult their tax advisers regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

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Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally is “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30.0% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30.0% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50.0% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. We expect that our USRPIs will exceed 50.0% of our assets. Notwithstanding the foregoing rule, our common shares will not be a USRPI (i) if we are “domestically-controlled,” (ii) with respect to a selling non-U.S. shareholder if the shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 10.0% or less of our outstanding shares of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), (iii) with respect to a selling non-U.S shareholder that is a “qualified shareholder” (as described below) or (iv) with respect to a selling non-U.S. shareholder that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s common shares or the period of the REIT’s existence), less than 50.0% in value of its outstanding common shares is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5.0% of our common shares for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. We cannot assure you that we will be domestically-controlled at all times in the future. Our shares are not currently traded on an established securities market, and we have no current intent to list our shares for trading. Thus, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool will not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate.

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Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of its common shares. A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our common shares constitute a USRPI and no other exception applies to the selling non-U.S. shareholder. If our common shares are a USRPI and no other exception applies to the selling non-U.S. shareholder, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our shares will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15.0% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings ( i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our common shares). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability. Even in the event our common shares are not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our common shares are regularly traded on an established securities market or if the selling non-U.S. shareholder is a “qualified shareholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 21.0% withholding, regardless of whether our common shares constitute a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30.0% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation.  In addition, we will be required to withhold tax equal to 21.0% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (i) the distribution is received with respect to a class of shares that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. shareholder does not own more than 10.0% of that class of shares at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. Subject to the exception that may apply if our common shares were regularly traded on an established securities market (as described above), if our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, each as described below. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

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To the extent our common shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” our common shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that include an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50.0% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5.0% or more of the class of interests described in clauses (i)(A) or (i)(B) above, However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s common shares (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10.0% of our common shares applying certain constructive ownership rules.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5.0% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

Redemptions and Liquidating Distributions

A redemption of shares by a non-U.S. shareholder is treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a redemption treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above, and (ii) if our shares are not a USRPI, gain from a redemption treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect our shares would be ECI to the non-U.S. shareholder unless such non-U.S. shareholder were a qualified shareholder or qualified foreign pension fund, as described above, and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust.” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10.0% of our common shares if our common shares are regularly traded on an established securities market, to a qualified shareholder or to a qualified foreign pension fund, distributions in redemption of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 21.0% withholding, and also potentially subject to branch profits tax in case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

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Backup Withholding and Information Reporting

We report to our U.S. shareholders and the IRS the amount of distributions paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. The legislation imposes a 30.0% withholding tax on dividends currently on, and will impose a 30.0% withholding tax on gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30.0% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisers regarding this legislation.

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State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisers regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common shares.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisers. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as IRAs and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of Section 4975 of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and Section 4975 of the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

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If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Section 4975 of the Code.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%) determined in accordance with the Plan Assets Regulation.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a “benefit plan investor”) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded, no assurance can be given that the 25% Limit will not be exceeded at all times. Our operating agreement provides that if “benefit plan investors” exceed the 25% Limit, we may redeem their interests at a price equal to the then-current NAV per share for such class. We intend to rely on this aspect of the Plan Assets Regulation.

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Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50.0% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50.0% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem “benefit plan investors” as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisers as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our Company or any of its respective affiliates, should consult with his or her tax and legal advisers regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisers, each prospective Plan investor should carefully consider whether an investment in our Company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisers before deciding to invest in our common shares.

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The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA.  The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts.  Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions.  We may elect to ensure these conditions are satisfied in connection with the offering of the shares.  Finally, fiduciaries of Plans should be aware that neither we nor our Manager is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our common shares (or the making of our shares available for investment under a Participant-Directed Plan) and that we and our Manager have financial interests associated with the purchase of shares (or the making of our shares available for investment under a Participant-Directed Plan) including the fees and other allocations and distributions they may receive from us as a result of the purchase of our common shares by a Plan (or the making of our shares available for investment under a Participant-Directed Plan).

Form 5500.  Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan).  The descriptions in this memorandum of fees and compensation, including the fees paid to our Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

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PLAN OF DISTRIBUTION

We are offering up to $50,000,000 of our common shares, which represent limited liability company interests in our Company. We are offering to sell any combination of two classes of common shares, Class A shares and Class D shares. The per share purchase price for both classes of our common shares will be $10.00 during the Introductory Period; however, the first $5,000,000 shares to the public will be subject to a discounted price of $9.75 per share. Following the Introductory Period, the per share price for each class will be adjusted every month and, will equal the NAV per share for such class as of the end of the prior month. However, our Manager may in the future elect to (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; or (iii) otherwise issue additional shares. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Our common shares being offered hereby will be only be offered through www.realtyclub.com, an online investment platform owned and operated by Platform Technologies, LLC, an affiliate of our Sponsor. For additional information about the RealtyClub Platform, please see “Offering Summary—About the Online Investment Platform.

The online investment platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on through www.realtyclub.com, as well as on the SEC’s website at www.sec.gov.  In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement will be delayed for subscriptions agreements delivered before the Minimum Threshold is met until such Minimum Threshold is met, and, after such Minimum Threshold is met, subscriptions that we receive on or before the 5th business day before the end of the month will be executed at a price equal to our NAV per share for such class determined as of the previous month-end and which will generally be published by the 15th day of the current month. Such investors will be admitted on the first day of the following month. Given an investor may not know the exact NAV at the time of the subscription, the subscription is fully revocable until the Subscription Revocation Deadline. Solely by way of example, if an investor submits a subscription on April 12, such investor will pay the per share purchase price calculated as of March 31 and generally published by April 15 and the investor will be admitted with an effective date of May 1. Thus, although settlement occurs the first day of the following month, the purchase price for the shares will be the price as of the end of the prior month. The subscription is fully revocable until 5:00 p.m. Eastern Standard Time on April 25, assuming April 25 is the 5th business day before the end of the month.

If an investor submits a subscription after the 5th business day before the end of the month, such investor will not be admitted on the first day of the following month. Instead such investor will be admitted on the first day of the subsequent month. For example, assuming April 25th is the 5th business day before the end of the month, an investor who subscribes on April 26 will pay the per share purchase price calculated as of April 30 and generally published by May 15 and the investor will be admitted with an effective date of June 1. In this second example, settlement occurs the first day of the second month (i.e., June 1) following the date the subscription is received (i.e., April 26) and the purchase price for the shares will be the price as of the end of the then-current month (i.e., May). The subscription is fully revocable until the Subscription Revocation Deadline (i.e., 5:00 p.m. Eastern Standard Time on the 5th business day before the end of May).

An investor will become a shareholder, including for tax purposes, and the shares will be issued, as of the date of settlement (i.e., the first of the applicable month). Settlement will not occur until an investor’s funds have cleared and our Manager accepts the investor as a shareholder. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are publicly traded on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10.0% of the greater of their annual income or net worth (for natural persons), or 10.0% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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Certificates Will Not be Issued

We will not issue certificates. Instead, our common shares will be recorded and maintained on the Company’s shareholder register.

Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our operating agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any our common shares in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from the Company or have any other rights in or with respect to our common shares. We will not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will not accept investors’ funds and admit investors as shareholders until we have received subscriptions that meet the Minimum Threshold. Investors’ funds will be revocable and will remain at the investors’ bank/financial institution until the Minimum Threshold is met. If we do not receive subscriptions that meet the Minimum Threshold (which could be up to $5,000,000 of Class A shares), we will cancel the offering and release all investors from their commitments. However, our Sponsor may in its discretion acquire all the Class A shares necessary to permit us to meet the Minimum Threshold. At the time the Minimum Threshold is met, we will accept subscription payments, common shares will be issued, and investors will become shareholders.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our Sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

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Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we undertake to:

•	file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will disclose all compensation and fees received by our Manager and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment will include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

•	file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each acquisition made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix B.

•	Electronically provide ACH, journal or wire instructions to us for the full purchase price of our common shares being subscribed for; note, however, for subscriptions in excess of $100,000, we will require that the purchase price of our common shares be provided via bank wire.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10.0% of the greater of such investor’s annual income or net worth (for natural persons), or 10.0% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

We will not accept investors’ funds and admit investors as shareholders until we have received subscriptions for at least $5,000,000 of shares in any combination of Class A shares or Class D shares within 12 months. Investors’ funds will be revocable and will remain at the investors’ bank/financial institution until the Minimum Threshold is met. Prior to our achieving the Minimum Threshold, investors may revoke their subscriptions by providing us with a written notice requesting such rescission, to be sent to the following address:

Platform Ventures Diversified Housing REIT, LLC

4220 Shawnee Mission Parkway
Suite 200B

Fairway, KS 66205

If we do not receive subscriptions for at least the Minimum Threshold of $5,000,000 of our common shares within 12 months, we will cancel the offering and release all investors from their commitments. However, our Sponsor may in its discretion acquire Class A shares to permit us to meet the Minimum Threshold. At the time the Minimum Threshold is met, we will accept subscription payments, common shares will be issued, and investors will become shareholders.

Minimum Purchase Requirements

The minimum investment in our Class D shares for initial purchasers is $25,000. The minimum initial investment in our Class A shares is $1,000,000 if purchased directly by an investor, and $25,000 if purchased through an investment adviser. We may accept lower investments at the discretion of our Manager. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100 and the shares are purchased through their financial adviser. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10.00 (or the then-current NAV per share for such class); however, initial subscriptions made at the discounted per share price of $9.75 applicable to the first $5,000,000 of shares sold to the public may be made in amounts of $9.75.

Arbitration Provision

By purchasing shares in this offering, investors agree to be bound by the Arbitration Provisions contained in our subscription agreement and our operating agreement. Such Arbitration Provisions apply to claims under the US federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, the common shares, our ongoing operations and the management of our investments, among other matters, and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

By agreeing to be subject to the Arbitration Provisions contained in our subscription agreement and our operating agreement, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our manager, our sponsor, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, under the Arbitration Provisions, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provisions are similar to a binding arbitration provision as we are likely to invoke the Arbitration Provisions to the fullest extent permissible. The Arbitration Provisions apply to claims under the US federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, the common shares, our ongoing operations and the management of our investments, among other matters.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Kansas, in the Kansas City metropolitan area. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, any Operating Partnership common unit, the RealtyClub Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we have no reason to believe that the Arbitration Provisions are not enforceable under federal law, the laws of the State of Delaware, the laws of the State of Kansas, or under any other applicable laws or regulations. However, to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

Before purchasing shares, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provisions limit the rights of an investor to many legal remedies and rights otherwise available.

171

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Goodwin Procter LLP.

EXPERTS

The balance sheet of Platform Ventures Diversified Housing REIT, LLC as of December 31, 2017 included in this offering circular and elsewhere in the offering statement has been so included in reliance upon the report of RSM US LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing in giving the said report.

The statement of revenue and certain expenses of The Domain at City Center, LLC for the year ended December 31, 2017, and for the period from March 1, 2016 (inception) to December 31, 2016 included in this offering circular and elsewhere in the offering statement has been so included in reliance upon the report of RSM US LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing in giving the said report.

We do not intend to engage an independent valuation services firm for the purpose of advisory services related to our initial monthly NAV per share calculation for each class. We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so, for the purpose of property level appraisals related to our NAV. As further described under “Description of our Common Shares—Valuation Policies”, our sponsor's internal accountants will use the estimated market values provided as well as inputs from other sources in its calculation of our monthly NAV per share for each class.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of our initial offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Platform Ventures Diversified Housing REIT, LLC

c/o Platform Ventures

Attn: Investor Relations

4220 Shawnee Mission Parkway, Suite 200B

Fairway, KS 66205

info@platformv.com

816-285-3872

172

Within 120 days after the end of each fiscal year we provide to our shareholders of record an annual report. The annual report contains audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.realtyclub.com , where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

173

F-1

Members

Platform Ventures Diversified Housing REIT, LLC

Fairway, Kansas

Report on the Financial Statement

We have audited the accompanying financial statement of Platform Ventures Diversified Housing REIT, LLC which comprise the balance sheet as of December 31, 2017, and the related notes to the balance sheet.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Platform Ventures Diversified Housing REIT, LLC as of December 31, 2017, in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Los Angeles, California

May 4, 2018

F-2

Platform Ventures Diversified Housing REIT, LLC

Balance Sheet

As of December 31, 2017

Assets
Cash	$1,000
Total Assets	$1,000

Members' Equity
Members' equity	$1,000
Total Members' Equity	$1,000

See notes to the balance sheet.

F-3

Platform Ventures Diversified Housing REIT, LLC

Notes to Balance Sheet

1.	Formation and Organization

Platform Ventures Diversified Housing REIT, LLC (the “Company”) was formed on August 31, 2017 as a Delaware limited liability company and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is expected to acquire, manage and structure a diverse portfolio of stabilized, income-oriented, multi-tenant rental housing properties in the United States. The Company may also invest, to a limited extent, in real estate-related assets, including select real estate loans, real estate debt securities and other real estate-related assets with exposure to the multi-tenant rental housing sector. The Company may make its investments through majority owned subsidiaries, some of which may have rights to receive preferred economic returns. Substantially all of the Company’s assets will be held by, and substantially all of the operations will be conducted through PVDH Operating Partnership, LP (the “Operating Partnership”) either directly or through its subsidiaries, and the Company will be the sole general partner of the Operating Partnership. The Company will be managed by PVDH Manager, LLC, a Delaware limited liability company (the “Manager”), a wholly owned subsidiary of Platform Investments, LLC, which is a wholly owned subsidiary of Platform Ventures, LLC (the “Sponsor”).

As of the date of this report, the Company has not begun operations.

The Company has authorized the issuance of up to $50,000,000 of common shares, which represent limited liability company interests in the Company. The Company intends to sell any combination of two classes of common shares, Class A shares, and Class D shares, with a dollar value up to the maximum offering amount. The Sponsor has committed to purchase 5% of the outstanding equity, up to $2,500,000, or more at its discretion. On September 14, 2017, the Company received $1,000 in cash in connection with the Sponsor’s purchase of common shares.

The Company has filed an offering statement currently under review on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50,000,000 in common shares, for an initial price of $10.00 per share for the 12-month period following the date when investors are first admitted as shareholders of the Company. However, the first $5,000,000 shares sold to the public will be subject to a discounted price of $9.75 per share.

The Company intends to have a December 31st fiscal year end.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company maintains financial statements in accordance with accounting principles generally accepted in the United States of America on the accrual basis of accounting (“GAAP”).

Principles of consolidation

GAAP requires the consolidation or combination of any subsidiaries or affiliates under common control. If upon commencement of operations consolidation or combination is required the financial statements will include the accounts and transactions of the Company, together with the controlled subsidiaries and/or affiliates. All material intercompany balances and transactions will be eliminated in the presentation of the accompanying consolidated or combined financial statements. As of December 31, 2017 the Company is not invested in any controlled subsidiaries or affiliate that requires the presentation of consolidated or combined financial statements.

F-4

Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Organizational, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Sponsor or Manager on behalf of the Company. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that the Company will be obligated to pay or reimburse the Sponsor or Manager for organization and offering costs paid by them on behalf of the Company. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed will never exceed 1.0% of the aggregate gross offering proceeds. Any excess costs will be rolled forward to subsequent months until paid in full.

These costs are not recorded in the financial statements of the Company as of December 31, 2017 because such costs are not a liability of the Company until the Company’s common shares are sold to the public. When recorded by the Company, organization costs will be expensed as incurred, and offering costs will be charged to members’ equity as such amounts are reimbursed to the Manager or Sponsor from the gross proceeds of the Offering. As of December 31, 2017 approximately $575,000 in organization and offering costs has been incurred.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year ending December 31, 2018. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes dividends to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.	Related Party Arrangements

PVDH Manager, LLC - Manager

The Company intends to enter into a management agreement with PVDH Manager, LLC. Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Manager will be reimbursed for organization and offering expenses incurred in conjunction with the offering. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed will never exceed 1.0% of the aggregate gross offering proceeds. Any excess costs will be rolled forward to subsequent months until paid in full.

F-5

Upon acquisition of each equity investment, the Company will pay up to 1.00% of the amount of the property purchase price to the Manager or its affiliates. For debt investments, if an origination fee is charged, the third-party borrower will typically pay 1.00-3.00% of the amount funded by the Company. The Manager or its affiliates will receive 1.00% of the amount funded by the Company, and any origination fees exceeding 1.00% will be paid directly to the Company.

The Company will pay the Manager a monthly investment management fee at an annualized rate of 1.50% of the Company’s aggregate NAV on a consolidated basis, which, until the month following one year after the commencement of the offering, will be based on an assumed NAV of $10.00 per outstanding share or Operating Partnership unit. Thereafter, the investment management fee will be based on the Company’s NAV at the end of each prior month. Upon liquidation of any of the Company’s equity investments in real estate, the Company will not pay a disposition fee.

The Company will reimburse the Manager for out-of-pocket expenses paid in connection with providing services to the Company. This does not include the Sponsor’s or Manager’s overhead, but does include legal, accounting, auditing, consulting and other fees and expenses, financing commitment fees, real estate title and appraisal costs, valuation expenses, and printing.  The Company will also reimburse the Manager for employee or contractor charge-back expenses attributable to the services of professionals employed or contracted by the Manager, Sponsor, and/or their other affiliates who perform legal, accounting, and asset management services for the Company, in the event that the Manager or its affiliates engage such professionals to perform such services in lieu of (or in addition to) the engagement of a third-party to provide such services, provided that (i) the amounts charged for such services are reasonable in the Manager’s reasonable discretion, and (ii) the reimbursement corresponds only to the portion of such professionals’ business time spent directly on such Company matters. Further, the Company will reimburse the Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent the Manager is not reimbursed by any operating partner.

The Sponsor or an affiliate may make short-term bridge loans to the Company or Operating Partnership in order to fund the acquisition of real estate investments. The interest rate to be charged by the Sponsor or its affiliate will be the same rate that the Sponsor or its affiliate pays on any loan facilities it has that support the bridge loans made to the Company. If at any time the Sponsor or one of its affiliate is funding bridge loans to the Company from its own capital, the Manager will determine a reasonable interest rate to be charged on such bridge loan, solely in its reasonable discretion.

If the Company purchases assets from the Sponsor or one of its affiliates, the Company will pay a warehousing fee equal to an annualized rate of 2.0% of the purchase price of the asset with respect to the period of time the asset is warehoused, plus any transaction costs in connection with the acquisition.

The Company will reimburse the Manager or an affiliate of the Manager for actual servicing expenses associated with the debt investments including any up-front set-up fee. The servicing expenses incurred by the Manager including reimbursements for employee and independent contractor costs associated with the servicing are meant to be a straight pass-through expense to the Company. The Manager may decide to enter into a servicing agreement with a third-party to service and administer the loans held by the Company and the Company will pay for any expenses incurred in connection with such services.

If there are any non-performing loans, the Manager will charge the Company a special servicing fee, to be paid quarterly, and paid to the Manager at an annualized rate of 1.00% of the unpaid balance of the non-performing asset. It is in the Manager’s sole discretion to determine if a loan is non-performing. The payment of the special servicing fee will be in addition to any third-party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by the Manager, Sponsor or any of their affiliates.

F-6

The Company will pay the Manager a monthly shareholder servicing fee equal to an annualized rate of 0.50% of aggregate NAV upon the authorization and issuance of Class D shares. Until the month following the first 12 months after the initial issuance of shares, the shareholder servicing fee will be based on an assumed NAV of $10.00 per outstanding Class D share. Thereafter, the shareholder servicing fee will be based on the aggregate NAV of the outstanding Class D shares at the end of each prior month. The Company will not pay a shareholder servicing fee with respect to the outstanding Class A shares.

The Manager may pursue a sale or series of sales of the assets, a sale or merger of the Company, a listing of the shares on a national securities exchange or a similar transaction. Upon execution of such a transaction, the Manager will be entitled to an exit performance allocation equal to 10% of the total return of the REIT in excess of an annualized non-compounded 6% return to the shareholders on a class-by-class basis over the life of the Company.

If the total return to shareholders in any calendar year exceeds 6% per annum calculated on a class by class basis, the Manager will be entitled to receive an annual performance allocation equal to 10% of the excess total return. “Total return” with respect to each class is comprised of the change in NAV per share for such class plus distributions per share for that same class. In the event the NAV per share for one or both classes decreases below $10.00, the annual performance allocation distributed with respect to such applicable class or classes will not be earned on any increase in NAV per share up to $10.00.

5.	Commitments and Contingencies

Legal Proceedings

As of the date of the financial statements the Company not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, the Company is not aware of any litigation of any significance likely to occur.

6.	Subsequent Events

The Company evaluated subsequent events through May 4, 2018, which is the date the financial statements were available to be issued. Based on the evaluation, no additional material events were identified that would require adjustment or disclosure.

F-7

Unaudited Pro Forma Condensed Financial Information

Platform Ventures Diversified Housing REIT, LLC

The following sets forth the unaudited pro forma condensed statements of income for the year ended December 31, 2017 and the three months ended March 31, 2018 and the unaudited pro forma condensed balance sheet as of December 31, 2017 for Platform Ventures Diversified Housing REIT, LLC. The unaudited pro forma financial information is being presented as if the acquisition of a 64.71% membership interest in Domain at City Center, LLC had occurred as of January 1, 2017 for the purpose of the statements of income and on December 31, 2017 for balance sheet purposes. The pro forma statements of income and the pro forma balance sheets are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor are they indicative of future operating results.

Platform Ventures Diversified Housing REIT, LLC (the “Company”) was formed on August 31, 2017 as a Delaware limited liability company and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is expected to acquire, manage and structure a diverse portfolio of stabilized, income-oriented, multi-tenant rental housing properties in the United States. The Company may also invest, to a limited extent, in real estate-related assets, including select real estate loans, real estate debt securities and other real estate-related assets with exposure to the multi-tenant rental housing sector. The Company may make its investments through majority owned subsidiaries, some of which may have rights to receive preferred economic returns. Substantially all of the Company’s assets will be held by, and substantially all of the operations will be conducted through PVDH Operating Partnership, LP (the “Operating Partnership”) either directly or through its subsidiaries, and the Company will be the sole general partner of the Operating Partnership. The Company will be managed by PVDH Manager, LLC, a Delaware limited liability company (the “Manager”), a wholly owned subsidiary of Platform Investments, LLC, which is a wholly owned subsidiary of Platform Ventures, LLC (the “Sponsor”).

The Company intends to file an offering statement on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50,000,000 in common shares, for an initial price of $10.00 per share for the 12-month period following the date when investors are first admitted as shareholders of the Company. However, the first $5,000,000 shares sold to the public will be subject to a discounted price of $9.75 per share. The Company intends to sell any combination of two classes of common shares, Class A shares, and Class D shares, with a dollar value up to the maximum offering amount. The Sponsor has committed to purchase 5% of the outstanding equity, up to $2,500,000, or more at its discretion. On September 14, 2017, the Company received $1,000 in cash in connection with the Sponsor’s purchase of common shares.

The Company intends to acquire from affiliates of the Sponsor interests in the following pre-identified properties (the “Seed Assets”). After acceptance of subscriptions equal to the Domain equity investment required at close, which is estimated to be $7,820,966, the Company intends to first acquire the Domain property, and subsequently acquire Orchard Corners. The Sponsor is the indirect 100% owner and manager of both the entities that hold the Seed Assets, as well as the entity that intends to provide the bridge loan. The Sponsor is also the indirect 100% owner and will control the Manager of the Company. Although no definitive agreement for the acquisition or bridge financing is currently in place, the Sponsor has the power and intention to initiate and approve the acquisition of the Seed Assets and bridge financing.

F-8

Property Name	Interest to be Acquired	Projected Company Equity Investment at Close (A)		Projected Warehousing and Acquisition Fee(3) (B)	Projected Consolidated Investment Debt Balance at Close (C)	Projected Consolidated Non-Controlling Equity Interest at Close (D)	Total Projected Company Asset Value at Close (A-B+C+D)
Domain	64.71% JV Interest	$7,820,966	(1)	$(595,409)	$32,642,000	$3,940,046	$43,807,603
Orchard Corners	100.0% Fee Interest	$2,218,069	(2)	$(151,737)	$3,835,000	$0	$5,901,332
Total		$10,039,035		$(747,146)	$36,477,000	$3,940,046	$49,708,935

 (1) Assumes a projected acquisition date of August 1, 2018 and includes the Warehousing Fee and Acquisition Fee applicable to the Seed Assets.

 (2) Assumes a projected acquisition date of September 1, 2018 and includes the Warehousing Fee and Acquisition Fee applicable to the Seed Assets.

(3) Interests to be acquired in Orchard Corners and Domain are indirectly 100% owned by RC Bridge III, LLC and RC Bridge IV, LLC, both of which are indirectly 100% owned and managed by the Sponsor. The Sponsor is also the indirect 100% owner of the Manager of the Company. Management believes that the proposed acquisition of the Seed Assets is considered a transaction between entities under common control per ASC 805-50-15-5 through 805-50-15-6B. Under ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. A difference between any proceeds transferred and the carrying amounts of the net assets received is recognized in equity in the receiving entity’s financial statements. As such, the assets and liabilities acquired are recorded at book value per the seller, and the Projected Warehousing and Acquisition Fees are excluded from the Projected Company Asset Value at close.

The Company has identified Seed Assets requiring estimated equity advances of $10.0 million, which represents 20.0% of the gross $50 million proceeds expected to be raised in the Offering and is currently considered a “blind pool” offering. As such, the Company has prepared pro forma financial statements for probable significant acquisitions in accordance with the SEC Financial Reporting Manual Section 3130 Acquisition of One or More Real Estate Operations. In accordance with the SEC Financial Reporting Manual Section 2325.3, significance in blind pool offerings is measured by comparing the Company’s total anticipated investment in the property to the Company’s total assets as of the anticipated date of acquisition plus the proceeds expected to be raised in the Offering over the next 12 months. The investment includes any debt secured by the property that is assumed by the purchaser. An individual property is considered significant if it exceeds the 10% significance level.

The Domain Seed Asset exceeds the 10% significance threshold and is reflected in the pro forma financial statements. The Company will acquire Orchard Corners after the Domain property has been acquired at which point Orchard Corners will be insignificant as of its anticipated date of acquisition. Therefore, Orchard Corners has been excluded from the pro forma financial statements.

The pro forma financial statements are based upon available information, preliminary estimates and certain assumptions that the Company believes are reasonable under the circumstances, as set forth in the notes to the pro forma financial statements. You should read the following information together with the information contained under the captions “Risk Factors” and “Plan of Operations,” the Company’s audited balance sheet and the notes thereto, and the Domain at City Center, LLC statement of revenues and certain expenses and the notes thereto, each as included in this offering circular.

F-9

Platform Ventures Diversified Housing REIT, LLC

Unaudited Pro Forma Condensed Statements of Income

For the year ended December 31, 2017

	Platform
	Ventures
	Diversified	Domain
	Housing	at City	Pro Forma		Pro Forma
	REIT, LLC	Center, LLC	Adjustments	Notes	Combined
Revenues
Rental income	$-	$2,285,144	$-		$2,285,144
Other operating income	-	319,235	-		319,235
Total revenues	$-	$2,604,379	$-		$2,604,379

Operating costs and expenses
Operating and maintenance	$-	$554,978	$-		$554,978
General and administrative	-	438,670	-		438,670
Management fees	-	130,214	(23,799)	(a)	106,415
Taxes, net of TIF reimbursement	-	96,301	-		96,301
Insurance	-	76,088	-		76,088
Depreciation and amortization	-	903,572	237,015	(b)	1,140,587
Total operating costs and expenses	$-	$2,199,823	$213,216		$2,413,039

Operating income (loss)		$404,556	$(213,216)		$191,340

Other income and expenses
Interest and loan costs	$-	1,045,409	468,536	(c)	$1,513,945
Total other expenses	$-	$1,045,409	$468,536		$1,513,945

Net loss	$-	$(640,853)	$(681,752)		$(1,322,605)
Less: Net loss- non-controlling interest	-	226,140	240,572		466,712
Net loss attributable to Platform Ventures Diversified Housing REIT, LLC	$-	$(414,713)	$(441,180)		$(855,893)

F-10

Platform Ventures Diversified Housing REIT, LLC

Unaudited Pro Forma Condensed Statements of Income

For the three months ended March 31, 2018

	Platform
	Ventures
	Diversified	Domain
	Housing	at City	Pro Forma		Pro Forma
	REIT, LLC	Center, LLC	Adjustments	Notes	Combined
Revenues
Rental income	$-	$740,630	$-		$740,630
Other operating income	-	100,601	-		100,601
Total revenues	$-	$841,231	$-		$841,231

Operating costs and expenses
Operating and maintenance	$-	$117,317	$-		$117,317
General and administrative	-	90,768	-		90,768
Management fees	-	29,374		(a)	29,374
Taxes, net of TIF reimbursement	-	27,444	-		27,444
Insurance	-	19,124	-		19,124
Depreciation and amortization	-	285,147			285,147
Total operating costs and expenses	$-	$569,174	$-		$569,174

Operating income		$272,057	$-		$272,057

Other income and expenses
Interest and loan costs	$-	357,833	15,542	(c)	$373,375
Total other expenses	$-	$357,833	$15,542		$373,375

Net loss	$-	$(85,776)	$(15,542)		$(101,318)
Less: Net loss- non-controlling interest	-	30,268	5,484		35,752
Net loss attributable to Platform Ventures Diversified Housing REIT, LLC	$-	$(55,508)	$(10,058)		$(65,566)

F-11

Platform Ventures Diversified Housing REIT, LLC

Unaudited Pro Forma Condensed Balance Sheet

As of December 31, 2017

	Platform
	Ventures
	Diversified	Domain
	Housing	at City	Pro Forma		Pro Forma
	REIT, LLC	Center, LLC	Adjustments	Notes	Combined
Assets
Cash	$1,000	$233,543	$-		$234,543
Real estate	-	32,674,426	10,662,342	(b)	43,336,768
Other assets	-	465,783	250,607	(d)	716,390
Total assets	$1,000	$33,373,752	$10,912,949		$44,287,701

Liabilities
Other liabilities	$-	$626,356	$-		$626,356
Note payable, net of debt issuance costs	-	27,387,240	5,041,315	(e)	32,428,555
Total liabilities	$-	$28,013,596	$5,041,315		$33,054,911

Members' Equity
Members' equity	$1,000	$4,824,140	$2,443,895	(f)	$7,269,035
Non-controlling interest	-	536,016	3,427,739	(f)	3,963,755
Total liabilities and members' equity	$1,000	$33,373,752	$10,912,949		$44,287,701

(a)

On January 5, 2018, Domain entered into new service agreements to provide property management and asset management services for a monthly fee of 4% of gross receipts resulting in a Pro Forma Adjustment decrease to Management fees.

Platform Ventures Diversified Housing REIT, LLC (the "Company") intends to enter into an investment management agreement with PVDH Manager, LLC ("Manager") under which the Company will pay the Manager a monthly investment management fee equal to an annualized rate of 1.50%, which will be based on net offering proceeds through the end of the calendar month that follows the 12-month period following the date investors are first admitted to the Company. This agreement has not yet been executed and is therefore not included in the pro forma results. However, we estimate the additional pro forma adjustment related to this investment management fee to be $109,035 in additional expense for the year ending December 31, 2017 and $27,704 in additional expense for the three months ended March 31, 2018.

(b)	On January 5, 2018, an affiliate of the Sponsor and Manager purchased an LLC interest in Domain from a third party for a purchase price equivalent of $43,000,000 plus $336,769 in closing costs and acquisition fees. In accordance with FASB ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, Domain expects its real estate acquisition to be considered an asset acquisition and not a business combination, and therefore expects to capitalize acquisition-related expenses into the cost basis of the real estate asset. This resulted in a Pro Forma Adjustment increase in basis of Real Estate. Depreciation and amortization include a Pro Forma Adjustment increase as a result of the following:

			YTD 12/31/2017
			additional
	Increase	Depreciable	depreciation
	in basis	life (months)	expense
Land	$539,433		$-
Building	8,223,537	468	210,860
Site Improvements	168,072	180	11,205
Furniture & Fixtures	74,752	60	14,950
Write off previous 3/1/16-12/31/17
GAAP accum depreciation	1,656,548
	$10,662,342		$237,015

(c)	Interest and loan costs of the seller entity are adjusted in the Pro Forma Adjustments to reflect (i) the increase in interest costs and (ii) the amortization of $213,445 of loan costs associated with the financing secured by Domain in connection with its acquisition of an interest in Domain as summarized in note (e).

(d)	Other assets includes a $250,607 Pro Forma Adjustments increase as a result of lender escrows required in conjunction with the financing secured by Domain on January 5, 2018 as summarized in note (e).

(e)	On January 5, 2018, Domain entered into a new $32,642,000 loan with a fixed interest rate of 4.51%. The loan requires interest only payments for the first two years. Loan costs are $213,445 and are amortized over the ten year loan term. Domain's prior loan was retired on January 5, 2018.

(f)	As of December 31, 2017, WSP Lenexa, L.L.C. ("WSP") owned a 90% membership interest in Domain and the remaining 10% Class A membership interest was owned by Land Development Strategies, LLC (the "Operator"). RC Bridge IV, LLC, an affiliate of the Company acquired a 64.71% share of the membership interest of Domain from WSP on January 5, 2018. The Operator continues to own a 10% membership interest and the remaining interest is owned by additional investors with no control rights. Pro Forma Adjustment to Members' equity reflects the net increase in capital required to fund the Company's purchase of Domain net of debt as of December 31, 2017. The Pro Forma Adjustment to Non-controlling interest reflects the net increase in capital required by the Operator and additional investors to fund the purchase of Domain net of debt as of December 31, 2017.

F-12

Independent Auditor’s Report

Platform Ventures Diversified Housing REIT, LLC

The Domain at City Center, LLC

Lenexa, Kansas

Report on the Financial Statements

We have audited the accompanying financial statements of The Domain at City Center, LLC, which comprise the statements of revenues and certain expenses for the year ended December 31, 2017, and the period from March 1, 2016, to December 31, 2016, and the related notes to the statements of revenues and certain expenses.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of revenues and certain expenses of The Domain at City Center, LLC for the year ended December 31, 2017, and the period from March 1, 2016, to December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

F-13

Basis of Accounting

As discussed in Note A to the statements of revenues and certain expenses, the accompanying financial statements were prepared for the purpose of complying with Rule 8-06 of Regulation S-X as promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of The Domain at City Center, LLC’s financial statements. Our opinion is not modified with respect to this matter.

Los Angeles, California

May 1, 2018 (except as to Note 4, which is as of June 22, 2018)

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

RSM US LLP is the U.S. member firm of RSM International, a global network of independent audit, tax, and consulting firms. Visit rsmus.com/aboutus for more information regarding RSM US LLP and RSM International.

F-14

The Domain at City Center, LLC

 Lenexa, Kansas

 Statements of Revenues and Certain Expenses

	Period from
	March 1, 2016 to	Year ended
	December 31, 2016	December 31, 2017
Revenues
Rental income	$779,170	$2,285,144
Other operating income	121,770	319,235
Total revenues	900,940	2,604,379
Certain expenses
Operating and maintenance	$274,858	$554,978
General and administrative	321,859	438,670
Management fees	88,869	130,214
Taxes, net of TIF reimbursement	333,317	96,301
Insurance	47,910	76,088
Total expenses	1,066,813	1,296,251

Revenues (exceeded by) or in excess of certain expenses	$(165,873)	$1,308,128

See notes to the statements of revenue and certain expenses.

F-15

The Domain at City Center, LLC

Lenexa, Kansas

Notes to the Statements of Revenues and Certain Expenses

Note A – Organization and Basis of Presentation

The statements of revenues and certain expenses (the “financial statements”) for the period from March 1, 2016 to December 31, 2016 and for the year ended December 31, 2017 relate to the operations of The Domain at City Center, LLC (“Domain”). Domain owns a fee-simple interest in a 200-unit Class A apartment community located in Lenexa, Kansas. Domain was constructed in 2016 and began leasing on March 1, 2016. As of the end of December 31, 2016 and 2017, Domain was 60% occupied and 95% occupied, respectively.

As of December 31, 2017 and 2016, WSP Lenexa, L.L.C. (“WSP”) owned a 90% membership interest in Domain and the remaining 10% Class A membership interest was owned by Land Development Strategies, LLC (the “Operator”). RC Bridge IV, LLC (“RC Bridge IV”), an affiliate of Platform Ventures Diversified Housing REIT, LLC (the Company) acquired a 64.71% share of the membership interest of Domain from WSP on January 5, 2018. The Operator will continue to own 10% of membership interest and the remaining interest is owned by additional investors with no control rights. The Company expects to acquire RC Bridge IV’s interest in Domain during 2018, although no definitive agreement has been reached.

The accompanying financial statements are presented in conformity with Rule 8-06 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the audited period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of Domain have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of Domain.

Note B – Summary of Significant Accounting Policies

1.	Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Revenue Recognition

Rental income from the apartment leases is recognized as earned. Lease terms generally do not extend beyond one year.

F-16

Note B – Summary of Significant Accounting Policies - Continued

3.	Other Operating Income

Other operating income consists of revenue earned from sources other than base rent, such as utility reimbursements, administration fees, pet fees, late charges, termination fees, parking fees, application fees, storage fees and other miscellaneous revenue items, which are stipulated in the lease. Other income is dependent upon a variety of factors such as timeliness of monthly rental payments, early lease terminations, and applications received for potential lessees in addition to other factors.

4.	Taxes

In accordance with an agreement between Domain and the City of Lenexa (the “City”), the City will reimburse Domain for tax increment financing (“TIF”) reimbursable costs (“TIF Reimbursements,” as defined in the agreement) derived from ad valorem property taxes actually received by the City from Domain (“TIF Revenues,” as defined in the agreement). TIF Revenues are defined within the agreement as only those generated by the collection of Domain property taxes. If sufficient TIF revenues are not available to pay all TIF reimbursable costs, the City of Lenexa is under no obligation to reimburse TIF reimbursable costs for any other source. In addition, Domain must not be delinquent in paying taxes in order to receive TIF Reimbursements. The TIF agreement was executed on January 21, 2014 and extends for a 20-year term. Domain received the first TIF Reimbursement in September 2017.

Taxes for the year ended December 31, 2017 consist of real estate tax expense of $551,018 net of $454,717 in estimated TIF Reimbursements related to the same tax year, which approximates the 2017 TIF Reimbursement calculation provided by the City in February 2018. As of the date of this report, Domain received a TIF reimbursement of $439,033 related to 2017 real estate taxes. As of December 31, 2016, the initial TIF request for reimbursement had not yet been submitted and therefore the related real estate tax reimbursement was not yet accrued.

5.	Recently Issued Accounting Guidance

On May 28, 2014, the Financial Accounting Standards Board issued Accounting Standards Codification (“ASC 606”), Revenue From Contracts With Customers. Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606) was released on August 12, 2015, deferring the effective date of the standard for one year. The guidance is effective for non-public entities for annual periods beginning after December 15, 2018. Domain is still evaluating the impact of ASC 606.

On February 25, 2016, the Financial Accounting Standards Board issued its new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-2”). The guidance is effective for non-public entities for annual periods beginning after December 15, 2019. Domain is still evaluating the impact of ASU 842.

Note C – Related-Party Transactions

Domain paid an affiliate of the Operator a monthly management fee equal to the product of 3.25% and the gross cash receipts with a minimum of $8,000 per month. Total management fee expenses of $80,000 for the period from March 1, 2016 to December 31, 2016 and $102,895 for the year ended December 31, 2017 are included in management fees on the statements of revenues and certain expenses.

In addition, Domain paid an affiliate of WSP an asset management fee equal to $8,869 for the period from March 1, 2016 to December 31, 2016 and $27,319 for the year ended December 31, 2017, which are included in management fees on the statements of revenues and certain expenses.

On January 5, 2018, Domain entered into new service agreements with an affiliate of the Operator to provide property management and asset management services for a total monthly fee of 4% of gross receipts.

F-17

Note D – Future Minimum Rental Revenues

As of December 31, 2017, future minimum rental revenues receivable totaled approximately $1,640,000 during 2018 and $20,000 during 2019. As of December 31, 2017, Domain did not hold any leases with rental payments due after December 31, 2019.

Note E – Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on Domain’s future operating results.

Note F – Subsequent Events

Subsequent events have been evaluated through May 1, 2018, except as to Note 4 which is as of June 22, 2018, the date the financial statements were available for issuance. Management has determined that there are no additional subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events, other than those described above.

F-18

The Domain at City Center, LLC

 Lenexa, Kansas

 Statement of Revenues and Certain Expenses

(Unaudited)

Three
months ended
March 31, 2018
Revenues
Rental income	$740,630
Other operating income	100,601
Total revenues	841,231
Certain expenses
Operating and maintenance	$117,317
General and administrative	90,768
Management fees	29,374
Taxes, net of TIF reimbursement	27,444
Insurance	19,124
Total expenses	284,027

Revenues in excess of certain expenses	$557,204

See notes to the unaudited statement of revenue and certain expenses.

F-19

The Domain at City Center, LLC

Lenexa, Kansas

Notes to the Statements of Revenues and Certain Expenses

(Unaudited)

Note A – Organization and Basis of Presentation

The statements of revenues and certain expenses (the “financial statements”) for the three months ended March 31, 2018 relate to the operations of The Domain at City Center, LLC (“Domain”). Domain owns a fee-simple interest in a 200-unit Class A apartment community located in Lenexa, Kansas. Domain was constructed in 2016 and began leasing on March 1, 2016. As of March 31, 2018, Domain was 96% occupied.

As of December 31, 2017, WSP Lenexa, L.L.C. (“WSP”) owned a 90% membership interest in Domain and the remaining 10% Class A membership interest was owned by Land Development Strategies, LLC (the “Operator”). RC Bridge IV, LLC (“RC Bridge IV”), an affiliate of Platform Ventures Diversified Housing REIT, LLC (the Company) acquired a 64.71% share of the membership interest of Domain from WSP on January 5, 2018. The Operator continues to own 10% of membership interest and the remaining interest is owned by additional investors with no control rights. The Company expects to acquire RC Bridge IV’s interest in Domain during 2018, although no definitive agreement has been reached.

The accompanying unaudited financial statements are presented in conformity with Rule 8-06 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the unaudited financial statements are not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of Domain have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of Domain.

Note B – Summary of Significant Accounting Policies

1.	Use of Estimates

The preparation of the unaudited financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect various amounts reported in the unaudited financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Revenue Recognition

Rental income from the apartment leases is recognized as earned. Lease terms generally do not extend beyond one year.

F-20

Note B – Summary of Significant Accounting Policies - Continued

3.	Other Operating Income

Other operating income consists of revenue earned from sources other than base rent, such as utility reimbursements, administration fees, pet fees, late charges, termination fees, parking fees, application fees, storage fees and other miscellaneous revenue items, which are stipulated in the lease. Other income is dependent upon a variety of factors such as timeliness of monthly rental payments, early lease terminations, and applications received for potential lessees in addition to other factors.

4.	Taxes

In accordance with an agreement between Domain and the City of Lenexa (the “City”), the City will reimburse Domain for tax increment financing (“TIF”) reimbursable costs (“TIF Reimbursements,” as defined in the agreement) derived from ad valorem property taxes actually received by the City from Domain (“TIF Revenues,” as defined in the agreement). TIF Revenues are defined within the agreement as only those generated by the collection of Domain property taxes. If sufficient TIF revenues are not available to pay all of the TIF reimbursable costs, the City of Lenexa is under no obligation to reimburse TIF reimbursable costs for any other source. In addition, Domain must not be delinquent in paying taxes in order to receive TIF Reimbursements. The TIF agreement was executed on January 21, 2014 and extends for a 20-year term. Domain received the first TIF Reimbursement in September 2017.

Taxes for the three months ended March 31, 2018 consist of real estate tax expense of $137,754 net of $110,310 in estimated TIF Reimbursements related to the same tax period.

5.	Recently Issued Accounting Guidance

On May 28, 2014, the Financial Accounting Standards Board issued Accounting Standards Codification (“ASC 606”), Revenue From Contracts With Customers. Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606) was released on August 12, 2015, deferring the effective date of the standard for one year. The guidance is effective for non-public entities for annual periods beginning after December 15, 2018. Domain is still evaluating the impact of ASC 606.

On February 25, 2016, the Financial Accounting Standards Board issued its new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-2”). The guidance is effective for non-public entities for annual periods beginning after December 15, 2019. Domain is still evaluating the impact of ASU 842.

Note C- Related-Party Transactions

Prior to January 5, 2018, Domain paid an affiliate of the Operator a monthly management fee equal to the product of 3.25% and the gross cash receipts with a minimum of $8,000 per month. In addition, Domain paid an affiliate of WSP an asset management fee equal to 1.5% of gross receipts.

On January 5, 2018, Domain entered into new service agreements with an affiliate of the Operator to provide property management and asset management services for a total monthly fee of 4% of gross receipts.

Total property management and asset management expenses of $29,374 for the three months ended March 31, 2018 are included in management fees on the statements of revenues and certain expenses.

F-21

Note D – Future Minimum Rental Revenues

As of March 31, 2018, future minimum rental revenues receivable totaled approximately $1,500,000 between March 31, 2018 and March 31, 2019 and $30,000 between March 31, 2019 and March 31, 2020. As of March 31, 2018, Domain did not hold any leases with rental payments due after March 31, 2020.

Note E – Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on Domain’s future operating results.

F-22

APPENDIX A: PRIOR PERFORMANCE TABLE

The following prior performance tables provide information relating to certain real estate investment programs sponsored by our Sponsor, Platform Ventures, LLC, and its affiliates, collectively referred to herein as the “Prior Programs.”

For the purposes of the prior performance tables, our Sponsor views its prior programs, (collectively, the “Prior Programs”) as falling into two categories: (i) investment vehicles that provide investors with the opportunity to invest in a portfolio of real property, real estate-related debt, preferred equity, and real estate-related loan originations where the total composition of the final portfolio is not known at the time of investment (“Blind Pool Funds”); and (ii) investment vehicles that provide investors with identified real estate properties, real estate-related debt, preferred equity, and real estate related loan originations (“Identified Property Funds”).

From March 1, 2009 through March 31, 2018, our Sponsor and its affiliates have not sponsored any public funds. However, Platform Ventures has sponsored 14 privately offered Prior Programs, consisting of four Blind Pool Funds and ten Identified Property Funds. However, our investment objectives differ from the investment objectives of all of our Sponsor’s Prior Programs.

Although we will be accumulating a portfolio of assets that are mostly yet to be identified, our investment objective is different from our Sponsor’s other Blind Pool Funds mainly due to the risk profile of targeted investments in those Blind Pool Funds. Specifically, the Blind Pool Funds have all had investment objectives focused on value-add and opportunistic investments. The risk profile and target returns of these investments are significantly higher than our targeted investments. For instance, the Blind Pool Funds have purchased distressed debt, empty buildings, properties in need of significant capital improvements and repositioning, and foreclosed assets. The majority of the returns generated from those investments comes from the residual value rather than from the cash flow of the underlying properties. Our investments will be focused on stabilized, income-oriented investments that seek to provide investors with a stable and diverse source of income generally from cash flow from operations, supplemented by capital proceeds.

The Identified Property Portfolios also have investment objectives that are different than ours given they are either focused on (i) value-add or opportunistic investments; (ii) are a single-asset investment and lack the diversity of a portfolio of assets; and/or (iii) are a dedicated lending program without direct ownership and management in the underlying assets.

We have not provided performance information for our Prior Programs in the tables below because none of the Prior Programs have a similar investment objective to ours and, therefore, our Sponsor believes that the results of those Prior Programs are neither (i) relevant or correlated to an investment in us nor (ii) material to potential investors in this offering. However, to demonstrate our ability to raise capital, we have included Table I as it does not relate to the underlying investment objective.

Description of the Tables

The following tables are included herein:

×	Table I - Experience in Raising and Investing Funds
×	Table II - (Omitted) Compensation to Sponsor has been omitted since no Prior Programs have investment objectives similar to ours.
×	Table III - (Omitted) Operating Results of Prior Programs since no Prior Programs have investment objectives similar to ours.
×	Table IV - (Omitted) Results of Completed Programs has been omitted since no Completed Prior Programs have investment objectives similar to ours.
×	Table V - (Omitted) Sales or Disposals of Property has been omitted since none of the Prior Programs have similar investment objectives to ours.
×	Table VI - (Omitted) Acquisitions of Property has been omitted since none of the Prior Programs have similar investment objectives to ours.

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of the Sponsor in raising and investing funds for the Prior Programs as of  March 31, 2018.

The Blind Pool Funds consist of four separate closed-ended fund vehicles offered by our Sponsor or its affiliates in the past three years. The four fund vehicles are blind pool funds with commingled investors. The Identified Property Funds consists of five separate closed-ended fund vehicles offered by our Sponsor or its affiliates in the past three years. The five funds were created to acquire, finance, renovate and/or manage single-asset investments located in Washington DC (2), Texas, and Kansas (2).

As noted above, the investment objectives of the Blind Pool Funds and the Identified Property Funds are not similar to that of Platform Ventures Diversified Housing REIT.

	Total Blind Pool Funds		Total Single Asset Funds
Dollar Amount Offered	$400,000,000		$26,650,790
Dollar amount raised	$204,699,872		$26,650,790
Less Offering Expenses:
Selling Commissions and discounts retained by affiliates	-		-
Organizational expenses (1)	(598,312)		(160,917)
Other (explain) (2)	(3,072,118)		(378,514)
Reserves (3)	(3,500,000)		-
Percent available for investment	100	% (4)	98%
Acquisition Costs: (5)
Cash down payment (6)	539,397,877		$59,922,500
Prepaid items and fees related to purchase of property (7)	8,958,320		$948,364
Acquisition Fees	4,230,658		$298,050
Other (explain) (8)	72,146,990		$1,241,603
Total acquisition cost	624,733,826		$62,410,517
Percent leverage (mortgage financing divided by total acquisition cost) (9)	68%		59%
Date offering began	Jan 2014, April 2015		Dec 2015 - Sept 2016
Length of offering (in months)	17 - 31		1 - 20 months	(11)
Months to invest 90% of amount available for investment (measured from beginning of offering)	8 - NA	(10)	1	(11)

Date of PPM
Date of LLC/ LP Agreement
Dates of Amendments

Date investors first admitted
Date last investors admitted

(1) Organizational expenses consist of all costs associated with forming the entities and establishing their governing documents and agreements, including legal fees.

(2) Other offering expenses consist of all other fund fees and expenses incurred by the respective funds.

(3) Our funds sometimes guarantee debt issued by investment entities. These guaranties sometimes require the maintenance of minimum amounts of liquidity. These reserves reflect these minimum amounts of liquidity required to be maintained.

(4) Each of the blind pool funds which closed in the last three years allow for the reinvestment of proceeds generated from investments made by the fund. Therefore, while these funds have fees and expenses, it is possible for 100% of the equity raised (and potentially more) to be invested or available for investment.

(5) Acquisition costs includes the Blind Pool Funds' proportionate share of each item.

(6) Cash down payments consist of the aggregate of all purchase prices paid for investment purchases.

(7) Prepaid items and fees related to the purchase of investments consist of all other capitalized costs (excluding purchase prices) for each investment acquisition.

(8) Other acquisition costs consist of construction, renovations and other capital expenditures incurred after investment acquisition net of any amounts that have been sold or otherwise disposed.

(9) As of March 31, 2018

(10) As of March 31, 2018, some of the Blind Pool Funds have not yet invested 90% of the total amount available for investment.

(11) In the Identified Asset Fund program, the assets are generally acquired prior to the beginning of the offering. In some of these funds, some or all of the interests in the investment vehicle are initially acquired by an affiliate of our Sponsor, and the Sponsor sells its interests in the fund to third-party investors over time pursuant to the offering.

A-2

SUBSCRIPTION AGREEMENT

FOR Qualified Purchasers

PLATFORM VENTURES DIVERSIFIED HOUSING REIT, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This is a Subscription for

Common Shares of

Platform Ventures Diversified Housing REIT, LLC

B-1

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of _____________________, by and between the undersigned (the “Subscriber”, “Investor”, or “you”) and Platform Ventures Diversified Housing REIT, LLC, a Delaware limited liability company (“Platform”, “we”, “us” or “our”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by Platform) certain common shares of which there are two classes, Class A and Class D (the “Common Shares”), as set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of [DATE] (the “Offering Circular”) of Platform.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

NOTE TO INVESTORS WHO SUBSCRIBE PRIOR TO PLATFORM RAISING THE MINIMUM OFFERING AMOUNT

Notwithstanding anything in this Subscription Agreement to the contrary, we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount, which is $5,000,000 in offering proceeds. Until this minimum threshold is met, Investors’ funds will remain at the Investors’ bank/financial institution and Investors will not be admitted as shareholders. The funds will be drawn by us using an ACH electronic fund transfer through the Automated Clearing House network only after the $5,000,000 minimum threshold has been met.

Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

Platform Ventures Diversified Housing REIT, LLC

4220 Shawnee Mission Parkway

Suite 200B

Fairway, KS 66205

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF KANSAS, IN THE KANSAS CITY METROPOLITAN AREA. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, THE COMMON SHARES OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN OUR SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN OUR OPERATING AGREEMENT), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

1.	Subscription for and Purchase of the Common Shares.

1.1       Subject to the express terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase the Common Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2       The Subscriber must initially purchase at least: (i) $25,000 of Class D shares; (ii) $25,000 of Class A shares, if purchased through an investment adviser; or (iii) $1,000,000 of Class A shares, if purchased directly by the Subscriber. There is no minimum subscription requirement on additional purchases of Common Shares once the Subscriber holds at least $25,000 of Common Shares.

B-2

1.3       This offering of Common Shares is described in the Offering Circular, that is available through the online website platform www.realtyclub.com (the “Site” or “RealtyClub”), which is owned and operated by Platform Technologies, LLC, an affiliated entity of Platform, as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and Platform’s operating agreement (the “Operating Agreement”). While they are subject to change, as described below, Platform advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Site’s Privacy Policy and the Terms of Use], consent to Platform’s Privacy Policy, and agree to transact business with us and to receive communications relating to the Common Shares electronically.

1.4       Platform has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5       Once you make a funding commitment to purchase Common Shares, it is revocable until 5:00 p.m. Eastern Standard Time on the 5th business day before the end of the month in which the subscription is received; provided, however, that for subscriptions received after the 5th business day before the end of the month, a subscriber will have the right to revoke such subscriptions until 5:00 p.m. Eastern Standard Time on the 5th business day before the end of the following month. Please see the section in the Offering Circular entitled “Description of Our Common Shares—Monthly Share Price Adjustments” for more details.

1.6       The undersigned has received and read a copy of the Operating Agreement and agrees that its execution of this Subscription Agreement constitutes its consent to such Operating Agreement, and, that upon acceptance of this Subscription Agreement by Platform, the undersigned will become a limited partner of Platform as a holder of Common Shares. When this Subscription Agreement is countersigned by the Company, the Operating Agreement shall be binding upon the undersigned as of the settlement date.

1.7       The undersigned has carefully reviewed the arbitration notice set forth on the first page of this Agreement, Section 13 of this Agreement, and the arbitration risk factor disclosure on page 58 of the Offering Circular. The undersigned hereby acknowledges, understands, and agrees that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

2.	Purchase of the Common Shares.

2.1       The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to Platform the Purchase Price as agreed to by Platform on the Site; provided, however, that we will not accept investors’ funds and admit investors as shareholders until we have received subscriptions for $5,000,000 of Common Shares in any combination of Class A or Class D shares (the “Minimum Threshold”).

2.2       If this Subscription is accepted by Platform, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of Platform, including the Operating Agreement. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

2.3       In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber to Platform for the Common Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Platform shall refund to the Subscriber any payment made by the Subscriber to Platform with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.	Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to Platform the following:

3.1       The information that the Subscriber has furnished herein, including (without limitation) the information furnished by the Subscriber to Platform Technologies, an affiliate of Platform, upon signing up for the Site regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that Platform accepts this subscription. Further, the Subscriber shall immediately notify Platform of any change in any statement made herein prior to the Subscriber’s receipt of Platform’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser”. The representations and warranties made by the Subscriber may be fully relied upon by Platform and by any investigating party relying on them.

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3.2       The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

3.3       The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by Platform, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4       At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by Platform or any other person that:

a.	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

b.	The past performance or experience on the part of Platform and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Common Shares or the overall Platform venture.

3.5       The Subscriber has received this Agreement, the Offering Circular, and the Operating Agreement. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by Platform or an affiliate thereof unless they have so notified the Subscriber, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with Platform and its business to evaluate the merits and risks of an investment, to make an informed investment decision, and to protect Subscriber’s own interests in connection with the Purchase.

3.6       The Subscriber understands that any forecasts or predictions as to Platform’s performance are based on estimates, assumptions, and forecasts that Platform believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.7       The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in Platform.

3.8       Unless the Subscriber is an “accredited investor”, the amount of Common Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

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3.9       The Subscriber has had an opportunity to ask questions of Platform or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about Platform and its business generally, and to obtain any additional information that Platform possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.10       The Subscriber agrees to provide any additional documentation Platform may reasonably request, including documentation as may be required by Platform to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

3.11       The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Shares, or has recommended or endorsed the Common Shares, and that the Common Shares have not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.12       The Subscriber understands that Platform has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that Platform is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), although Platform’s Manager is a relying adviser of Platform Investments, LLC, which is registered as an investment adviser under the Advisers Act.

3.13       The Subscriber is subscribing for and purchasing the Common Shares without being furnished any offering literature, other than the Offering Circular, the Operating Agreement, and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from Platform in writing, and without receiving any representations or warranties from Platform or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors.

3.14       The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Platform. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.15       The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its unitholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

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3.16       The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.17       Platform’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(a)	None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)	To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause Platform or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

(c)	When requested by Platform, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that Platform may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person[1] to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. Platform reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to Platform. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

(d)	Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of an Subscriber which is an entity, any Related Person is:

(i)	a Prohibited Investor (defined below);

(ii)	a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

1 For purposes of this Section 3.17, the terms “Related Person”, “Prohibited Investor”, “Senior Foreign Political Figure”, “Close Associate”, “Non-Cooperative Jurisdiction”, and “Foreign Shell Bank” shall have the meanings described below: “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure; “Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country.

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(iii)	a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to Platform in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

(iv)	a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank”, or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e)	The Subscriber hereby agrees to immediately notify Platform if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 3.17 have become incorrect or if there is any change in the information affecting these representations and covenants.

(f)	The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, Platform may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Shares.

3.18       The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning Platform and to consult with independent tax advisers regarding the tax consequences of investing through Platform. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that Platform is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

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4.             Tax Forms. The Subscriber will also need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us via the Site.  The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall (i) promptly inform us of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

5.             Acknowledgement of Withholding. The Subscriber acknowledges and agrees that under U.S. federal tax law (including Code Sections 1441, 1442, 1445, 1446, 1471, 1472, 1473, and 1474), and possibly under applicable non-U.S. or U.S. state or local law, the Partnership, and/or its subsidiaries must withhold tax with respect to certain transfers of property and/or other income or activities of the Partnership and/or its subsidiaries. In addition, backup withholding may be required in certain circumstances.

6.             Additional Tax Information. The Subscriber shall promptly provide such information, documentation or certification as may be requested by the Manager to determine whether withholding may be required with respect to the Subscriber’s Interest in the Partnership or in connection with tax filings in any jurisdiction in which or through which the Partnership invests, directly or indirectly, including any information or certification required for the Partnership or its subsidiaries (or any other entity in which the Partnership directly or indirectly invests or any parallel fund or alternative investment vehicle) to comply with any tax return or information filing requirements or to obtain a reduced rate of, or exemption from, any applicable tax, whether pursuant to the laws of such jurisdiction or an applicable tax treaty. Such information may include, without limitation, information regarding the ultimate beneficial owners of the Subscriber. The Subscriber hereby acknowledges and agrees that the Manager may provide any such information, documentation or certifications to any applicable tax authority.

7.             No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between you and Platform. In connection with the purchase and sale of the Common Shares, Platform is not acting as your agent or fiduciary. Platform assumes no advisory or fiduciary responsibility in your favor in connection with the Common Shares or the corresponding project investments. Platform has not provided you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

8.             Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid Platform being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by Platform to return the Common Shares to Platform for a refund or (ii) Platform be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

9.	Miscellaneous Provisions.

9.1       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of laws principles thereof).

9.2       All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of Platform (or that you submitted to us via the Site). You shall send all notices or other communications required to be given hereunder to Platform via email at info@platformv.com (with a copy to be sent concurrently via prepaid certified mail to: Platform Ventures Diversified Housing REIT, LLC, c/o Platform Ventures, LLC, 4220 Shawnee Mission Parkway, Suite 200B, Fairway, KS 66205 Attn: Investor Relations.

Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Kansas are legally closed for business.

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9.3       This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of Platform. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

9.4       The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

9.5       Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

9.6       If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.7       In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

9.8       This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Common Shares) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with Platform with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

9.9       This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.10       The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

9.11       The parties acknowledge that there are no third party beneficiaries of this Agreement, except for any affiliates of Platform that may be involved in the issuance or servicing of Common Shares on the Site, which the parties expressly agree shall be third party beneficiaries hereof.

10.           Consent to Electronic Delivery. The Subscriber hereby agrees that Platform may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of Platform and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber under the Common Unit or hereunder by means e-mail or by posting on an electronic message board or by other means of electronic communication.  Because Platform operates principally on the Internet, you will need to consent to transact business with us online and electronically.  As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Site or to the email address you provide to us.  By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Agreement (each, a “Disclosure”).  The decision to do business with us electronically is yours.  This document informs you of your rights concerning Disclosures.

(a)	Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

(b)	Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

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(c)	Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

(d)	How to Contact Us Regarding Electronic Disclosures. You can contact us via email at info@platformv.com. You may also reach us in writing at the following address: Platform Ventures Diversified Housing REIT, LLC, c/o Platform Ventures, LLC, 4220 Shawnee Mission Parkway, Suite 200B, Fairway, KS 66205 Attn: Investor Relations. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered e-mail address changes, you must notify us of the change by sending an email to info@platformv.com. You also agree to update your registered residence address and telephone number on the Site if they change. You will print a copy of this Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Site.

11.	Consent to Electronic Delivery of Tax Documents.

(a)	Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to you (“Tax Documents”) in connection with your Common Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Schedule K-1s. Occasionally, we are required to send you CORRECTED Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(b)	Agreement to Receive Tax Documents Electronically. By executing this Agreement on the Site, you are consenting in the affirmative that we may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from the Site which are made available under “Dashboard” > “Transactions and Notifications”. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(c)	How We Will Notify You That a Tax Document is Available. On or before the required IRS-designated due date for your Tax Document, you will receive an electronic notification via email when your Tax Documents are ready for access on the Site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(d)	Your Option to Receive Paper Copies. To obtain a paper copy of your Tax Documents, you can print one by visiting the RealtyClub web site. You can also contact us at info@platformv.com and request a paper copy.

(e)	Withdrawal of Consent to Receive Electronic Notices. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

Platform Ventures Diversified Housing REIT, LLC

c/o Platform Ventures, LLC

4220 Shawnee Mission Parkway
Suite 200B

Fairway, KS 66205

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

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(f)	Termination of Electronic Delivery of Tax Documents. We may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

☐	You don’t have a password for your RealtyClub account

☐	Your RealtyClub account is closed

☐	You were removed from the RealtyClub account

☐	Your role or authority on the Platform account changed in a manner that no longer allows you to consent to electronic delivery

☐	We received three consecutive email notifications that indicate your email address is no longer valid

☐	We cancel the electronic delivery of Tax Documents

(g)	You Must Keep Your E-mail Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at info@platformv.com.

(h)	Hardware and Software Requirements. In order to access and retain Tax Documents electronically, you must satisfy the computer hardware and software requirements as set forth above in Section 10(c) of this Agreement. You will also need a printer if you wish to print Tax Documents on paper, and electronic storage if you wish to download and save Tax Documents to your computer.

12.	Limitations on Damages. IN NO EVENT SHALL PLATFORM BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

13.	Arbitration.

(a)	Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 13 (this “Arbitration Provision”). The arbitration shall be conducted in the Kansas City, KS metropolitan area. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and Platform (or persons claiming through or connected with Platform), on the other hand, relating to or arising out of this Agreement, any Common Unit, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of sub-section (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the US federal securities laws and to all claims that that are related to the Company, including with respect to this offering, our holdings, the common shares, our ongoing operations and the management of our investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

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(b)	The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)	If we elect arbitration, we shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d)	Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)	We agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)	Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)	This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

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(h)	This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than sub-section (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (e) are finally adjudicated pursuant to the last sentence of sub-section (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

(i)

You also acknowledge that the requirement to arbitrate disputes contained in this Section 13 and the waiver of court and jury rights contained in Section 14 are also in our operating agreement and that subsequent holders of our Common Shares will also be subject to such provisions.

(j)

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

14.           Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE COMMON SHARES OR ANY OTHER AGREEMENTS RELATED THERETO.

15.           Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature page to follow]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Print Name of Subscriber

Description of Entity (if applicable)

Signature of Subscriber

Name of Person Signing on behalf of Subscriber

Title (if applicable)

Address of Subscriber:

Telephone:

Email:

Number of Common Shares Purchased:

Purchase Price:

(Signature Page to Subscription Agreement)

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AGREED AND ACCEPTED BY

Platform Ventures Diversified Housing REIT, LLC

By:	PVDH Manager, LLC a Delaware limited liability company
Title:	Manager

By:
Name:
Title:

Platform Ventures Diversified Housing REIT, LLC

c/o Platform Ventures, LLC

4220 Shawnee Mission Parkway, Suite 200B

Fairway, KS 66205

Email:

Phone:

(Signature Page to Subscription Agreement)

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agreed and accepted BY:

PLATFORM VENTURES DIVERSIFIED HOUSING REIT, LLC

By: PVDH MANAGER, LLC, its Manager

By:
	Name:	Todd Blanding
	Title:	Chief Investment Officer

Platform Ventures Diversified Housing REIT, LLC

4220 Shawnee Mission Parkway

Suite 200B

Fairway, KS 66205
816-285-3872

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Platform Ventures Diversified Housing REIT, LLC

Sponsored by

Platform Ventures, LLC

Maximum Offering of $50,000,000—Minimum Offering of $5,000,000

OFFERING CIRCULAR

[*]

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1**	Dealer Manager Agreement
2.1**	Certificate of Formation
2.2**	Form of Amended and Restated Limited Liability Company Agreement
4.1	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference)
6.1*	Form of Amended and Restated Limited Partnership Agreement of PVDH Operating Partnership, LP
6.2**	Form of Investment Management Agreement between Platform Ventures Diversified Housing REIT, LLC and PVDH Manager, LLC
6.3***	Form of Support Agreement between Platform Ventures, LLC and PVDH Manager, LLC
6.4***	Form of License Agreement between Platform Ventures Diversified Housing REIT, LLC and Platform Ventures, LLC
10.1**	Power of Attorney (included on signature page)
11.1**	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2**	Consent of RSM US LLP
12.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
13.1**	“Testing the waters” materials

15.1**	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2**	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3**	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	To be filed by amendment

**	Filed herewith
***	Previously submitted with the draft amended offering statement (see Item 15.2)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairway, Kansas, on June 22, 2018.

Platform Ventures Diversified Housing REIT, LLC

By: PVDH MANAGER, LLC, its Manager

By:	/s/ Ryan Anderson

Name:	Ryan Anderson

Title:	Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ryan Anderson and Kyle Siner, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Anderson	Executive Officer of PVDH Manager, LLC
Ryan Anderson	(Principal Executive Officer)	June 22, 2018

/s/ Kyle Siner	Chief Financial Officer of PVDH Manager, LLC	June 22, 2018
Kyle Siner	(Principal Financial Officer and Principal Accounting Officer)

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